COMMERCIAL MORTGAGE ACCEPTANCE CORP.,
                                    DEPOSITOR


                          MIDLAND LOAN SERVICES, INC.,
                                 MASTER SERVICER


                          MIDLAND LOAN SERVICES, INC.,
                                SPECIAL SERVICER

                             LASALLE NATIONAL BANK,
                                     TRUSTEE

                                       and

                               ABN AMRO BANK N.V.,
                                  FISCAL AGENT





                         POOLING AND SERVICING AGREEMENT

                            Dated as of July 1, 1998




                  Commercial Mortgage Pass-Through Certificates

                                 Series 1998-C1

                                TABLE OF CONTENTS

                                                               PAGE

                                    ARTICLE I


                                   DEFINITIONS


SECTION 1.1    Defined Terms ................................................5

SECTION 1.2.   Certain Calculations ........................................48

SECTION 1.3.   Certain Constructions .......................................48


                                   ARTICLE II


         CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.1.   Conveyance and Assignment of Mortgage Loans .................49

SECTION 2.2.   Acceptance by the Custodian and the Trustee .................53

SECTION 2.3.   Seller's Repurchase of Mortgage Loans for Document
               Defaults and Breaches of Representations and Warranties. ....54

SECTION 2.4.   Representations and Warranties of the Depositor .............56

SECTION 2.5.   Representations, Warranties and Covenants of the Master
               Servicer and the Special Servicer ...........................58

SECTION 2.6.   Execution and Delivery of Certificates; Issuance of REMIC
               I Regular Interests and REMIC II Regular Interests ..........61

SECTION 2.7.   Documents Not Delivered to Custodian. .......................62


                                   ARTICLE III


                          ADMINISTRATION AND SERVICING

SECTION 3.1.   Master Servicer to Act as Master Servicer; Special
               Servicer to Act as Special Servicer; Administration of the
               Mortgage Loans ..............................................62

SECTION 3.2    Sub-Servicing ...............................................64

SECTION 3.3.   Collection of Certain Mortgage Loan Payments ................65

SECTION 3.4.   Collection of Taxes, Assessments and Similar Items ..........66

SECTION 3.5.   Collection Account; Distribution Account ....................67

SECTION 3.6.   Permitted Withdrawals from the Collection Account ...........69

SECTION 3.7. Investment of Funds in the Collection Account, the Grantor Trust Collection Account, the Distribution Account and the
               Reserve Accounts............................................ 71

SECTION 3.8.   Maintenance of Insurance Policies and Errors and Omissions
               and Fidelity Coverage .......................................73

SECTION 3.9.   Enforcement of Due-On-Sale Clauses; Assumption Agreements ...76

SECTION 3.10.  Realization Upon Mortgage Loans .............................78

SECTION 3.11.  Trustee to Cooperate; Release of Mortgage Files .............81

SECTION 3.12.  Servicing Compensation ......................................82

SECTION 3.13.  Reports to the Trustee; Collection Account Statements .......84

SECTION 3.14.  Annual Statement as to Compliance ...........................84

SECTION 3.15.  Annual Independent Public Accountants' Servicing Report .....85

SECTION 3.16.  Access to Certain Documentation .............................85

SECTION 3.17.  Title and Management of REO Properties ......................86

SECTION 3.18.  Sale of Specially Serviced Mortgage Loans and REO
               Properties ..................................................90

SECTION 3.19.  Inspections .................................................93

SECTION 3.20.  Available Information and Notices ...........................93

SECTION 3.21.  Reserve Accounts ............................................95

SECTION 3.22.  Servicing Advances ..........................................95

SECTION 3.23.  Appraisal Reductions ........................................96

SECTION 3.24.  Transfer of Servicing Between Master Servicer and Special
               Servicer; Record Keeping ....................................96

SECTION 3.25.  Adjustment of Servicing Compensation in Respect of
               Prepayment Interest Shortfalls ..............................98

SECTION 3.26.  Operating Advisor; Elections ................................99

SECTION 3.27.  Appointment of Special Servicer; Duties of Operating
               Adviser ....................................................100

SECTION 3.28.  Modifications, Waivers, Amendments, Extensions and
               Consents ...................................................102


                                   ARTICLE IV


                       DISTRIBUTIONS TO CERTIFICATEHOLDERS

SECTION 4.1.   Distributions of REMIC I ...................................104

SECTION 4.2    Distributions of REMIC II ..................................105

SECTION 4.3.   Distributions of REMIC III ................................ 106

SECTION 4.2.   Statements to Rating Agencies and Certificateholders;
               Available Information ......................................112

SECTION 4.5.   Remittances; P&I Advances ..................................115

SECTION 4.6.   Allocation of Realized Losses and Expense Losses ...........117

SECTION 4.7.   Distributions on the Grantor Trust. ........................118

SECTION 4.8.   Distributions in General ...................................118

SECTION 4.9.   Compliance with Withholding Requirements ...................119


                                    ARTICLE V


                                THE CERTIFICATES

SECTION 5.1    The Certificates ...........................................120

SECTION 5.2.   Registration, Transfer and Exchange of Certificates ........122

SECTION 5.3.   Book-Entry Certificates ....................................126

SECTION 5.4.   Mutilated, Destroyed, Lost or Stolen Certificates ..........127

SECTION 5.5.   Appointment of Paying Agent ................................128

SECTION 5.6.   Access to Certificateholders' Names and Addresses ..........128

SECTION 5.7.   Actions of Certificateholders ..............................129


                                   ARTICLE VI


           THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER

SECTION 6.1.   Liability of the Depositor, the Master Servicer and the
               Special Servicer........................................... 129

SECTION 6.2.   Merger or Consolidation of the Master Servicer and Special
               Servicer ...................................................130

SECTION 6.3.   Limitation on Liability of the Depositor, the Master
               Servicer and Others........................................ 130

SECTION 6.4.   Limitation on Resignation of the Master Servicer and of
               the Special Servicer .......................................131

SECTION 6.5.   Rights of the Depositor and the Trustee in Respect of the
               Master Servicer and the Special Servicer ...................132


                                   ARTICLE VII


                                     DEFAULT

SECTION 7.1.   Events of Default ..........................................132

SECTION 7.2.   Trustee to Act; Appointment of Successor ...................135

SECTION 7.3.   Notification to Certificateholders .........................136

SECTION 7.4.   Other Remedies of Trustee ..................................136

SECTION 7.5.   Waiver of Past Events of Default; Termination ..............137


                                  ARTICLE VIII


                             CONCERNING THE TRUSTEE

SECTION 8.1.   Duties of Trustee ..........................................137

SECTION 8.2.   Certain Matters Affecting the Trustee ......................139

SECTION 8.3.   Trustee Not Liable for Certificates or Mortgage Loans ......140

SECTION 8.4.   Trustee May Own Certificates ...............................142

SECTION 8.5.   Payment of Trustee Fees and Expenses; Indemnification ......142

SECTION 8.6.   Eligibility Requirements for Trustee .......................143

SECTION 8.7.   Resignation and Removal of the Trustee .....................144

SECTION 8.8.   Successor Trustee ..........................................145

SECTION 8.9.   Merger or Consolidation of Trustee .........................146

SECTION 8.10.  Appointment of Co-Trustee or Separate Trustee ..............146

SECTION 8.11.  Authenticating Agent .......................................148

SECTION 8.12.  Appointment of Custodians ..................................148

SECTION 8.13.  Fiscal Agent Appointed; Concerning the Fiscal Agent ........149


                                   ARTICLE IX


                                   TERMINATION

SECTION 9.1.   Termination of Trust .......................................150

SECTION 9.2.   Procedure Upon Termination of Trust ........................151

SECTION 9.3.   Additional Trust Termination Requirements ..................152


                                    ARTICLE X


                       REMIC ADMINISTRATION; GRANTOR TRUST

SECTION 10.1.  REMIC Election .............................................153

SECTION 10.2   REMIC Compliance ...........................................154

SECTION 10.3.  Imposition of Tax on the Trust Fund ........................156

SECTION 10.4.  Prohibited Transactions and Activities. ....................157


                                   ARTICLE XI


                            MISCELLANEOUS PROVISIONS

SECTION 11.1.  Counterparts ...............................................158

SECTION 11.2.  Limitation on Rights of Certificateholders .................158

SECTION 11.3.  Governing Law ..............................................159

SECTION 11.4.  Notices ....................................................159

SECTION 11.5.  Severability of Provisions .................................161

SECTION 11.6.  Notice to the Depositor, the Operating Adviser and Each
               Rating Agency.............................................. 161

SECTION 11.7.  Amendment ..................................................162

SECTION 11.8.  Confirmation of Intent .....................................165

                                    EXHIBITS

Exhibit A-1    Form of Class A-1 Certificate
Exhibit A-2    Form of Class A-2 Certificate
Exhibit A-3    Form of Class X Certificate
Exhibit A-4    Form of Class B Certificate
Exhibit A-5    Form of Class C Certificate
Exhibit A-6    Form of Class D Certificate
Exhibit A-7    Form of Class E Certificate
Exhibit A-8    Form of Class F Certificate
Exhibit A-9    Form of Class G Certificate
Exhibit A-10   Form of Class H Certificate
Exhibit A-11   Form of Class J Certificate
Exhibit A-12   Form of Class K Certificate
Exhibit A-13   Form of Class L Certificate
Exhibit A-14   Form of Class M Certificate
Exhibit A-15   Form of Class N Certificate
Exhibit A-16   Form of Class V Certificate
Exhibit A-17   Form of Class R-I Certificate
Exhibit A-18   Form of Class R-II Certificate
Exhibit A-19   Form of Class R-III Certificate
Exhibit B      Mortgage Loan Schedule
Exhibit C-1    Form of Transferee Affidavit
Exhibit C-2    Form of Transferor Letter
Exhibit D-1    Form of Investment Representation Letter
Exhibit D-2    Form of ERISA Representation Letter
Exhibit E      Form of Request for Release
Exhibit F      Form of Custodial Agreement
Exhibit G      Form of Midland Mortgage Loan Purchase Agreement
Exhibit H      Form of MSMC Mortgage Loan Purchase Agreement
Exhibit I      Form of PNC Mortgage Loan Purchase Agreement
Exhibit J      Form of RFC Mortgage Loan Purchase Agreement
Exhibit K      Privately Placed Securities Legend
Exhibit L      Form of Monthly Distribution Statement

           Pooling and Servicing Agreement, dated as of July 1, 1998 among Commercial Mortgage Acceptance Corp., as Depositor, Midland Loan Services, Inc., as Master Servicer and Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V. as Fiscal Agent.

                             PRELIMINARY STATEMENT:

(Terms used but not defined in this Preliminary Statement shall have the meanings specified in Article I)

           The Depositor intends to sell pass-through certificates to be issued hereunder in multiple classes which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund consisting primarily of the Mortgage Loans. On the Closing Date, the Depositor will acquire (i) the REMIC I Regular Interests and the Class R-I Certificates as consideration for its transfer to the Trust Fund of the Mortgage Loans and the other property constituting the Trust Fund (excluding the Contingent Interest, the Grantor Trust Collection Account and the Grantor Trust Distribution Account) described in the definition of "REMIC I"; (ii) the REMIC II Regular Interests and the Class R-II Certificates as consideration for its transfer of the REMIC I Regular Interests to the Trust Fund; (iii) the REMIC III Certificates as consideration for its transfer of the REMIC II Regular Interests to the Trust Fund; and (iv) the interest of the Class A-1, Class X and Class V Certificates in the Grantor Trust as consideration for its transfer of the Contingent Interest to the Trust Fund. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the foregoing and (i) the issuance of (a) the REMIC I Regular Interests and the Class R-I Certificates representing in the aggregate the entire beneficial ownership of REMIC I, (b) the REMIC II Regular Interests and the Class R-II Certificates representing in the aggregate the entire beneficial ownership of REMIC II and (c) the REMIC III Certificates representing in the aggregate the entire beneficial ownership of REMIC III and (ii) the creation of the Grantor Trust and the issuance of the Class V Certificates.

                                     REMIC I

           As provided herein,  the Trustee will make the election  described in
Section 10.1 hereof for the segregated pool of assets consisting of the Mortgage Loans and certain related assets (excluding the Contingent Interest, the Grantor Trust Collection Account and the Grantor Trust Distribution Account) to be treated for federal income tax purposes as a real estate mortgage investment conduit (a "REMIC" and, such particular segregated pool of assets, "REMIC I"). The REMIC I Regular Interests will be designated as the "regular interests" in REMIC I and the Class R-I Certificates will be designated as the sole class of "residual interests" in REMIC I.

A separate uncertificated REMIC I Regular Interest will be issued with respect to each Mortgage Loan. Each REMIC I Regular Interest will represent the right to receive principal corresponding to the initial Stated Principal Balance of a related Mortgage Loan and interest thereon at a remittance rate (the "REMIC I Remittance Rate") equal to the Net Mortgage Rate of the related Mortgage Loan in effect as of the Closing Date. For purposes of Treasury Regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each REMIC I Regular Interest shall be the Rated Final Distribution Date. The Class R-I Certificates will represent the sole class of residual interests in REMIC I for purposes of the REMIC Provisions and will have no principal balances and no remittance rate, but will be entitled to receive on each Distribution Date any portion of the Available Funds for such Distribution Date not otherwise deemed distributed on the REMIC I Regular Interests.

                                    REMIC II

           As provided herein,  the Trustee will make the election  described in
Section 10.1 hereof for the segregated pool of assets consisting of the REMIC I Regular Interests to be treated for federal income tax purposes as a separate REMIC (such particular pool of assets, "REMIC II"). The REMIC II Regular Interests will be designated as representing the "regular interests" in REMIC II and the Class R-II Certificates will be designated as representing the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

           Fifteen separate uncertificated classes of REMIC II Regular Interests will be issued and are designated as the "regular interests" in REMIC II. The following table irrevocably sets forth the designation and initial Uncertificated Principal Balance for each REMIC II Regular Interest. The initial Uncertificated Principal Balances, the Uncertificated Principal Balances as of any date subsequent to the first Distribution Date, and the REMIC II Remittance Rates, for each Class of REMIC II Regular Interests shall be derived from the Certificate Balances and Pass-Through Rates on the Classes of REMIC III Regular Certificates in the manner set forth in the following table. For purposes of Treasury Regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" of each REMIC II Regular Interest shall be the Rated Final Distribution Date. The Class R-II Certificates will have no principal balances and no remittance rate, but will be entitled to receive on each Distribution Date any portion of the REMIC II Distribution Amount for such Distribution Date not otherwise deemed distributed on the REMIC II Regular Interests.

--------------------------------------------------------------------------------
                           Initial
                       Uncertificated       Uncertificated          REMIC II
    Designation       Principal Balance   Principal Balance(1)   Remittance Rate
--------------------------------------------------------------------------------
Class A-1-II Interest  $  277,000,000.00      0.0001% x A-1        6.23000% (3)
--------------------------------------------------------------------------------
Class A-2-II Interest  $  581,412,000.00      0.0001% x A-2        6.49000% (3)
--------------------------------------------------------------------------------
Class B-II Interest    $   59,611,000.00      0.0001% x B          6.60000% (3)
--------------------------------------------------------------------------------
Class C-II Interest    $   59,612,000.00      0.0001% x C          6.76000% (3)
--------------------------------------------------------------------------------
Class D-II Interest    $   62,593,000.00      0.0001% x D          7.15000%
--------------------------------------------------------------------------------
Class E-II Interest    $   20,862,000.00      0.0001% x E              (4)
--------------------------------------------------------------------------------
Class F-II Interest    $   53,650,000.00      0.0001% x F          6.23000% (3)
--------------------------------------------------------------------------------
Class G-II Interest    $   11,923,000.00      0.0001% x G          6.21000% (3)
--------------------------------------------------------------------------------
Class H-II Interest    $    8,942,000.00      0.0001% x H          6.21000% (3)
--------------------------------------------------------------------------------
Class J-II Interest    $   14,905,000.00      0.0001% x J          6.21000% (3)
--------------------------------------------------------------------------------
Class K-II Interest    $    8,939,000.00      0.0001% x K          6.21000% (3)
--------------------------------------------------------------------------------
Class L-II Interest    $   11,924,000.00      0.0001% x L          6.21000% (3)
--------------------------------------------------------------------------------
Class M-II Interest    $    8,940,000.00      0.0001% x M          6.21000% (3)
--------------------------------------------------------------------------------
Class N-II Interest    $   11,925,941.31      0.0001% x N          6.21000% (3)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Class WAC-II Interest  $1,192,237,749.03     99.9999% x SPB (2)        (5)
--------------------------------------------------------------------------------


(1) The designations A-1, A-2, B, C, D, E, F, G, H, J, K, L, M and N in this column refer to 100% of the Certificate Balance of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates, respectively, as of any applicable date.
(2) The Class WAC-II Interest has an Uncertificated Principal Balance equal to 99.9999% of the aggregate Stated Principal Balance of the Mortgage Loans immediately following the preceding Distribution Date or the Cut-off Date in the case of the first Distribution Date.
(3) Interest will accrue on the Class A-1-II, Class A-2-II, Class B-II, Class C-II, Class F-II, Class G-II, Class H-II, Class J-II, Class K-II, Class L-II, Class M-II and Class N-II Interests at the lesser of the specified fixed rate or the Weighted Average REMIC I Remittance Rate.
(4) Interest will accrue on the Class E-II Interests during each Interest Accrual Period at the Weighted Average REMIC I Remittance Rate less 0.08% per annum.
(5) Interest will accrue on the Class WAC-II Interest during each Interest Accrual Period at the Weighted Average REMIC I Remittance Rate.

                                    REMIC III

           As provided herein,  the Trustee will make the election  described in
Section 10.1 for the segregated pool of assets hereof consisting of the REMIC II Regular Interests to be treated for federal income tax purposes as a separate REMIC (such particular pool of assets, "REMIC III"). The REMIC III Regular Certificates will be designated as representing the "regular interests" in REMIC III and the Class R-III Certificates will be designated as representing the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions.

           Fifteen separate Classes of REMIC III Regular Certificates will be issued. The following table irrevocably sets forth the designation, the pass-through rate (the "Pass-Through Rate") and the initial aggregate principal balance for each Class of REMIC III Regular Certificates. For purposes of Treasury Regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" of each Class of REMIC III Regular Certificates shall be the Rated Final Distribution Date. The Class R-III Certificates will have no principal balances and no pass-through rate, but will be entitled to receive on each Distribution Date any portion of the REMIC III Distribution Amount for such Distribution Date not otherwise deemed distributed on the REMIC III Regular Certificates.

                         REMIC III Regular Certificates


--------------------------------------------------------------------------------
                                    Initial                 Initial Class
       Designation             Pass-Through Rate          Principal Balance

--------------------------------------------------------------------------------

        Class A-1          6.23000% per annum<F1>        $    277,000,000.00
--------------------------------------------------------------------------------
        Class A-2          6.49000% per annum<F1>        $    581,412,000.00
--------------------------------------------------------------------------------
         Class X           1.10227% per annum<F2>        $  1,192,237,749.03<F3>
--------------------------------------------------------------------------------
         Class B           6.60000% per annum<F1>        $     59,611,000.00
--------------------------------------------------------------------------------
         Class C           6.76000% per annum<F1>        $     59,612,000.00
--------------------------------------------------------------------------------
         Class D           7.15000% per annum            $     62,593,000.00
--------------------------------------------------------------------------------
         Class E           7.49317% per annum<F2>        $     20,862,000.00
--------------------------------------------------------------------------------
         Class F           6.23000% per annum<F1>        $     53,650,000.00
--------------------------------------------------------------------------------
         Class G           6.21000% per annum<F1>        $     11,923,000.00
--------------------------------------------------------------------------------
         Class H           6.21000% per annum<F1>        $      8,942,000.00
--------------------------------------------------------------------------------
         Class J           6.21000% per annum<F1>        $     14,905,000.00
--------------------------------------------------------------------------------
         Class K           6.21000% per annum<F1>        $      8,939,000.00
--------------------------------------------------------------------------------
         Class L           6.21000% per annum<F1>        $     11,924,000.00
--------------------------------------------------------------------------------
         Class M           6.21000% per annum<F1>        $      8,940,000.00
--------------------------------------------------------------------------------
         Class N           6.21000% per annum<F1>        $     11,925,941.31
--------------------------------------------------------------------------------

           The Certificate Balance of any Class of Certificates outstanding at any time represents the maximum amount which holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund.

           As of the Cut-off Date, the Mortgage Loans have an aggregate Stated Principal Balance equal to approximately $1,192,238,941.

______________________

<F1> Interest will accrue on the Class A, Class B, Class C, Class F, Class G,
Class H, Class J, Class K, Class L, Class M and Class N Certificates at the lesser of the specified fixed rate or the Weighted Average REMIC I Remittance Rate.

<F2> The  Pass-Through Rate for the Class X Certificates and   the  Class  E
Certificates are variable and, subsequent to the initial Distribution Date, will be determined as described herein under the definition of "Pass-Through Rate."

<F3> The  initial  Notional Amount of the Class X Certificates is equal to the
Uncertificated Principal Balance of the Class WAC-II Interest, which corresponds to 99.9999% of the aggregate Stated Principal Balance of the Mortgage Loans, as of the Cut-off Date.

                                  GRANTOR TRUST

           The parties intend that the Contingent Interest, the Grantor Trust Collection Account and the Grantor Trust Distribution Account will be treated as a grantor trust under Subpart E of Part 1 of Subchapter J of the Code (the "Grantor Trust"), and that the Class A-1, Class X and Class V Certificates represent undivided beneficial interests in specified portions of the Contingent Interest, the Grantor Trust Collection Account and the Grantor Trust Distribution Account. The assets of the Grantor Trust are excluded from the REMICs.

           In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent agree as follows:


                                   ARTICLE I

                                   DEFINITIONS

           SECTION 1.1.  Defined Terms.

           Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

           "Accrued Certificate Interest": With respect to any Class of REMIC III Regular Certificates for any Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such Class of Certificates as of the close of the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Cut-off Date). The Accrued Certificate Interest in respect of each Class of REMIC III Regular Certificates for each Distribution Date shall accrue on the basis of a 360-day year consisting of twelve 30-day months.

           "Additional Trust Fund Expense": Any of the following items: (a) Special Servicing Fees, Disposition Fees and Workout Fees; (b) Advance Interest Amounts not paid out of Default Interest or late payment charges; (c) amounts paid by the Trust to indemnify the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent or any other Person pursuant to the terms of this Agreement; (d) the items described in Section 3.10(e); (e) to the extent not covered by indemnification by one of the parties hereto or paid by a source other than the Trust Fund, any federal, state or local taxes imposed on the Trust Fund or any of its assets or transactions; (f) the cost of all Opinions of Counsel required or permitted hereunder to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund and not otherwise required hereunder to be paid by a source other than the Trust Fund; and (g) to the extent not included in the calculation of a Realized Loss and not covered by indemnification by one of the parties hereto or otherwise, any other unanticipated cost, liability, or expense of the Trust which the Trust has not recovered, and in the judgment of the Master Servicer (or, in the case of a Specially Serviced Mortgage Loan, the Special Servicer) will not recover, from the related Mortgagor or Mortgaged Property or otherwise.

           "Advance":  Any P&I Advance or Servicing Advance.

           "Advance Interest Amount": The sum for all Mortgage Loans as to which any Advance remains unreimbursed of interest at the related Advance Rate on the amount of any P&I Advances and Servicing Advances for which the Master Servicer, the Trustee or the Fiscal Agent, as applicable, has not been paid or reimbursed for the number of days from the date on which such Advance was made or, if interest has been previously paid on such Advance, from the date on which interest was last paid, through the date of payment or reimbursement of the related Advance (which in no event shall be later than the Determination Date following the date on which funds are available to reimburse such Advance with interest thereon at the Advance Rate); provided, however, that neither the Master Servicer nor any other party shall be entitled to interest accrued on the amount of any P&I Advance with respect to Loan Numbers 136, 195, 208 and 240, for the period commencing on the date of such P&I Advance and ending on the day on which the grace period applicable to the related Borrower's obligation to make the related Monthly Payment expires pursuant to the related Mortgage Loan Documents.

           "Advance Rate": A per annum rate equal to the Prime Rate (as published in The Wall Street Journal, or, if The Wall Street Journal is no longer published, such other publication determined by the Trustee (with the concurrence of the Master Servicer) in its reasonable discretion from time to time).

           "Adverse REMIC Event":  As defined in Section 10.2(d).

           "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing. The Trustee may obtain and rely on an Officer's Certificate of the Master Servicer, the Special
Servicer or the Depositor to determine whether any Person is an Affiliate of such party.

           "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

           "Applicable  Monthly  Payment":  As  defined  in Section 4.5(a).

           "Applicant":  As defined in Section 5.6(a).

           "Appraisal Reduction Event": With respect to the first Distribution Date following the earliest of (i) the third anniversary of the date on which an extension of the maturity date of a Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, which extension does not change the amount of Monthly Payments on the Mortgage Loan, (ii) 90 days after an uncured delinquency occurs in respect of a Mortgage Loan, (iii) 45 days after the date on which a reduction in the amount of Monthly Payments on a Mortgage Loan, or a change in any other material economic term of the Mortgage

Loan, becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, (iv) 30 days after a receiver has been appointed or after the commencement of an involuntary bankruptcy proceeding, (v) immediately after a borrower declares bankruptcy, and (vi) immediately after a Mortgage Loan becomes an REO Mortgage Loan. The Special Servicer shall notify the Master Servicer and the Master Servicer shall notify the Special Servicer, as applicable, promptly upon receiving notice of the occurrence of any of the foregoing events.

           "Appraisal Reduction": For any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to the excess of (a) the outstanding Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period over (b) the excess of (i) 90% of the sum of the appraised values of the related Mortgaged Properties as determined by independent MAI appraisals (the costs of which shall be paid by the Master Servicer as an Advance) over (ii) the sum of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Rate,
(B) all unreimbursed Advances and interest thereon at the Advance Rate in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes and assessments and insurance premiums and all other amounts, including, if applicable, ground rents, due and unpaid under the Mortgage Loan (which taxes, premiums and other amounts have not been escrowed or the subject of an Advance).

           "Asset Status Report":  As defined in Section 3.24(e).

           "Assignment of Leases, Rents and Profits": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar agreement executed by the Borrower, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered by the Borrower, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

           "Assignment of Mortgage": An assignment of mortgage without recourse, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect of record the sale of the related Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages encumbering Mortgaged Properties located in the same jurisdiction, if permitted by law and acceptable for recording; provided, however, that none of the Trustee, the Fiscal Agent, the Custodian, the Special Servicer or the Master Servicer shall be responsible for determining whether any assignment is legally sufficient or in recordable form.

           "Assumed Monthly Payment": (a) with respect to any Balloon Mortgage Loan (other than a Balloon Mortgage Loan that has become a REO Mortgage Loan) for its Stated Maturity Date (provided that such Mortgage Loan has not been paid in full, and no other Liquidation Event has occurred in respect thereof, on or before the end of the Collection Period in which such Stated Maturity Date occurs) and for any subsequent Due Date therefor as of which such Mortgage Loan remains outstanding and part of the Trust Fund, if no Monthly Payment (other than the related delinquent Balloon Payment) is otherwise due for such Due

Date, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof for such Due Date equal to the Monthly Payment (other than any related delinquent Balloon Payment) that would have been due in respect of such Mortgage Loan on such Due Date if it had been required to continue to accrue interest in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any), in effect immediately prior to, and without regard to the occurrence of, its most recent scheduled Maturity Date; and (b) with respect to any REO Mortgage Loan, for any Due Date therefor as of which the related REO Property remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Monthly Payment (or, in the case of a Balloon Mortgage Loan described in clause (a) of this definition, the Assumed Monthly Payment) that was due in respect of the subject Mortgage Loan for the last Due Date prior to its becoming an REO Mortgage Loan.

           "Authenticating   Agent":   Any   authenticating   agent appointed by
the Trustee pursuant to Section 8.11.

           "Available Funds": (x) With respect to REMIC I and each Distribution Date, (a) all amounts on deposit in the Collection Account as of the close of business on the related Determination Date (including Deferred Interest), exclusive of any portion thereof that represents one or more of the following:

           (i) Monthly Payments collected, but due on a Due Date occurring in a Collection Period subsequent to the related Collection Period;

           (ii) Prepayment Premiums;

           (iii)amounts that are payable or reimbursable to any Person other than a Certificateholder (including amounts payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent as compensation or in reimbursement of outstanding Advances and amounts payable in respect of Additional Trust Fund Expenses);

           (iv)  Contingent Interest; and

           (v)   amounts  deposited  in the  Collection  Account in error,

plus (b) to the extent not already included in clause (a), any P&I Advances and Compensating Interest Payments made with respect to such Distribution Date;

      (y) with respect to REMIC II and any Distribution Date, all amounts distributed on the REMIC I Regular Interests; and

      (z) with respect to REMIC III and any Distribution Date, all amounts distributed on the REMIC II Regular Interests.

           "Balloon Loan": A Mortgage Loan which provides for monthly payments of principal based on an amortization schedule longer than its remaining term, thereby leaving substantial principal amounts due and payable on its Maturity Date.

           "Balloon Payment": With respect to each Balloon Loan, the scheduled payment of principal and interest due on the Maturity Date of such Balloon Loan which, pursuant to the related Note, is equal to the entire remaining principal balance of such Balloon Loan, plus accrued interest thereon.

           "Borrower": With respect to each Mortgage Loan, any obligor on any related Note.

           "Book-Entry Certificate": Any Certificate registered in the name of the Securities Depository or its nominee.

           "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in the States of New York, Illinois or Missouri are authorized or obligated by law, executive order or governmental decree to be closed.

           "Cash Deposit": An amount equal to all cash payments of principal and interest received by the applicable Seller in respect of the Mortgage Loans two or more Business Days prior to the Closing Date which are due after the Cut-off Date, which amount is to be deposited in the Collection Account by the Depositor pursuant to Section 2.1.

            "CEDEL":   Citibank,  N.A.,  as  depositary  for  CEDEL  Bank, S.A.,
or its successor in such capacity.

           "Certificate": Any Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class V, Class R-I, Class R-II or Class R-III Certificate issued, authenticated and delivered hereunder.

           "Certificate Balance": With respect to any Class of REMIC III Regular Certificates (other than the Class X Certificates) (a) on or prior to the first Distribution Date, an amount equal to the aggregate initial Certificate Balance of such Class, as specified in the Preliminary Statement hereto, and (b) as of any date of determination after the first Distribution Date, the Certificate Balance of such Class of Certificates on the Distribution Date immediately prior to such date of determination, after application of the distributions and Realized Losses and Expense Losses made thereon on such prior Distribution Date. The Class X Certificates have no Certificate Balance.

           "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Securities Depository or on the books of a Securities Depository Participant or on the books of an indirect participating brokerage firm for which a Securities Depository Participant acts as agent.

           "Certificate  Register"  and  "Certificate   Registrar": The register
maintained  and the registrar  appointed  pursuant to Section 5.2(a).

           "Certificateholder": With respect to any Certificate, the Person whose name is registered in the Certificate Register; provided, however, that, except to the extent provided in the next proviso, solely for the purpose of giving any consent or taking any action pursuant to this Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, a Manager of a Mortgaged Property, a Borrower or any Person known to a Responsible Officer of the Certificate Registrar to be an Affiliate of the Depositor, the Trustee, the Master Servicer or the Special Servicer shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, however, that (i) for purposes of obtaining the consent of Certificateholders to an amendment of this Agreement, any Certificates beneficially owned by the Master Servicer or the Special Servicer or an Affiliate thereof shall be deemed to be outstanding, provided, that, such amendment does not relate to compensation of the Master Servicer or the Special Servicer or benefit the Master Servicer or the Special Servicer (in its capacity as such) or any Affiliate thereof (other than solely in its capacity as Certificateholder) in any material respect, in which case such Certificate shall be deemed not to be outstanding; and (ii) for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Mortgage Loan, any Certificates beneficially owned by the Master Servicer, the Special Servicer or an Affiliate thereof shall be deemed to be outstanding. For purposes of obtaining the consent of Certificateholders to any action with respect to a particular Mortgage Loan proposed to be taken by the Master Servicer or Special Servicer, any Certificates beneficially owned by the Affiliates of the related Borrower, the related Manager, or Affiliates of the related Manager shall not be deemed to be outstanding.

      Notwithstanding the foregoing, solely for purposes of providing or distributing any reports, statements or other information required or permitted to be provided to a Certificateholder hereunder, a Certificateholder shall include any Certificate Owner, or any Person identified by a Certificate Owner as a prospective transferee of a Certificate beneficially owned by such Certificate Owner but only if the Trustee or another party hereto furnishing such report, statement or information has been provided with the name and address of the Certificate Owner of the related Certificate or the Person identified as a prospective transferee thereof by the Depositor or a Certificateholder. For purposes of the foregoing, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or other such Person may rely, without limitation, on a participant listing from the Securities Depository or statements furnished by a Person that on their face appear to be statements from a participant in the Securities Depository to such Person indicating that such Person beneficially owns Certificates.

      All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Securities Depository and the Securities Depository Participants, except as otherwise specified herein.

           "Class": With respect to Certificates or REMIC II Regular Interests, all of the Certificates or REMIC II Regular Interests bearing the same alphabetical and numerical class designation.

           "Class A Certificates": The Class A-1 Certificates and Class A-2 Certificates, collectively.

           "Class A-1 Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-1 hereto.

           "Class A-1 Pass-Through Rate": A per annum rate equal to 6.23000%, not to exceed the Weighted Average REMIC I Remittance Rate with respect to any Distribution Date.

           "Class A-2 Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-2 hereto.

           "Class A-2 Pass-Through Rate": A per annum rate equal to 6.49000%, not to exceed the Weighted Average REMIC I Remittance Rate with respect to any Distribution Date.

           "Class B Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-4 hereto.

           "Class B Pass-Through Rate": A per annum rate equal to 6.60000%, not to exceed the Weighted Average REMIC I Remittance Rate with respect to any Distribution Date.

           "Class C Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-5 hereto.

           "Class C Pass-Through Rate": A per annum rate equal to 6.76000%, not to exceed the Weighted Average REMIC I Remittance Rate with respect to any Distribution Date.

           "Class D Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-6 hereto.

           "Class D Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to 7.15000%.

          "Class E Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-7 hereto.

           "Class E Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Weighted Average REMIC I Remittance Rate minus 0.08%.

           "Class F Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-8 hereto.

           "Class F Pass-Through Rate": A per annum rate equal to 6.23000%, not to exceed the Weighted Average REMIC I Remittance Rate with respect to any Distribution Date.

           "Class G Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-9 hereto.

           "Class G Pass-Through Rate": A per annum rate equal to 6.21000%, not to exceed the Weighted Average REMIC I Remittance Rate with respect to any Distribution Date.

           "Class H Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-10 hereto.

           "Class H Pass-Through Rate": A per annum rate equal to 6.21000%, not to exceed the Weighted Average REMIC I Remittance Rate with respect to any Distribution Date.

           "Class Interest Shortfall": With respect to any Class of Principal Balance Certificates and any Distribution Date (except the initial Distribution Date, with respect to which the Class Interest Shortfall for each such Class will equal zero), the sum of (a) the excess, if any, of (i) all Distributable Certificate Interest in respect of such Class of Certificates for the immediately preceding Distribution Date, over (ii) all distributions of
Distributable Certificate Interest made with respect to such Class of Certificates on the immediately preceding Distribution Date pursuant to Section
4.3 and (b), to the extent permitted by applicable law, interest for the related Interest Accrual Period accrued at the applicable Pass-Through Rate on the amount of any such excess described in the immediately preceding clause (a). With respect to any Class of Principal Balance Certificates, the interest referred to in clause (b) of the preceding sentence shall accrue on the basis of a 360-day year consisting of twelve 30-day months.

           "Class J Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-11 hereto.

           "Class J Pass-Through Rate": A per annum rate equal to 6.21000%, not to exceed the Weighted Average REMIC I Remittance Rate with respect to any Distribution Date.

           "Class K Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-12 hereto.

           "Class K Pass-Through Rate": A per annum rate equal to 6.21000%, not to exceed the Weighted Average REMIC I Remittance Rate with respect to any Distribution Date.

           "Class L Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-13 hereto.

           "Class L Pass-Through Rate": A per annum rate equal to 6.21000%, not to exceed the Weighted Average REMIC I Remittance Rate with respect to any Distribution Date.

           "Class M Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-14 hereto.

           "Class M Pass-Through Rate": A per annum rate equal to 6.21000%, not to exceed the Weighted Average REMIC I Remittance Rate with respect to any Distribution Date.

           "Class N Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-15 hereto.

           "Class N Pass-Through Rate": A per annum rate equal to 6.21000%, not to exceed the Weighted Average REMIC I Remittance Rate with respect to any Distribution Date.

           "Class Prepayment Percentage": With respect to any Prepayment Premium paid with respect to any Mortgage Loan on any Distribution Date and any of the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates, the percentage obtained by dividing the portion, if any, of the Principal Distribution Amount distributed to the respective Class of Certificates on such Distribution Date by the total Principal Distribution Amount distributed to all such Classes of Certificates on such Distribution Date.

           "Class R-I Certificate": Any Certificate executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-17 hereto. The Class R-I Certificates have no Pass-Through Rate or Certificate Balance.

           "Class R-II Certificate": Any Certificate executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-18 hereto. The Class R-II Certificates have no Pass-Through Rate or Certificate Balance.

           "Class R-III Certificate": Any Certificate executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-19 hereto. The Class R-III Certificates have no Pass-Through Rate or Certificate Balance.

           "Class V Certificates": Any one of the Certificates executed and authenticated by the Trustee or Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-16 hereto and entitled to the distributions payable thereto pursuant to Section 4.7(b). The Class V Certificates have no Pass-Through Rate, Certificate Balance or Notional Amount. The Class V Certificates represent a beneficial ownership interest in the Grantor Trust Assets entitled to the distributions set forth in Section 4.7 hereof.

           "Class X Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-3 hereto.

           "Class X Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the excess of the Weighted Average REMIC I Remittance Rate over the Weighted Average Pass-Through Rate. The Class X Pass-Through Rate represents a "specified portion," within the meaning of Treasury Regulations
Section 1.860G-1(a)(2), of the interest payments on the Class WAC-II Interest.

           "Closing Date":  July 29, 1998.

           "Code": The Internal Revenue Code of 1986, as amended from time to time, any successor statute thereto, and any temporary or final regulations of the United States Department of the Treasury promulgated pursuant thereto.

           "Collection Account": The segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.5(a), which shall be entitled "LaSalle National Bank, as Trustee, in trust for Holders of Commercial Mortgage Acceptance Corp., Commercial Mortgage Pass-Through Certificates, Series 1998-C1, Collection Account," and which shall be an Eligible Account.

           "Collection Period": With respect to any Distribution Date and any Mortgage Loan, the period beginning on the first day following the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in August 1998, on the day after the Cut-off Date) and ending on the Determination Date in the month in which such Distribution Date occurs.

           "Commission": The Securities and Exchange Commission of the United States of America.

           "Compensating Interest Payments": With respect to any Distribution Date, any payments required to be made by the Master Servicer pursuant to
Section 3.25 to cover Prepayment Interest Shortfalls.

           "Contingent Interest": The Eastridge Contingent Interest, the Edgewater Annual Contingent Interest and the Edgewater Final Contingent Interest. Contingent Interest shall not be an asset of REMIC I, REMIC II or REMIC III formed hereunder.

           "Controlling Class": The most subordinate Class of Principal Balance Certificates outstanding at any time of determination (or, if the then aggregate Certificate Balance of such Class of Certificates is less than 25% of the initial aggregate Certificate Balance thereof and there is a more senior Class of Principal Balance Certificates then outstanding, the next most subordinate Class of Principal Balance Certificates). For purposes of determining the Controlling Class, the Class A Certificates will be treated as a single Class of Certificates, the Subordinate Certificates will be subordinate to the Class A Certificates, and each Class of Subordinate Certificates will be subordinate to each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. As of the Closing Date, the Controlling Class will be the Class N Certificates.

           "Corporate Trust Office": With respect to the presentment and surrender of Certificates for the final distribution thereon or the presentment and surrender of Certificates for any other purpose, the principal corporate trust office of the Trustee or the New York Presenting Office (if any). The principal corporate trust office of the Trustee is presently located at 135 South LaSalle Street, Suite 1625, Chicago, IL 60674-4107, Attention:
Asset-Backed Securities Trust Services Group-Commercial Mortgage Acceptance Corp. Series 1998-C1, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer and the Special Servicer.

           "Corrected Mortgage Loan": Any Mortgage Loan which is no longer a Specially Serviced Mortgage Loan pursuant to the first proviso to the definition of the term "Specially Serviced Mortgage Loan" as a result of the curing of any event of default under such Specially Serviced Mortgage Loan through a written modification, restructuring or workout negotiated by the Special Servicer.

           "CPR": An assumed constant rate of prepayment each month (which is quoted on a per annum basis) relative to the then-outstanding principal balance of a pool mortgage loans for the life of such mortgage loans.

           "Cross-Collateralized Loans": Any two or more Mortgage Loans that are cross-collateralized and cross-defaulted with each other.

           "Current Principal Distribution Amount": With respect to the Mortgage Loans for any Distribution Date, an amount equal to the aggregate of:

           (a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans, including without limitation any REO Mortgage Loans, for their respective Due Dates occurring during the related Collection Period; and

           (b) that portion of all payments (including without limitation Principal Prepayments and Balloon Payments), Liquidation Proceeds, Insurance
Proceeds, any payments of Repurchase Price, payments of Substitution Shortfall Amounts, Net REO Proceeds and other collections that were received on or in respect of the Mortgage Loans (including without limitation any REO Mortgage Loans) or received on or in respect of any related REO Properties, during the related Collection Period and were identified and applied by the Master Servicer in accordance with Section 1.2 as payments or other recoveries of principal of such Mortgage Loans, in each case net of any portion of such amounts that represents (i) a payment or other recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Monthly Payment deemed due, in respect of any such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously paid or recovered or (ii) an early payment (other than in the form of a Principal Prepayment) of the principal portion of any Monthly Payment due in respect of any such Mortgage Loan on a Due Date subsequent to the end of the related Collection Period.

           "Custodial Agreement": The Custodial Agreement, if any, in effect from time to time between the Custodian named therein, the Master Servicer and the Trustee, substantially in the form of Exhibit F hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

           "Custodian": Any Custodian appointed pursuant to Section 8.12 and, unless the Trustee is Custodian, named pursuant to any Custodial Agreement. The Custodian may (but need not) be the Trustee or the Master Servicer or any Affiliate of the Trustee or the Master Servicer, but may not be the Depositor.

           "Cut-off Date":  July 1, 1998.

           "Default Interest": With respect to any Mortgage Loan, interest accrued on such Mortgage Loan at the excess of the Default Rate over the Mortgage Rate.

           "Default Rate": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan, including a default in the payment of a Monthly Payment or a Balloon Payment, as such rate is set forth in the Mortgage Loan Schedule.

           "Deferred Interest": With respect to each Mortgage Loan, interest accrued on such Mortgage Loan at the related Excess Rate plus interest thereon to the extent permitted by applicable law at the related Revised Interest Rate.

           "Definitive Certificate":  As defined in Section 5.3(a).

           "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

           "Depositor":  Commercial   Mortgage   Acceptance  Corp.,  a  Missouri
corporation and its successors and assigns.

           "Determination Date": With respect to each Distribution Date, (i) with respect to Monthly Payments, the fourth Business Day prior to such Distribution Date and (ii) with respect to all other payments received by the Master Servicer with respect to the Mortgage Loans, the fifth Business Day prior to such Distribution Date.

           "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof that are not customarily provided to tenants in connection with the rental of space for occupancy only within the meaning of Treasury Regulations Section 1.512(h)-1(c)(5), the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers or any use of such REO Property in a trade or business conducted by the Trust Fund other than through an Independent Contractor; provided, however, that the Special Servicer, on behalf of the Trust Fund, shall not be considered to Directly Operate an REO Property solely because the Special Servicer, on behalf of the Trust Fund, establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

           "Discount Rate": The rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15--Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant Principal Prepayment, of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating the maturity date (or the Hyper-Amortization Date, if applicable) of the Mortgage Loan prepaid. If Release H.15 is no longer published, the Trustee shall select a comparable publication to determine the Treasury Rate.

           "Disposition Fee": With respect to any Specially Serviced Mortgage Loan or REO Property which is sold or transferred or otherwise liquidated
(except in connection with a repurchase under Section 2.3), an amount equal to the product of (I) the excess, if any of (a) the Liquidation Proceeds of such Specially Serviced Mortgage Loan or REO Property over (b) any broker's commission and related brokerage referral fees, and (II) 1%.

           "Disqualified Non-U.S. Person": With respect to a Class R-I, Class R-II or Class R-III Certificate, any Non-U.S. Person or agent thereof other than
(i) a Non-U.S. Person that holds the Class R-I, Class R-II or Class R-III Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective IRS Form 4224 or (ii) a Non-U.S. Person that has delivered to both the transferor and the Certificate Registrar an Opinion of Counsel to the effect that the transfer of the Class R-I, Class R-II or Class R-III Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class R-I, Class R-II or Class R-III Certificate will not be disregarded for federal income tax purposes.

           "Disqualified Organization": Either (a) the United States, a State or any political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental unit), (b) a foreign government, International Organization or agency or instrumentality of either of the foregoing, (c) an organization that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Code Section 511 on unrelated business taxable income) on any excess inclusions (as defined in Code Section 860E(c)(1)) with respect to the Class R-I, Class R-II or Class R-III Certificates (except certain farmers' cooperatives described in Code Section 521), (d) rural electric and telephone cooperatives described in Code Section 1381(a)(2), or (e) any other Person so designated by the Certificate Registrar based upon an Opinion of Counsel to the effect that any Transfer to such Person may cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in Code Section 7701 or successor provisions.

           "Distributable Certificate Interest": With respect to any Class of REMIC III Regular Certificates for each Distribution Date, the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by that portion, if any, of the Net Aggregate Prepayment Interest Shortfall, if any, for such Distribution Date allocated to such Class of Certificates as set forth below, and increased by any Class Interest Shortfall in respect of such Class of Certificates for such Distribution Date. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated on such Distribution Date among the respective Classes of REMIC III Regular Certificates, pro rata, in the ratio that the Accrued Certificate Interest with respect to any such Class of Certificates for such Distribution Date bears to the total Accrued Certificate Interest with respect to all Classes of REMIC III Regular Certificates.

           "Distribution Account": The segregated account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to Section 3.5(b), which shall be entitled "LaSalle National Bank, as Trustee, in trust for Holders of Commercial Mortgage Acceptance Corp. Commercial Mortgage Pass-Through Certificates, Series 1998-C1, Distribution Account" and which shall be an Eligible Account.

           "Distribution Date": The 15th day of any month, or if such 15th day is not a Business Day, the Business Day immediately following such 15th day, commencing in August, 1998.

           "Due Date": With respect to any Collection Period and any Mortgage Loan, the date on which scheduled payments are due on such Mortgage Loan (without regard to grace periods), such date being for all Mortgage Loans the first day of each month.

           "Eastridge Contingent Interest": With respect to Loan Number 2, the additional interest required to be paid by the related Borrower that is contingent upon the occurrence of certain conditions specified in the related Mortgage Loan Documents and which is equal to 1.25% per annum on the outstanding principal of the Note. The Eastridge Contingent Interest shall not be an asset of REMIC I, REMIC II or REMIC III.

           "Edgewater Annual Contingent Interest": With respect to Loan Number 41, the additional interest required to be paid annually by the related Borrower that is contingent upon the occurrence of certain conditions specified in the related Mortgage Loan Documents and which is equal to 35% of a portion of the net cash flow from the related Mortgaged Property, subject to an annual interest (fixed and contingent) cap of 11% per annum, as determined by the Master Servicer. The Edgewater Annual Contingent Interest shall not be an asset of REMIC I, REMIC II or REMIC III.

           "Edgewater Final Contingent Interest": With respect to Loan Number 41, the additional interest required to be paid by the related Borrower upon payment of the Mortgage Loan in full equal to the greater of: (a) 25% of the greater of (i) the net proceeds from any sale of the Mortgaged Property to a third party, (ii) the net proceeds from any refinancing of the Mortgaged Property by a third party, and (iii) the net appraised value of the Mortgaged Property; and (b) an amount sufficient to provide the mortgagee an internal rate of return (taking into account all prior fixed and continent interest paid) equal to 11% per annum; provided that the Edgewater Final Contingent Interest cannot exceed an amount sufficient to provide the mortgagee an internal rate of return (taking into account all prior fixed and contingent interest paid) equal to 13% per annum, as determined by the Master Servicer. The Edgewater Final Contingent Interest shall not be an asset of REMIC I, REMIC II or REMIC III.

           "Eligible Account": Either (i) a segregated account or accounts maintained with a federally or state-chartered depository institution or trust company of which (a) the short term senior unsecured debt obligations are rated at least "P1" by Moody's and the long term senior unsecured debt obligations are rated at least "A2" by Moody's and (b) the short term senior unsecured debt obligations are rated at least "A-1+" by S&P and the long term senior unsecured debt obligations are rated at least "AA" by S&P or (ii) a segregated trust account or accounts maintained with a federally or state-chartered depository institution or trust company acting in its fiduciary capacity, having, in either case, a combined capital and surplus of at least $50,000,000 and (a) subject to supervision or examination by federal or state authority and subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. 9.10(b), or (b) otherwise confirmed in writing by each of the Rating Agencies that the maintenance of such account, which may be an account maintained with the Trustee or the Master Servicer, shall not, in and of itself, result in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of Certificates. Eligible Accounts may bear interest.

           "Eligible Investor": (i) A Qualified Institutional Buyer that is purchasing Privately Placed Certificates for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A promulgated under the 1933 Act or (ii) with respect to Privately Placed Certificates, an Institutional Accredited Investor.

           "Environmental Report": With respect to each Mortgaged Property, the report or reports of the environmental site assessment or assessments performed in connection with the origination of the related Mortgage Loan.

           "ERISA": The Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

           "Escrow Account":  As defined in Section 3.4(b).

           "Escrow Payment": Any payment made by any Borrower to the Master Servicer for the account of such Borrower for application toward the payment of taxes, insurance premiums, assessments and similar items in respect of the related Mortgaged Property.

           "Euroclear": Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System, or its successor in such capacity.

           "Event of Default":  As defined in Section 7.1.

           "Excess Rate": With respect to each Mortgage Loan, the excess of the related Revised Interest Rate over the related Mortgage Rate.

           "Expense Loss": A loss realized upon payment by the Trust Fund of an Additional Trust Fund Expense that was not otherwise subject to a Servicing Advance or was the subject of a determination that such Servicing Advance, if made, would be a Nonrecoverable Advance.

           "FDIC": The Federal Deposit Insurance Corporation, or any successor thereto.

           "FHA":  The Federal Housing Administration.

           "FHLMC": The Federal Home Loan Mortgage Corporation, or any successor thereto.

           "Final Recovery Determination": With respect to any REO Mortgage Loan, Specially Serviced Mortgage Loan or Mortgage Loan subject to repurchase by the Seller pursuant to Section 2.3, the recovery of all Insurance Proceeds, Liquidation Proceeds, the related Repurchase Price and other payments or recoveries (including proceeds of the final sale of any related REO Property) which the Master Servicer, in its reasonable judgment as evidenced by a certificate of a Servicing Officer delivered to the Trustee, the Custodian and the Operating Adviser, expects to be finally recoverable. The Master Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination until the earlier of (i) its termination as Master Servicer hereunder and the transfer of such records to a successor servicer and (ii) five years following the termination of the Trust Fund.

           "Fiscal Agent": ABN AMRO Bank N.V. in its capacity as fiscal agent of the Trustee, or its successor in interest, or any successor fiscal agent appointed as herein provided.

           "FNMA": The Federal National Mortgage Association, or any successor thereto.

           "Grantor Trust":  As defined in Preliminary Statement.

           "Grantor Trust Assets":  As defined in Section 10.5.

           "Grantor Trust Collection Account": The segregated account or accounts created and maintained as a separate trust account or accounts by the Master Servicer pursuant to Section 3.5(c), which shall be entitled "LaSalle
National Bank, as Trustee, in trust for Holders of Commercial Mortgage Acceptance Corp. Commercial Mortgage Pass-Through Certificates, Series 1998-C1, Grantor Trust Collection Account " and which shall be an Eligible Account. The Grantor Trust Collection Account shall not be an asset of REMIC I, REMIC II or REMIC III formed hereunder.

           "Grantor Trust Distribution Account": The segregated account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to Section 3.5(d), which shall be entitled "LaSalle National Bank, as Trustee, in trust for Holders of Commercial Mortgage Acceptance Corp. Commercial Mortgage Pass-Through Certificates, Series 1998-C1, Grantor Trust Distribution Account " and which shall be an Eligible Account. The Grantor Trust Distribution Account shall not be an asset of REMIC I, REMIC II or REMIC III formed hereunder.

           "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., or any other environmental laws now existing, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

           "Holder": With respect to any Certificate, a Certificateholder; with respect to any REMIC I Regular Interest or REMIC II Regular Interest, the Trustee.

           "Hyper-Amortization Date": As to any Mortgage Loan, the date prior to the Stated Maturity Date that the Mortgage Rate and the rate of principal amortization increases.

           "Indemnified Party":  As defined in Section 8.5(c).

           "Independent": When used with respect to any specified Person, any other Person who (i) does not have any direct financial interest, or any material indirect financial interest, in any of the Manager, the Depositor, the Master Servicer, the Special Servicer, any Borrower or any Affiliate thereof, and (ii) is not connected with any such specified Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

           "Independent Contractor": Either (i) any Person that would be an "independent contractor" with respect to the Trust Fund within the meaning of
Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class or 35% or more of the aggregate value of all Classes of Certificates), provided that the Trust Fund does not receive or derive any income from such Person and the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5) (except that the Special Servicer shall not be considered to be an Independent Contractor under the definition in this clause (i) unless an Opinion of Counsel (obtained at the expense of the Special Servicer) addressed to the Special Servicer and the Trustee has been delivered to the Trustee to the effect that the Special Servicer meets the requirements of such definition) or (ii) any other Person (including the Special Servicer) if the Special Servicer, on behalf of itself and the Trustee, has received an Opinion of Counsel (obtained at the expense of the party seeking to be deemed an Independent Contractor) to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) or cause any income realized with respect of such REO Property to fail to qualify as Rents from Real Property (provided that such income would otherwise so qualify).

           "Individual  Certificate":   Any  Certificate  in  definitive,  fully
registered form without interest coupons.

           "Institutional  Accredited   Investor":   An   entity   meeting   the
requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the 1933 Act and which is not otherwise a Qualified Institutional Buyer.

           "Insurance Proceeds": Proceeds of any fire and hazard insurance policy, title policy or other insurance policy relating to a Mortgage Loan and/or the Mortgaged Property securing any Mortgage Loan (including any amounts paid by the Master Servicer or the Special Servicer pursuant to Section 3.8), to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Borrower in accordance with the express requirements of the related Mortgage or Note or other documents included in the related Mortgage File or in accordance with the Servicing Standard.

           "Interest Accrual Period": With respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs. Interest for each Interest Accrual Period shall be calculated based on a 360-day year consisting of twelve 30-day months.

           "Interest Only Certificates":  The Class X Certificates.

           "Interested Person": As of any date of determination, the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Borrower, any
Manager of a Mortgaged Property, any Independent Contractor engaged by the Special Servicer pursuant to Section 3.17, or any Person known to a Responsible Officer of the Trustee to be an Affiliate of any of them.

           "Investment Account":  As defined in Section 3.7(a).

           "Investment   Representation   Letter":  As  defined  in Section  5.2
(c)(i).

           "IRS":  The Internal Revenue Service.

           "Liquidation Expenses": Expenses incurred by the Special Servicer and the Trustee in connection with the liquidation of any Specially Serviced Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions, and conveyance taxes).

           "Liquidation Event": With respect to any Mortgage Loan (other than an REO Mortgage Loan), any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is repurchased or replaced by a Seller pursuant to Section 3(b) of the related Mortgage Loan Purchase Agreement; (iv) such Mortgage Loan is sold pursuant to Section 3.18; or (v) such Mortgage Loan is purchased by any Person entitled to effect an optional termination of the Trust pursuant to Section 9.1. With respect to any REO Property (and the related REO Mortgage Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property; (ii) such REO Property is sold pursuant to Section 3.18; or (iii) such REO Property is purchased by any Person entitled to effect an optional termination of the Trust pursuant to
Section 9.1.

           "Liquidation Proceeds": The amount (other than Insurance Proceeds) received in connection with (i) the taking of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a Specially Serviced Mortgage Loan through a trustee's sale, foreclosure sale or otherwise, (iii) the sale of a Specially Serviced Mortgage Loan or an REO Property in accordance with Section 3.18 or (iv) the sale of all of the Mortgage Loans in accordance with Section 9.1.

           "Loan Agreement": With respect to any Mortgage Loan, the loan agreement, if any, between the Originator and the Borrower, pursuant to which such Mortgage Loan was made.

           "Loan Number": With respect to any Mortgage Loan, the loan number by which such Mortgage Loan was identified on the books and records of the Master Servicer or any Sub-Servicer for the Master Servicer, as set forth in the Mortgage Loan Schedule.

           "Loan-to-Value Ratio": With respect to any Mortgage Loan, as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the then-unpaid principal balance of such Mortgage Loan (or, if part of a group of Cross-Collateralized Loans, of such group), and the denominator of which is the appraised value of the related Mortgaged Property (or, in the case of a group of Cross-Collateralized Loans, of all the Mortgaged Properties securing such group) as determined by an Updated Appraisal thereof.

           "MAI":  Member of the Appraisal Institute.

           "Majority Certificateholder": With respect to any particular Class or Classes of Certificates, any Certificateholder entitled to a majority of the Voting Rights allocated to such Class or Classes, as the case may be.

           "Management Agreement": With respect to any Mortgage Loan, the Management Agreement, if any, by and between the Manager and the related Borrower, or any successor Management Agreement between such parties.

           "Manager": With respect to any Mortgage Loan, any property manager for the related Mortgaged Property.

           "Master   Servicer":   Midland   Loan   Services,  Inc.,  a  Delaware
corporation, or its successor in interest, or any successor Master Servicer appointed as herein provided.

           "Master Servicer Mortgage File": With respect to any Mortgage Loan, all documents related to such Mortgage Loan that are not required to be delivered to the Trustee pursuant to Section 2.1 or to be maintained as part of the Trustee Mortgage File, including, without limitation:

           (i) a copy of the Management Agreement, if any, for the related Mortgaged Property;

           (ii) a copy of the related ground lease, as amended, if any, for such Mortgaged Property;

           (iii) any   and   all   amendments, modifications and supplements to,
and waivers related to, any of the foregoing;

           (iv) copies of the related appraisals, surveys, environmental reports and other similar documents; and

           (v) any other written agreements related to such Mortgage Loan;

together with copies of all documents that are required to be maintained as a part of the Trustee Mortgage File.

           "Master Servicing Fee": With respect to each Mortgage Loan and for any Distribution Date, an amount per calendar month equal to the product of (i) one-twelfth of the related Master Servicing Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month preceding the month in which such Distribution Date occurs.

           "Master Servicing Fee Rate": With respect to each Mortgage Loan, the per annum rate set forth in the Mortgage Loan Schedule as the "Administrative Cost Rate" less the Trustee Fee Rate. The Master Servicing Fee Rate will be calculated on the same basis as the related Mortgage Rate (e.g., "Actual/360" or "30/360").

           "Maturity Date": With respect to any Mortgage Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related Mortgage Note.

           "Midland Loans": The Mortgage Loans transferred and assigned by Midland Loan Services, Inc., to the Depositor pursuant to the Midland Mortgage Loan Purchase Agreement.

           "Midland Mortgage Loan Purchase Agreement": The Mortgage Loan Purchase and Sale Agreement, dated as of July 15, 1998, between the Depositor and Midland Loan Services, Inc., substantially in the form attached hereto as Exhibit G.

           "Money Term": With respect to any Mortgage Loan, the Maturity Date, Mortgage Rate, principal balance, amortization term or payment frequency thereof (and shall not include late fees or Default Interest provisions).

           "Monthly Payment": With respect to any Mortgage Loan (other than any REO Mortgage Loan) and any Due Date, the scheduled monthly payment of principal and/or interest, excluding any Balloon Payment, Default Interest, Deferred Interest and Contingent Interest on such Mortgage Loan which is payable by the related Borrower on such Due Date under the related Note (taking into account any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or in connection with a bankruptcy or similar proceeding involving the related Borrower).

           "Moody's":  Moody's Investors Service, Inc.

           "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest in a Mortgaged Property securing the related Note.

           "Mortgage File": With respect to any Mortgage Loan, the mortgage documents required to be maintained in either the Trustee Mortgage File or the Master Servicer Mortgage File.

           "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.1 and from time to time held in the Trust Fund, such mortgage loans originally so transferred, assigned and held being identified on the Mortgage Loan Schedule as of the Cut-off Date. Such term shall include any REO Mortgage Loan, any Qualified Substitute Mortgage Loan or defeased Mortgage Loan.

           "Mortgage Loan Documents": Any and all documents contained in the Trustee Mortgage File and the Master Servicer Mortgage File.

           "Mortgage Loan Purchase Agreement": With respect to the Midland Loans, the Midland Mortgage Loan Purchase Agreement. With respect to the RFC Loans, the RFC Mortgage Loan Purchase Agreement. With respect to the MSMC Loans, the MSMC Mortgage Loan Purchase Agreement. With respect to the PNC Loans, the PNC Mortgage Loan Purchase

Agreement. The term "Mortgage Loan Purchase Agreements" shall mean all of such agreements.

           "Mortgage Loan Schedule": As of any date, the list of Mortgage Loans included in the Trust Fund on such date, such list as of the Closing Date being attached hereto as Exhibit B.

           "Mortgage Pool": Collectively, all of the Mortgage Loans (including without limitation REO Mortgage Loans and Qualified Substitute Mortgage Loans, but excluding Deleted Mortgage Loans).

           "Mortgage Rate": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan (in the absence of a default and without giving effect to any Revised Interest Rate or Contingent Interest), as set forth in the Mortgage Loan Schedule.

           "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of a fee simple or leasehold estate in a parcel of land improved by a commercial property, together with any personal property, fixtures, leases and other property or rights pertaining thereto.

           "MSMC": Morgan Stanley Mortgage Capital Inc., a Delaware corporation.

           "MSMC Loans": The Mortgage Loans transferred and assigned by MSMC to the Depositor pursuant to the MSMC Mortgage Loan Purchase Agreement.

           "MSMC Mortgage Loan Purchase Agreement": The Mortgage Loan Purchase and Sale Agreement dated as of July 15, 1998, between the Depositor and MSMC, substantially in the form attached hereto as Exhibit H.

           "Net Aggregate Prepayment Interest Shortfall": With respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the Mortgage Loans during the related Collection Period, exceeds (b) the sum of (i) the aggregate of all Prepayment Interest Excesses realized in connection with the receipt of Principal Prepayments on the Mortgage Loans during the related Collection Period, and (ii) the Compensating Interest Payment deposited by the Master Servicer in the Distribution Account for such Distribution Date pursuant to Section 3.25 in connection with such Prepayment Interest Shortfalls.

           "Net Collections": With respect to any Corrected Mortgage Loan, an amount equal to all payments on account of interest and principal on such Mortgage Loan and all Prepayment Premiums.

           "Net Liquidation  Proceeds":   The  excess  of  Liquidation  Proceeds
received with respect to any Mortgage Loan over the amount of Liquidation Expenses incurred with respect thereto.

           "Net Mortgage Rate": With respect to any Mortgage Loan, the Mortgage Rate for such Mortgage Loan minus the Master Servicing Fee Rate and the Trustee Fee Rate; provided, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any post-Closing Date modification, waiver or amendment of the terms of such Mortgage Loan; provided further, that for purposes of calculating Pass-Through Rates, Prepayment Interest Excesses and Prepayment Interest Shortfalls, the Net Mortgage Rate (and related Master Servicing Fee Rate and Trustee Fee Rate) of each Mortgage Loan will be adjusted, if necessary, to a rate providing an equivalent yield which accrues on the basis of a 360-day year consisting of twelve 30-day months.

           "Net REO Proceeds": With respect to each REO Property, REO Proceeds with respect to such REO Property net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to Section 3.17(b).

           "New Lease": Any lease of REO Property entered into on behalf of the Trust Fund, including any lease renewed or extended on behalf of the Trust Fund if the Trust Fund has the right to renegotiate the terms of such lease.

           "New York Presenting Office": Any office of an agent of the Trustee or the Certificate Registrar, located in New York, New York, as the Trustee or the Certificate Registrar, as the case may be, may designate from time to time by written notice to the Depositor and the Certificateholders.

           "1933 Act": The Securities Act of 1933, as it may be amended from time to time.

           "1934 Act": The Securities Exchange Act of 1934, as it may be amended from time to time.

           "Nonrecoverable Advance": Any portion of an Advance proposed to be made or previously made which has not been previously reimbursed to the Master Servicer, the Trustee or the Fiscal Agent, as applicable, and which the Master Servicer, the Trustee or the Fiscal Agent has determined (based on, among other things, an Updated Appraisal) in its good faith business judgment will not or, in the case of a proposed Advance, would not, be ultimately recoverable by the Master Servicer, the Trustee or the Fiscal Agent, as applicable, from late payments, Insurance Proceeds, Liquidation Proceeds and other collections on or in respect of the related Mortgage Loan. To the extent that any Borrower is not obligated under the related Mortgage Loan Documents to pay or reimburse any portion of any Advances that are outstanding with respect to the related Mortgage Loan as a result of a modification of such Mortgage Loan by the Special Servicer which forgives unpaid Monthly Payments or other amounts which the Master Servicer, the Trustee or the Fiscal Agent had previously advanced, and the Master Servicer, the Trustee or the Fiscal Agent determines that no other source of payment or reimbursement for such advances is available to it, such Advances shall be deemed to be nonrecoverable; provided, however, that in connection with the foregoing the Master Servicer, the Trustee or the Fiscal Agent, shall provide an Officer's Certificate as described below. The determination by the Master Servicer, the Trustee or the Fiscal Agent, as applicable, that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance shall be evidenced by a certificate of a Servicing Officer, Responsible Officer or Vice President or equivalent or senior officer of the Master Servicer, Trustee or Fiscal Agent, as appropriate, delivered to the Master Servicer, Trustee, the Fiscal Agent, the Special Servicer, the Operating Adviser and the Depositor setting forth such determination and the procedures and considerations of the Master Servicer, the Trustee or Fiscal Agent, as applicable, forming the basis of such determination, which shall include a copy of the Updated Appraisal and any other information or reports obtained by the Master Servicer, the Trustee or the Fiscal Agent, such as property operating statements, rent rolls, property inspection reports and engineering reports, which may support such determinations. Notwithstanding the above, the Trustee and the Fiscal Agent shall be entitled to rely upon any determination by the Master Servicer that any Advance previously made is a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance.

           "Non-U.S. Person": A person that is not (i) a citizen or resident of the United States; (ii) a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof; (iii) an estate whose income is subject to United States federal income tax regardless of its sources; or (iv) a trust as to which a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

           "Note": With respect to any Mortgage Loan as of any date of determination, the note or other evidence of indebtedness and/or agreements evidencing the indebtedness of the related Borrower or obligor under such Mortgage Loan, in each case, including any amendments or modifications, or any renewal or substitution notes, as of such date.

           "Notional Amount": With respect to the Class X Certificates (a) on or prior to the Distribution Date occurring in August 1998, a notional principal amount equal to the aggregate initial Notional Balance of such Class, as specified in the Preliminary Statement hereto, and (b) as of any Distribution Date after August 1998, a notional principal amount equal to the aggregate Uncertificated Principal Balance of the Class WAC-II Interest, which corresponds to 99.9999% of the aggregate Stated Principal Balance of the Mortgage Loans immediately following the preceding Distribution Date.

           "Officer's Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Vice President (however denominated), the Treasurer, the Secretary, one of the Assistant Treasurers or Assistant Secretaries or any other officer of the Master Servicer or Special Servicer customarily performing functions similar to those performed by any of the above designated officers and also with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, or an authorized officer of the Depositor, and delivered to the Depositor, the Trustee, the Special Servicer or the Master Servicer, as the case may be.

           "Operating Advisor":  As defined in Section 3.26.

           "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be counsel for the Depositor, the Special Servicer or the Master Servicer, as the case may be, acceptable to the Trustee, except that any opinion of counsel relating to (a) qualification of REMIC I, REMIC II or REMIC III as a REMIC or the imposition of tax under the REMIC Provisions on any income or property of any REMIC, (b) compliance with the REMIC Provisions (including application of the definition of "Independent Contractor"), (c) qualification of the Grantor Trust as a grantor trust or (d) a resignation of the Master Servicer or the Special Servicer pursuant to Section 6.4, must be an opinion of counsel who is Independent of the Depositor, the Special Servicer and the Master Servicer.

           "Optional Termination Notice Date": Any date as of which the aggregate Certificate Balance of all Classes of Principal Balance Certificates then outstanding is less than 1% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

           "Originator": With respect to a Mortgage Loan, the originator of such Mortgage Loan, as identified in the Mortgage Loan Schedule.

           "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

           "P&I  Advance":  As to any  Mortgage  Loan,  any advance  made by the
Master  Servicer,   the  Trustee,  or  the  Fiscal  Agent  pursuant  to  Section
4.5(b)(iii) or 4.5(d).

           "Pass-Through Rate": Any one of the Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M or Class N Pass-Through Rates. The Class V Certificates and Residual Certificates do not have Pass-Through Rates.

           "Paying Agent":  The paying agent appointed  pursuant to Section 5.5.

           "Percentage Interest": (i) With respect to any REMIC III Regular Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Balance or the Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the initial aggregate Certificate Balance or the initial aggregate Notional Amount, as the case may be, of the relevant Class as of the Closing Date; and (ii) with respect to the Residual Certificates and the Class V Certificates, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

           "Permitted Investments": Any one or more of the following obligations or securities payable on demand or having a scheduled maturity on or before the Business Day preceding the date on which such funds are required to be drawn, regardless of whether issued by the Depositor, the Master Servicer, the Special Servicer, the Trustee or any of their respective Affiliates, and having at all times the required ratings, if any, provided for in this definition (provided that no Permitted Investment, if downgraded, shall be required to be sold at a loss, except if the remaining term to maturity at the time of such downgrading is greater than 30 days), unless each Rating Agency shall have confirmed in writing to the Master Servicer or the Special Servicer, as applicable, that a lower rating will not result in the withdrawal, downgrading or qualification of the ratings then assigned to the Certificates:

           (i) direct obligations of, or obligations guaranteed as to full and timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States of America, including, without limitation, U.S. Treasury Obligations, Farmers Home Administration certificates of beneficial interest, General Services Administration participation certificates and Small Business Administration guaranteed participation certificates or guaranteed pool certificates;

           (ii) direct obligations of FHLMC (debt obligations only), FNMA (debt obligations only), the Federal Farm Credit System (consolidated systemwide bonds and notes only), the Federal Home Loan Banks (consolidated debt obligations only), the Student Loan Marketing Association (debt obligations only), the Financing Corp. (consolidated debt obligations only), and the Resolution Funding Corp. (debt obligations only);

           (iii) Federal funds, time deposits in, or certificates of deposit of, or bankers' acceptances, or repurchase obligations, all having maturities of not more than 365 days, issued by, any bank or trust company, savings and loan association or savings bank, depository institution or trust company having a short term debt obligation rating that is in the highest short-term unsecured rating category of each Rating Agency;

           (iv) commercial paper having a maturity of 365 days or less (including (A) both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof and (B) demand notes that constitute vehicles for investment in commercial paper) that is rated by each Rating Agency in its highest short-term unsecured rating category;

           (v) shares of taxable money market funds or mutual funds that seek to maintain a constant net asset value and have been rated AAAm or AAAm-G by S&P or Aaa by Moody's;

           (vi) if each of the Rating Agencies has previously confirmed in writing to the Trustee that the holding of such demand, money market or time deposit, demand obligation or any other obligation, security or investment shall not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of Certificates, any other demand, money market or time deposit, demand obligation or any other obligation, security or investment, as may be acceptable to each Rating Agency as a permitted investment of funds backing securities having ratings equivalent to its initial rating of the Class A-1 and Class A-2 Certificates; and

           (vii) such other obligations confirmed in writing by each of the Rating Agencies that such obligations are acceptable as Permitted Investments and the holding of such obligations by the Master Servicer or the Special Servicer, as applicable, shall not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of Certificates;

provided, however, that (a) none of such obligations or securities listed above may have an "r" highlighter affixed to its rating if rated by S&P; (b) except with respect to units of money market funds pursuant to clause (v) above, each such obligation or security shall have a fixed dollar amount of principal due at maturity which cannot vary or change; and (c) except with respect to units of money market funds pursuant to clause (v) above, if any such obligation or security provides for a variable rate of interest, interest shall be tied to a single interest rate index plus a single fixed spread (if any) and move proportionately with that index; and provided, further, however, that such instrument continues to qualify as a "cash flow investment" pursuant to Code
Section 860G(a)(6) earning a passive return in the nature of interest and that no instrument or security shall be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments or (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment as of the date of its acquisition.

                "Permitted Transferee": With respect to a Class R-I, Class R-II or Class R-III Certificate, any Person or agent thereof that is a Qualified Institutional Buyer, Institutional Accredited Investor or any other Person designated by the Certificate Registrar based upon an Opinion of Counsel (provided at the expense of such Person or the Person requesting the Transfer) to the effect that the Transfer of an Ownership Interest in any Class R-I, Class R-II or Class R-III Certificate to such Person will not cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that the Certificates are outstanding other than (a) a Disqualified Organization or (b) a Person that is a Disqualified Non-U.S. Person.

                "Person": Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

                "Placement Agents": Morgan Stanley & Co. Incorporated or its successor in interest and Residential Funding Securities Corporation or its successor in interest.

           "Plan":  As defined in Section 5.2(i).

           "PNC":  PNC Bank, National Association.

           "PNC Loans": The Mortgage Loans transferred and assigned by PNC to the Depositor pursuant to the PNC Mortgage Loan Purchase Agreement.

           "PNC Mortgage Loan Purchase Agreement": The Mortgage Loan Purchase and Sale Agreement dated as of July 15, 1998, between the Depositor and PNC, substantially in the form attached hereto as Exhibit I.

           "Prepayment Assumption": A CPR of 0%, applied to each Mortgage Loan during any period that the related Borrower is permitted to make voluntary Principal Prepayments without a Prepayment Premium, calculated on the basis of a yield maintenance formula used for determining the accrual of original issue discount, market discount and premium, if any, on the REMIC I Regular Interests, the REMIC II Regular Interests or the REMIC III Regular Certificates for federal income tax purposes.

           "Prepayment Interest Excess": With respect to any Distribution Date and any Mortgage Loan as to which a Principal Prepayment was made by the related Borrower during the related Collection Period but following the Due Date occurring in such Collection Period, the amount by which (i) the amount of interest received from the related Borrower in respect of such Mortgage Loan during such Collection Period exceeds (ii) 30 full days of interest at the related Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan as of the beginning of the related Interest Accrual Period.

           "Prepayment Interest Shortfall": With respect to any Distribution Date and any Mortgage Loan as to which a Principal Prepayment was made by the related Borrower during the related Collection Period but prior to the Due Date occurring in such Collection Period, the amount by which (i) 30 full days of interest at the related Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan in respect of which interest would have been due in the absence of such Principal Prepayment on the Due Date next succeeding the date of such Principal Prepayment exceeds (ii) the amount of interest received from the related Borrower in respect of such Mortgage Loan during such Collection Period.

           "Prepayment Premium": Payments received on a Mortgage Loan as the result of a Principal Prepayment thereon, not otherwise due thereon in respect of principal or interest, which are intended to be a disincentive to prepayment.

           "Prepayment Premium Allocation Amount": With respect to any Principal Prepayment on any Mortgage Loan and with respect to any Class of Publicly Offered Certificates (other than the Class X Certificates), the product of (1) a fraction (not greater than one and not less than zero) (A) the numerator of which is the applicable Pass-Through Rate of the most senior Class of Certificates then outstanding (or, in the case of two Classes of the Class A Certificates, the one with the earlier payment priority) minus the Discount Rate and (B) the denominator of which is the difference between the related Mortgage Rate and the Discount Rate, (2) the applicable Class Prepayment Percentage and
(3) the amount of such Prepayment Premium collected. There is no Prepayment Premium Allocation Amount with respect to the Privately Placed Certficiates or the Class X Certificates.

           "Principal Balance Certificates": Each Class of REMIC III Regular Certificates, excluding the Class X Certificates.

           "Principal Distribution Amount": For any Distribution Date, the aggregate of (i) the Current Principal Distribution Amount for such Distribution Date, and (ii) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the preceding Distribution Date, over the aggregate distributions of principal made on the Principal Balance Certificates in respect of such Principal Distribution Amount on the preceding Distribution Date.

           "Principal Prepayment": With respect to any Mortgage Loan, any payment of principal made by the related Borrower which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

           "Privately Placed Certificates": The Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N
Certificates, the Class V Certificates, the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

           "Prospectus Supplement": The Prospectus Supplement dated July 15, 1998, relating to the Publicly Offered Certificates.

           "Publicly  Offered  Certificates":   The  Class A-1 Certificates, the
Class A-2 Certificates, the Class X Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates.

           "Qualified    Institutional    Buyer":    A   qualified institutional
buyer within the meaning of Rule 144A.

           "Qualified Insurer": An insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction, which (i) except as provided in clause (iii) below, shall have a claims paying ability rating (or in the case of Moody's, an insurance financial strength rating) of "AA" (or "Aa2", in the case of Moody's) or better by each of the Rating Agencies, (ii) in the case of public liability insurance policies required to be maintained with respect to REO Properties in accordance with
Section 3.8(a), shall have a claims paying ability rating (or in the case of Moody's, an insurance financial strength rating) of "AA" (or "Aa2", in the case of Moody's) or better by each of the Rating Agencies, or (iii) in the case of the fidelity bond and errors and omissions insurance required to be maintained pursuant to Section 3.8(c), shall have a claims paying ability rating (or in the case of Moody's, an insurance financial strength rating) of "A" or better by each of the Rating Agencies, unless in the case where such insurance company or security or bonding company is not rated by both Rating Agencies, each of the Rating Agencies has confirmed in writing that obtaining the related insurance or fidelity bond from an insurance company or security or bonding company with a lower claims paying ability shall not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of Certificates.

           "Qualified Mortgage": A Mortgage Loan that is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulation Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage), or any substantially similar successor provision.

           "Qualified Substitute Mortgage Loan": A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution: (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the Deleted Mortgage Loan; (iii) have the same Due Date as the Deleted Mortgage Loan; (iv) accrue interest on the same basis as the Deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the Deleted Mortgage Loan; (vi) have an original Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan and a current Loan-to-Value Ratio not higher than the then-current Loan-to-Value Ratio of the Deleted Mortgage Loan;
(vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase and Sale Agreement, (viii) have an Environmental Report with respect to the related Mortgaged Property which will be delivered as a part of the related Mortgage
File; (ix) have an original debt service coverage ratio not lower than the original debt service coverage ratio of the Deleted Mortgage Loan; and (x) be determined, at the Trustee's request, by an Opinion of Counsel (at the expense of the applicable Seller) to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; provided that no such mortgage loan may have a maturity date after the date three years prior to the Rated Final Distribution Date; and provided, further, that no such mortgage loan shall be substituted for a Deleted Mortgage Loan unless the Trustee has received Rating Agency Confirmation (the cost, if any, of obtaining such confirmation to be paid by the applicable Seller) that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by such Rating Agency to any Class of Certificates then rated by such Rating Agency; and provided, further that no such mortgage loan shall be substituted for a Deleted Mortgage Loan if it would result in an Adverse REMIC Event in respect of REMIC I, REMIC II, or REMIC III; and provided, further that no such mortgage loan shall be substituted for a Deleted Mortgage Loan unless the Operating Adviser shall have approved of such substitution based upon an engineering report and the Environmental Report obtained with respect to such Mortgage Loan (provided, however, that such approval of the Operating Adviser may not be unreasonably withheld, as determined by the Special Servicer). In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis. Whenever a Qualified Substitute Mortgage Loan is substituted for a Deleted Mortgage Loan pursuant to this Agreement, the Seller effecting such substitution shall certify that such Mortgage Loan meets all of the requirements of this definition and shall send such certification to the Trustee.

           "Rated Final  Distribution Date": The Distribution Date in July 2031.

           "Rating Agency": Each of Moody's and S&P. References herein to the highest long-term senior unsecured debt rating category of each Rating Agency shall mean "Aaa" with respect to Moody's and "AAA" with respect to S&P. References herein to the highest short-term senior unsecured debt rating category of each Rating Agency shall mean "P1" with respect to Moody's and "A1" with respect to S&P.

           "Rating Agency Confirmation": With respect to any matter, where required under this Agreement, confirmation in writing by each Rating Agency that a proposed action, failure to act, or other event specified herein will not in and of itself result in the withdrawal, downgrade, or qualification of the then-current rating assigned by such Rating Agency to any Class of Certificates then rated by such Rating Agency.

           "Real Property": Land or improvements thereon such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), in each such case as such terms are used in the REMIC Provisions.

           "Realized Loss": (x) With respect to each defaulted Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any REO Mortgage Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (i) the unpaid principal balance of such Mortgage Loan (or, in the case of an REO Property, the related REO Mortgage Loan) as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (ii) all accrued but unpaid interest on such Mortgage Loan (or, in the case of an REO Property, the related REO Mortgage Loan) at the related Mortgage Rate to but not including the Due Date in the Collection Period in which the Final Recovery Determination was made, in any event determined without taking into account the amounts described in subclause (iv) of this sentence, plus (iii) any related unreimbursed Servicing Advances as of the commencement of the Collection Period in which the Final Recovery Determination was made, together with any new related Servicing Advances made during such Collection Period and all unpaid Advance Interest
Amounts, minus (iv) all related Liquidation Proceeds (net of any related Liquidation Expenses paid therefrom); (y) with respect to any Mortgage Loan as to which any portion of the outstanding principal or accrued interest owed thereunder was forgiven in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.28, the amount of such principal or interest so forgiven; and (z) with respect to any Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.28, the amount of the consequent reduction in the interest portion of each successive Monthly Payment due thereon. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

           "Record Date": With respect to each Distribution Date, the last Business Day of the month preceding the month in which such Distribution Date occurs.

           "Regulation D":  Regulation D under the 1933 Act.

           "Related Certificate" and "Related REMIC II Regular Interest": For any Class of REMIC II Regular Interest (other than the Class WAC-II Interest), the related class of

Certificates set forth below and for any Class of Certificates (other than the Class X, Class V, Class R-I, Class R-II or Class R-III Certificates), the related Class of REMIC II Regular Interests set forth below:

                                              Related REMIC II
             Related Certificate              Regular Interest
             -------------------              ----------------

                  Class A-1                 Class A-1-II Interest
                  Class A-2                 Class A-2-II Interest
                  Class B                   Class B-II Interest
                  Class C                   Class C-II Interest
                  Class D                   Class D-II Interest
                  Class E                   Class E-II Interest
                  Class F                   Class F-II Interest
                  Class G                   Class G-II Interest
                  Class H                   Class H-II Interest
                  Class J                   Class J-II Interest
                  Class K                   Class K-II Interest
                  Class L                   Class L-II Interest
                  Class M                   Class M-II Interest
                  Class N                   Class N-II Interest

           "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

           "REMIC I": The segregated pool of assets included in the Trust Fund created hereby and to be administered hereunder, consisting of the Mortgage Loans (exclusive of Contingent Interest), as from time to time are subject to this Agreement, the Mortgage Files relating thereto, all proceeds of and payments under such Mortgage Loans (exclusive of Contingent Interest) received after the Cut-off Date, such amounts in respect thereof as shall from time to be held in the Collection Account, the Distribution Account and the REO Account, and any REO Properties acquired in respect of any Mortgage Loan, for which a REMIC election is to be made pursuant to Section 10.1 hereof.

           "REMIC I Interests": Collectively, the REMIC I Regular Interests and the Class R-I Certificates.

           "REMIC I Regular Interest": With respect to each Mortgage Loan (including, without limitation, each REO Mortgage Loan, but excluding any Contingent Interest), the separate uncertificated interest in REMIC I issued in respect of such Mortgage Loan hereunder and designated as a "regular interest" in REMIC I. Each REMIC I Regular Interest shall represent a right to receive interest at the related REMIC I Remittance Rate and distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance (which shall equal the principal balance of the related Mortgage Loan as of the Cut-off Date). The designation for each REMIC I Regular Interest shall be the loan number for the related Mortgage Loan set forth in the Mortgage Loan Schedule as of the

Closing Date. If a Qualified Substitute Mortgage Loan or Loans are substituted for any Deleted Mortgage Loan, the REMIC I Regular Interest that related to the Deleted Mortgage Loan shall thereafter relate to such Qualified Substitute Mortgage Loan(s).

           "REMIC I Remittance Rate": With respect to any REMIC I Regular Interest for any Distribution Date, a rate per annum equal to the Net Mortgage Rate in effect for the related Mortgage Loan (including without limitation an REO Mortgage Loan) as of the Closing Date. If any Mortgage Loan included in the Trust Fund as of the Closing Date is replaced by a Qualified Substitute Mortgage Loan or Loans, the REMIC I Remittance Rate for the related REMIC I Regular Interest shall still be calculated in accordance with the preceding sentence based on the Net Mortgage Rate for the Deleted Mortgage Loan.

           "REMIC II": The segregated pool of assets consisting of the REMIC I Regular Interests and all distributions thereon conveyed to the Trustee for the benefit of REMIC III and for which a separate REMIC election is to be made pursuant to Section 10.1 hereof.

           "REMIC II  Distribution  Amount":  As defined in Section 4.1(c).

           "REMIC II Interests": Collectively, the REMIC II Regular Interests and the Class R-II Certificates.

           "REMIC II Regular Interest": Any of the 15 separate uncertificated beneficial interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II. Each REMIC II Regular Interest shall represent a right to receive interest at the related REMIC II Remittance Rate in effect from time to time and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC II Regular Interests are set forth in the Preliminary Statement hereto.

           "REMIC II Remittance Rate": With respect to each REMIC II Regular Interest, the rate specified in the Preliminary Statement.

           "REMIC III Certificate": Any Certificate, other than a Class V, Class R-I or Class R-II Certificate.

           "REMIC III Distribution  Amount":  As defined in Section 4.2(d).

           "REMIC   III   Regular   Certificate":   Any  REMIC  III Certificate,
other than a Class R-III Certificate.

           "REMIC Pool": Each of the three segregated pools of assets desig-nated as a REMIC pursuant to Section 10.1 hereof.

           "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter

M of Chapter 1 of the Code, and related provisions, and regulations (including any applicable proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

           "Remittance  Date":  The  Business  Day  preceding  each Distribution
Date.

           "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code, which income, subject to the terms and conditions of that Section of the Code in its present form, does not include:

           (i) except as provided in Section 856(d)(4) or (6) of the Code, any amount received or accrued, directly or indirectly, with respect to such REO Property, if the determination of such amount depends in whole or in part on the income of profits derived by any Person from such property (unless such amount is a fixed percentage or percentages of receipts or sales and otherwise constitutes Rents from Real Property);

           (ii) any amount received or accrued, directly or indirectly, from any Person if the Trust Fund owns directly or indirectly (including by attribution) a 10% or greater interest in such Person determined in accordance with Sections 856(d)(2)(B) and (d)(5) of the Code;

           (iii)any amount received or accrued, directly or indirectly, with respect to such REO Property if any Person Directly Operates such REO Property;

           (iv) any amount charged for services that are not customarily furnished in connection with the rental of property to tenants in buildings of a similar class in the same geographic market as such REO Property within the meaning of Treasury Regulation Section 1.856-4(b)(1) (whether or not such charges are separately stated); and

           (v) rent attributable to personal property unless such personal property is leased under, or in connection with, the lease of such REO Property and, for any taxable year of the Trust Fund, such rent is no greater than 15% of the total rent received or accrued under, or in connection with, the lease.

           "REO Account":  As defined in Section 3.17(b).

           "REO Extension Period":  As defined in Section 3.17(a).

           "REO Grace Period":  As defined in Section 3.17(a).

           "REO Mortgage Loan": Any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

           "REO Proceeds": With respect to any REO Property and the related REO Mortgage Loan, all revenues received by the Master Servicer with respect to such REO Property or REO Mortgage Loan that do not constitute Liquidation Proceeds.

           "REO Property": A Mortgaged Property title to which has been acquired by the Master Servicer on behalf of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise.

           "Repurchase Price": With respect to any Mortgage Loan to be repurchased, or any Deleted Mortgage Loan to be replaced by the substitution of one or more Qualified Substitute Mortgage Loans, pursuant to Section 2.3 or any Specially Serviced Mortgage Loan or any REO Property to be sold or repurchased pursuant to Section 3.18, an amount, calculated by the Master Servicer equal to:

           (i) The unpaid principal balance of such Mortgage Loan (or, in the case of any REO Property, the related REO Mortgage Loan) (after application of all principal payments (including prepayments) collected and other principal amounts recovered on such Mortgage Loan) as of the date of receipt of the Repurchase Price or the date of substitution, as the case may be, hereunder; plus

           (ii) Unpaid interest accrued on such Mortgage Loan or REO Mortgage Loan, as applicable, at the related Mortgage Rate (after application of all interest payments collected and other amounts recovered (and applied to accrued interest) on such Mortgage Loan) to, but not including, the date of receipt of the Repurchase Price or the date of substitution, as the case may be, hereunder; plus

           (iii)Any unreimbursed Servicing Advances, all accrued and unpaid interest on Advances (including P&I Advances) at the Advance Rate, any unpaid Servicing Compensation (other than Master Servicing Fees) and any unpaid or unreimbursed expenses of the Trust Fund allocable to such Mortgage Loan or REO Mortgage Loan, as applicable, as of the date of receipt of the Repurchase Price or the date of substitution, as the case may be, hereunder; plus

           (iv) In the event that such Mortgage Loan or REO Mortgage Loan, as applicable, is required to be repurchased or replaced pursuant to Section 2.3, expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer or the Trustee in respect of the breach or defect giving rise to the repurchase or replacement obligation, including any expenses arising out of the enforcement of the repurchase or replacement obligation; plus

           (v) If the Mortgage Loan is Loan Number 2 or 41, $0.01 as payment in full for any Contingent Interest associated with such Mortgage Loan.

           "Request for Release": A request for release signed by a Servicing Officer, substantially in the form of Exhibit E hereto.

           "Required Appraisal Loan": Any Mortgage Loan (including without limitation any REO Mortgage Loan) as to which an Appraisal Event has occurred and is continuing.

           "Reserve Accounts": With respect to any Mortgage Loan, reserve or escrow accounts, if any, established pursuant to the related Mortgage Loan Documents and any Escrow Account. Each Reserve Account shall be an Eligible Account except to the extent precluded by applicable law and the related Mortgage Loan Documents. Any Reserve Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the related Mortgage Loan Documents and Section 3.7.

          "Residual Certificate": A Class R-I, Class R-II or Class R-III Certificate.

           "Responsible Officer": Any officer of the Asset-Backed Securities Trust Services Group of the Trustee (and, in the event that the Trustee is the Certificate Registrar or the Paying Agent, an officer of the Certificate
Registrar or the Paying Agent, as applicable) assigned to the Corporate Trust Office with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer or any employee with responsibilities similar to those of an officer of the Asset-Backed Securities Trust Services Group of the Trustee to whom such matter is referred because of such officer's or employee's knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Responsible Officer, such an officer or employee whose name and specimen signature appears on a list of corporate trust officers and employees furnished to the Master Servicer by the Trustee, as such list may from time to time be amended.

           "Revised Interest Rate": Any increased Mortgage Rate after a Hyper-Amortization Date.

           "RFC":  Residential  Funding  Corporation,   a  Delaware corporation.

           "RFC Loans": The Mortgage Loans transferred and assigned by RFC to MSMC pursuant to the RFC Mortgage Loan Purchase Agreement; which Mortgage Loans were subsequently transferred to the Depositor by MSMC on the Closing Date.

           "RFC Mortgage Loan  Purchase  Agreement":  The Mortgage Loan Purchase
and  Sale  Agreement  dated  as  of  June  30,  1998,   between  MSMC  and  RFC,
substantially in the form attached hereto as Exhibit J.

           "Rule 144A":  Rule 144A, under the 1933 Act.

           "S&P": Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc..

           "Scheduled Final Distribution Date": With respect to any Class of Certificates, the Distribution Date on which the aggregate Certificate Balance or aggregate Notional Amount, as the case may be, of such Class of Certificates would be reduced to zero based on the Prepayment Assumption. Such Distribution Date shall in each case be as follows:

                                                    Scheduled
      Class Designation                       Final Distribution Date

      Class A-1                                   December 2007
      Class A-2                                   May 2008
      Class X                                     March 2023
      Class B                                     June 2008
      Class C                                     June 2008
      Class D                                     April 2010
      Class E                                     May 2011
      Class F                                     March 2013
      Class G                                     May 2013
      Class H                                     January 2014
      Class J                                     January 2016
      Class K                                     February 2017
      Class L                                     December 2017
      Class M                                     March 2018
      Class N                                     March 2023

           "Securities Depository": The Depository Trust Company, or any successor Securities Depository hereafter named. The nominee of the initial Securities Depository, for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Securities Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act.

           "Securities Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Securities Depository effects book-entry transfers and pledges of securities deposited with the Securities Depository.

           "Securities Legend": With respect to each Residual Certificate and any Individual Certificate (other than a Residual Certificate) that is a Privately Placed Certificate the legend set forth in, and substantially in the form of, Exhibit K hereto.

           "Seller": With respect to the Midland Loans, Midland Loan Services, Inc.; with respect to the RFC Loans, RFC; with respect to the MSMC Loans, MSMC; with respect to the PNC Loans, PNC.

           "Senior Certificates": The Class A-1, Class A-2 and Class X Certi-ficates.

           "Servicer Remittance Report": A report prepared by the Master Servicer in such media as may be agreed upon by the Master Servicer and the Trustee containing such information regarding the Mortgage Loans as will permit the Trustee to calculate the amounts to be distributed pursuant to Section 4.3 and to furnish statements to Certificateholders pursuant to

Section 4.4 and containing such additional information as the Master Servicer and the Trustee may from time to time agree.

           "Servicing Advance": As to any Mortgage Loan, any advance made by the Master Servicer, the Trustee or the Fiscal Agent in respect of costs and expenses incurred pursuant to Sections 3.9, 3.10, 3.17, 3.23 and 3.28 or any expenses incurred to protect and preserve the security for such Mortgage Loan or taxes and assessments or insurance premiums, pursuant to Section 3.4, 3.8 or
Section 3.22, as applicable, or any other item designated as such hereunder.

           "Servicing Compensation": With respect to each Mortgage Loan, the Master Servicing Fee and the Special Servicing Fee which shall be due to the Master Servicer and the Special Servicer, as applicable, and such other compensation of the Master Servicer and Special Servicer specified in Section 3.12, as adjusted pursuant to Section 3.25.

           "Servicing Officer": Any officer or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans or this Agreement and also, with respect to a particular matter, any other officer or employee to whom such matter is referred because of such officer's or employee's knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Servicing Officer, such an officer or employee whose name and specimen signature appears on a list of servicing officers furnished to the Trustee by the Master Servicer or the Special Servicer, as applicable, as such list may from time to time be amended, together with, in the case of a certificate or other writing executed by an employee who constitutes a Servicing Officer because of such employee's knowledge and familiarity with a particular subject, a countersignature of an officer of the Master Servicer or of an officer of the Special Servicer, as appropriate.

           "Servicing Standard": The standards for the conduct of the Master Servicer and the Special Servicer in the performance of their respective obligations under this Agreement as set forth in Section 3.1(a).

           "Similar Law":  As defined in Section 5.2(i).

           "Special  Servicer":   Midland  Loan   Services,   Inc.,  a  Delaware
corporation, or its successor in interest, or any successor Special Servicer appointed as herein provided.

           "Special Servicing Fee": With respect to any Specially Serviced Mortgage Loan or REO Mortgage Loan and for any Distribution Date, an amount per calendar month equal to the product of (i) one-twelfth of the Special Servicing Fee Rate and (ii) the Stated Principal Balance of such Specially Serviced Mortgage Loan or REO Mortgage Loan, as applicable, as of the Due Date in the month preceding the month in which such Distribution Date occurs.

           "Special Servicing Fee Rate":  A rate equal to 0.35%.

           "Specially  Serviced  Mortgage  Loan":   Subject to Section 3.24, any
Mortgage Loan with respect to which:

           (i) the related Borrower is 60 or more days delinquent (without giving effect to any grace period permitted by the related Note) in the payment of a Monthly Payment (regardless of whether, in respect thereof, P&I Advances have been reimbursed);

           (ii) such Borrower has expressed to the Master Servicer an inability to pay or a hardship in paying such Mortgage Loan in accordance with its terms;

           (iii)the Master Servicer has received notice that such Borrower has become the subject of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors;

           (iv) the Master Servicer has received notice of a foreclosure or threatened foreclosure of any lien on the related Mortgaged Property;

           (v) a default, of which the Master Servicer has notice (other than a failure by such Borrower to pay principal or interest) and which in the judgment of the Master Servicer materially and adversely affects the interests of the Certificateholders, has occurred and remained unremedied for the applicable grace period specified in such Mortgage Loan (or, if no grace period is specified, 60 days); provided, however, that a default requiring a Servicing Advance shall be deemed to materially and adversely affect the interests of the Certificateholders;

           (vi) such Borrower has failed to make a Balloon Payment as and when due (except in the case where the Master Servicer and the Special Servicer agree in writing that such Mortgage Loan is likely to be paid in full within 30 days after such default); or

           (vii)the   Master   Servicer    proposes   to commence foreclosure or
other workout arrangements;

provided, however, that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan:

                (a) with respect to the circumstances described in clause (i) and (vi) above, when the related Borrower has brought such Mortgage Loan current (with respect to the circumstances described in clause (vi), pursuant to any workout implemented by the Special Servicer) and thereafter made three consecutive full and timely Monthly Payments;

                (b) with respect to the circumstances described in clauses (ii) and (iv) above, when such circumstances cease to exist in the good faith judgment of the Special Servicer, and with respect to the circumstances described in clauses (iii) and (vii), when such circumstances cease to exist; or

                (c) with respect to the circumstances described in clause (v) above, when such default is cured; provided, however, that at the time no circumstance identified in clauses (i) through (vii) above exists that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

           "Startup Day": The day designated as such pursuant  to  Section  10.1
(c).

           "Stated Maturity Date": With respect to any Mortgage Loan, the Due Date on which the last payment of principal is due and payable under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.28.

           "Stated Principal Balance": As of any date of determination, with respect to any Mortgage Loan (including without limitation any REO Mortgage
Loan), an amount equal to (a) the unpaid principal balance of such Mortgage Loan as of the Cut-off Date (or, in the case of a Qualified Substitute Mortgage Loan, as of the related date of substitution), after application of all payments due on or before such date, whether or not received, reduced on a cumulative basis on each subsequent Distribution Date (to not less than zero) by (b) the sum of
(i) all payments (or P&I Advances in lieu thereof) of, and all other collections allocated as provided in Section 1.2 to, principal of or with respect to such Mortgage Loan that are (or, if they had not been applied to cover any Additional Trust Fund Expense, would have been) distributed to Certificateholders on such Distribution Date, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period, provided that, notwithstanding the foregoing, if a Liquidation Event occurs in respect of such Mortgage Loan (or any related REO Property), then the "Stated Principal Balance" of such Mortgage Loan shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred.

           "Subordinate Certificates": Any one or more of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates.

           "Sub-Servicer": Any person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

           "Sub-Servicing Agreement": The written contract between the Master Servicer or the Special Servicer and any Sub-Servicer relating to servicing and administration of Mortgage Loans as provided in Section 3.2.

           "Substitution Shortfall Amount": In connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the amount, if any, by which the Repurchase Price or aggregate Repurchase Price, as the case may be, for such Deleted Mortgage Loan(s) as of the date of substitution exceeds the Stated Principal Balance or aggregate Stated Principal Balance, as the case may be, of such Qualified Substitute Mortgage Loan(s) as of the date of substitution.

           "Tax Returns": The federal income tax return on IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of REMIC I, REMIC II and REMIC III under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

           "Termination Date": The Distribution Date on which the Trust Fund is terminated pursuant to Section 9.1.

           "Transfer": Any direct or indirect transfer or other form of assignment of any Ownership Interest in a Class R-I, Class R-II or Class R-III Certificate.

           "Transferee Affidavit": As defined in Section 5.2(j)(ii).

           "Transferor Letter":  As defined in Section 5.2(j)(ii).

           "Trust Fund": The corpus of the trust created hereby and to be administered hereunder, consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto; (ii) all payments on or collections in respect of such Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of REO Property; (v) the Master Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to such Mortgage Loans required to be maintained pursuant to this Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits, and any security agreements and pledges; (vii) any indemnities or guaranties given as additional security for such Mortgage Loans; (viii) the Trustee's right, title and interest in and to the Reserve Accounts; (ix) the Collection Account and the Grantor Trust Collection Account; (x) the Distribution Account and the Grantor Trust Distribution Account and the REO Account; (xi) any environmental indemnity agreements relating to such Mortgaged Properties; (xii) the rights and remedies of Depositor under each Mortgage Loan Purchase Agreement; (xiii) the Cash Deposit; and (xiv) the proceeds of any of the foregoing (other than any interest earned on deposits in any Reserve Account, to the extent such interest belongs to the related Borrower).

           "Trust REMICs":  REMIC I, REMIC II and REMIC III.

           "Trustee": LaSalle National Bank, in its capacity as trustee, or its successor in interest, or any successor trustee appointed as herein provided.

           "Trustee Fee": With respect to each Mortgage Loan and for any Distribution Date, an amount per calendar month equal to the product of (i) one-twelfth of the Trustee Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month preceding the month in which such Distribution Date occurs. The Trustee Fee shall be paid out of the Collection Account by the Master Servicer on or before each Remittance Date.

           "Trustee Fee Rate":  A rate equal to .0034%.

           "Trustee Mortgage File": With respect to any Mortgage Loan, the documents listed in Section 2.1(i) through (xv) pertaining to such Mortgage Loan, the documents listed in the third paragraph of Section 2.1 and any additional documents required to be deposited with the Trustee pursuant to the express provisions of this Agreement.

           "Uncertificated Accrued Interest": With respect to any class of uncertificated REMIC I Regular Interests or REMIC II Regular Interests for any Distribution Date, the product of the Uncertificated Principal Balance of such class as of the close of the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Cut-off Date) and one-twelfth of the applicable REMIC I Remittance Rate or REMIC II Remittance Rate. The Uncertificated Accrued Interest in respect of each class of REMIC I Regular Interests and REMIC II Regular Interests shall accrue on the basis of a 360-day year consisting of twelve 30-day months.

           "Uncertificated Distributable Interest": With respect to any REMIC I Regular Interest or REMIC II Regular Interest for any Distribution Date, an amount equal to: (a) the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest or REMIC II Regular Interest, as the case may be, for such Distribution Date; reduced (to not less than zero) by (b) the portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date allocated to such REMIC I Regular Interest or REMIC II Regular Interest, as the case may be, as set forth below; and increased by (c) any Uncertificated Distributable Interest in respect of such REMIC I Regular Interest or REMIC II Regular Interest, as the case may be, for the immediately preceding Distribution Date that was not deemed paid on the immediately preceding Distribution Date pursuant to Section 4.1 or 4.2, as applicable, together with one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) on such unpaid Uncertificated Distributable Interest at the REMIC I Remittance Rate or the REMIC II Remittance Rate, as the case may be, applicable to such REMIC I Regular Interest or REMIC II Regular Interest, as the case may be, for the current Distribution Date. The Net Aggregate Prepayment Interest Shortfall for any Distribution Date shall be allocated: (i) among the respective REMIC I Regular Interests, pro rata in accordance with the respective amounts of Uncertificated Accrued Interest with respect thereto for such Distribution Date; and (ii) among the respective REMIC II Regular Interests, pro rata in accordance with the respective amounts of Uncertificated Accrued Interest with respect thereto for such Distribution Date.

           "Uncertificated Principal Balance": The principal amount of any REMIC I Regular Interest or REMIC II Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall equal the principal balance of the related Mortgage Loan as of the Cut-off Date. On each Distribution Date, the
Uncertificated Principal Balance of each REMIC I Regular Interest shall be reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to Section 4.1 and, if and to the extent appropriate, shall be further reduced on such Distribution Date as provided in
Section 4.6. As of the Closing Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each

Distribution Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall be calculated as set forth in the Preliminary Statement. For purposes of this Agreement, the Uncertificated Principal Balances of the REMIC II Regular Interests shall be expressed in eight decimal places.

           "Unscheduled Payments": With respect to a Mortgage Loan and a Collection Period, all Liquidation Proceeds and Insurance Proceeds payable under such Mortgage Loan, the Repurchase Price of such Mortgage Loan if it is repurchased or purchased pursuant to Sections 2.3 and the price specified in
Section 9.1 if such Mortgage Loan is purchased or repurchased pursuant thereto, draws on any letters of credit issued with respect to such Mortgage Loan and any other payments under or with respect to such Mortgage Loan not scheduled to be made, including Principal Prepayments (but excluding Prepayment Premiums) received during such Collection Period.

           "Updated Appraisal": With respect to any Mortgage Loan, (i) a fair market value appraisal of the related Mortgaged Property or REO Property from an independent appraiser who is a member of the Appraisal Institute, which appraisal shall be conducted in accordance with MAI standards by an appraiser with at least 10 years experience in the related property type and in the jurisdiction where the property is located or (ii) an internal property valuation performed by the Special Servicer at its discretion in accordance with the servicing standard set forth herein with respect to any Mortgage Loan with an outstanding principal balance equal to or less than $1,500,000, in each case conducted subsequent to any appraisal performed on or prior to the Cut-off Date.

           "Voting Rights": The voting rights to which the Certificateholders are entitled hereunder. At all times during the term of this Agreement, 97% of the Voting Rights shall be allocated among the Holders of the various outstanding Classes of Principal Balance Certificates in proportion to the respective aggregate Certificate Balances of their Certificates, 2% of the Voting Rights shall be allocated to the Holders of the Interest Only Certificates, and the remaining Voting Rights shall be allocated equally among the Holders of the respective Classes of the Residual Certificates. The Class V Certificates shall have no Voting Rights. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates.

           "Weighted Average Pass-Through Rate": With respect to any Interest Accrual Period, a per annum rate equal to the weighted average of the Pass-Through Rates for the Principal Balance Certificates as of the close of the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Cut-off Date).

           "Weighted Average REMIC I Remittance Rate": With respect to each Distribution Date, the weighted average of the REMIC I Remittance Rates for the REMIC I Regular Interests, weighted on the basis of the Uncertificated Principal Balances of the REMIC I Regular Interest related to each Mortgage Loan as of the close of the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Cut-off Date).

           "Workout Fee":  As defined in Section 3.12(b).

           SECTION 1.2.  Certain Calculations

           Unless otherwise specified herein, the following provisions shall apply:

           (a) All calculations of interest (excluding interest on the Mortgage Loans, which shall be calculated pursuant to the related Mortgage Loan
Documents) provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

           (b) The portion of any Insurance Proceeds, Liquidation Proceeds, Repurchase Price, Substitution Shortfall Amounts or Net REO Proceeds in respect of a Mortgage Loan allocable to principal and Prepayment Premiums shall equal the total amount of such proceeds minus (a) first, any portion thereof payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent pursuant to the provisions of this Agreement and (b) second, any portion thereof equal to interest on the unpaid principal balance of such Mortgage Loan at the related Net Mortgage Rate from the Due Date as to which interest was last paid by the related Borrower up to but not including the Due Date in the Collection Period in which such proceeds are received. Allocation of such amount between principal and Prepayment Premium shall be made first to principal and second to Prepayment Premium.

           (c) Any Mortgage Loan payment is deemed to be received on the date such payment is actually received by the Master Servicer, the Special Servicer or the Trustee; provided, however, that for purposes of calculating distributions on the Certificates, Principal Prepayments with respect to any Mortgage Loan are deemed to be received on the date they are applied in accordance with Section 3.1(b) to reduce the outstanding principal balance of such Mortgage Loan on which interest accrues.

           SECTION 1.3.      Certain Constructions.

           (a) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section
1.1 shall have the respective meanings given to them under United States generally accepted accounting principles or regulatory accounting principles, as applicable.

           (b) The words "hereof," "herein" and "hereunder," and words of similar import when used in this Agreement, shall refer to this agreement as a whole and not to any particular provision of this Agreement, and references to Sections, Schedules and Exhibits contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

           (c) Whenever a term is defined herein, the definition ascribed to such term shall be equally applicable to both the singular and plural forms of such term and to masculine, feminine and neuter genders of such term.

           (d) This Agreement is the result of arm's-length negotiations between the parties and has been reviewed by each party hereto and its counsel. Each party agrees that any ambiguity in this Agreement shall not be interpreted against the party drafting the particular clause which is in question.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

           SECTION 2.1.  Conveyance and Assignment of Mortgage Loans.

           The Depositor, concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set over and otherwise convey to the Trustee without recourse (except to the extent herein provided) all the right, title and interest of the Depositor in and to the Mortgage Loans, including all rights to payment in respect thereof, except as set forth below, and any security interest thereunder (whether in real or personal property and whether tangible or intangible) in favor of the Depositor, and all Reserve Accounts and all other assets included or to be included in the Trust Fund for the benefit of the Certificateholders. Such transfer and assignment includes all scheduled payments of interest and principal due after the Cut-off Date (whether or not received) and all payments of interest and principal received by the Depositor or the Master Servicer on or with respect to the Mortgage Loans after the Cut-off Date, other than any such payments of interest or principal which were due on or prior to the Cut-off Date. In connection with such transfer and assignment of all interest and principal due with respect to the Mortgage Loans after the Cut-off Date, the Depositor shall make a cash deposit to the Collection Account on the Closing Date in an amount equal to the Cash Deposit. The Depositor, concurrently with the execution and delivery hereof, does also hereby sell, transfer, assign, set over and otherwise convey to the Trustee without recourse (except to the extent provided herein) all the right, title and interest of the Depositor in, to and under the Mortgage Loan Purchase Agreements (other than the right to recovery of certain transaction expenses, including certain estimated expenses, as set forth in Section 1 of each such Mortgage Loan Purchase Agreement and the right to receive certain indemnification payments under the Indemnification Agreement required of the applicable Seller under each such Mortgage Loan Purchase Agreement). The Depositor shall cause the Reserve Accounts to be transferred to and held in the name of the Master Servicer on behalf of the Trustee as successor to the applicable Seller.

           In connection with the transfer and assignment of its right, title and interest in the Mortgage Loans, the Depositor does hereby deliver to, and deposit with, the Trustee, with a copy to the Master Servicer, the following documents or instruments with respect to each such Mortgage Loan:

               (i) the original of the related Note, endorsed by the applicable Seller in blank in the following form: "Pay to the order of ________________, without recourse" which the Trustee or its designee is authorized to complete and which Note and all endorsements thereof shall show a complete chain of endorsement from the Originator to the applicable Seller;

               (ii) the related original recorded Mortgage or a copy thereof certified by the related title insurance company, public recording office or closing agent to be in the form in which executed or submitted for recording, each related original recorded Assignment of Mortgage which, together with other such Assignments of Mortgage, shows a complete chain of assignment of the related Mortgage from the applicable Originator to the applicable Seller or a copy thereof certified by the related title insurance company, public recording office or closing agent to be in the form in which executed or submitted for recording and the related original Assignment of Mortgage executed by the applicable Seller in blank which the Trustee or its designee is authorized to complete (and but for the insertion of the name of the assignee and any related recording information which is not yet available to the applicable Seller, is in suitable form for recordation in the jurisdiction in which the related Mortgaged Property is located);

                    (iii) if the related security agreement is separate from the Mortgage, the original security agreement or a counterpart thereof, and if the security agreement is not assigned under the Assignments of Mortgage described in clause (ii) above, the related original assignment of such security agreement to the applicable Seller or a counterpart thereof and the related original assignment of such security agreement executed by the applicable Seller in blank which the Trustee or its designee is authorized to complete;

                    (iv) the acknowledgement copy of each Form UCC-1 financing statement (file stamped to show the filing or recording thereof in the applicable public filing or recording office), if any, filed or recorded with respect to personal property or fixtures constituting a part of the related Mortgaged Property, or a copy thereof in the form submitted for filing or recording, together with a copy of each Form UCC-2 or UCC-3 assignment (file stamped to show the filing or recording thereof in the applicable public filing or recording office), if any, filed or recorded with respect to such financing statement which, together with other such assignments, shows a complete chain of assignment of such financing statement from the applicable Originator to the applicable Seller, or a copy thereof in the form submitted for filing or recording, and a copy of each Form UCC-2 or UCC-3 assignment, if any, of such financing statement executed by the applicable Seller in blank which the Trustee or its designee is authorized to complete (and but for the insertion of the name of the assignee and any related filing or recording information which is not yet available to the applicable Seller, is in suitable form for filing or recording in the filing or recording office in which such financing statement was filed or recorded);

                    (v) the related original of the Loan Agreement, if any, relating to such Mortgage Loan or a counterpart thereof;

                    (vi) the related original lender's title insurance policy (or the original pro forma or specimen title insurance policy or the original marked, redated and recertified commitment for lender's title insurance policy issued with respect to the related Mortgage for the purpose of closing), together with any endorsements or riders thereto that were issued with or subsequent to the issuance of such policy;

                    (vii) if any related Assignment of Leases, Rents and Profits is separate from the Mortgage, the original recorded Assignment of Leases, Rents and Profits or a copy thereof certified by the related title insurance company, public recording office or closing agent to be in the form in which executed or submitted for recording, each related original recorded reassignment of such instrument, if any, which, together with other such reassignments, shows a complete chain of assignment of such instrument from the applicable Originator to the applicable Seller or a copy thereof certified by the related title insurance company, public recording office or closing agent to be in the form in which executed or submitted for recording and the related original reassignment of such instrument, if any, executed by the applicable Seller in blank which the Trustee or its designee is authorized to complete (and but for the insertion of the name of the assignee and any related recording information which is not yet available to the applicable Seller, is in suitable form for recordation in the jurisdiction in which the related Mortgaged Property is located) (any of which reassignments, however, may be included in a related Assignment of Mortgage and need not be a separate instrument);

                    (viii) the original or a counterpart of each environmental warranty or indemnity agreement, if any, with respect to such Mortgage Loan;

                    (ix) if any related assignment of contracts is separate from the Mortgage, the original assignment of contracts or a counterpart thereof, and if the assignment of contracts is not assigned under the Assignments of Mortgage described in clause (ii) above, the related original reassignment of such instrument to the applicable Seller or a counterpart thereof and the related original reassignment of such instrument executed by the applicable Seller in blank which the Trustee or its designee is authorized to complete;

                    (x) with respect to the related Reserve Accounts, if any, a copy of the original of any separate agreement with respect thereto between the related Borrower and the Originator (and, if the Seller is not the Originator, together with an assignment of the agreement to the Seller);

                    (xi) the original of any other written agreement, instrument or document securing such Mortgage Loan, including, without limitation, originals of any guaranties with respect to such Mortgage Loan or the original letter of credit, if any, with respect thereto, together with any and all amendments thereto, including, without limitation, any amendment which entitles the Master Servicer to draw upon such letter of credit on behalf of the Trustee for the benefit of the Certificateholders, and the original of each instrument or other item of personal property given as security for a Mortgage Loan possession of which by a secured party is necessary to a secured party's valid, perfected, first priority security interest therein, together with all assignments or endorsements thereof necessary to entitle the Master Servicer to enforce a valid, perfected, first priority security interest therein on behalf of the Trustee for the benefit of the Certificateholders;

                    (xii) with respect to the related Reserve Accounts, if any, the acknowledgement copy of each UCC-1 financing statement (file stamped to show the filing thereof in the applicable public filing office), if any, filed with respect to the security interest of the applicable Originator in such Reserve Accounts and all funds contained therein, or a copy thereof in the form submitted for filing, together with a copy of each Form UCC-2 or UCC-3 assignment (file stamped to show the filing thereof in the applicable public filing office), if any, filed with respect to such financing statement, which assignment, together with all other such assignments, shows a complete chain of assignment of such financing statement from the applicable Originator to the applicable Seller, or a copy thereof in the form submitted for filing, and a copy of each Form UCC-2 or UCC-3 assignment, if any, of such financing statement executed by the applicable Seller in blank which the Trustee or its designee is authorized to complete (and but for the insertion of the name of the assignee and any related filing information which is not yet available to the applicable Seller is in suitable form for filing in the filing office in which such financing statement was filed);

                    (xiii) the original of each assumption, consolidation or substitution agreement, if any, with evidence of recording thereon, where appropriate (or a copy thereof certified by the related title insurance company, public recording office or closing agent to be in the form in which executed or submitted for recording);

                    (xiv) if any document or instrument described above is signed by an attorney in fact or similar agent on behalf of the related Borrower or another party, the original of the applicable power of attorney or a counterpart thereof; and

                    (xv)  originals  or  copies  of  any  and  all   amendments,
modifications and supplements to, and waivers related to, any of the foregoing.

           On or promptly following the Closing Date, the Trustee or Custodian, as applicable, shall, to the extent possession thereof has been delivered to it, complete any Assignment of Mortgage delivered in blank pursuant to clause (ii) above, any assignment of security agreement delivered in blank pursuant to clause (iii) above, any Form UCC-2 or UCC-3 assignment delivered in blank pursuant to clause (iv) or (xii) above, any reassignment of Assignment of Leases, Rents and Profits delivered in blank pursuant to clause (vii) above and any reassignment of assignment of contracts delivered in blank pursuant to clause (ix) above, in each case, by inserting the name of the Trustee as assignee and delivering to the Master Servicer (1) for recordation, (a) each Assignment of Mortgage referred to in clause (ii) above which has not yet been submitted for recordation and (b) each reassignment of Assignment of Leases, Rents and Profits referred to in clause (vii) above (if not otherwise included in the related Assignment of Mortgage) which has not yet been submitted for recordation; and (2) for filing or recordation, each Form UCC-1 financing statement and Form UCC-2 or UCC-3 financing statement assignment referred to in clause (iv) or (xii) above which has not yet been submitted for filing or recordation. On or promptly following the Closing Date, the Trustee or Custodian, as applicable, shall, to the extent possession thereof has been delivered to it, complete the endorsement of the Note by inserting the name of the Trustee as endorsee. The Master Servicer shall, upon receipt, promptly submit (or cause a third party contractor to promptly submit) for recording or filing, as the case may be, in the appropriate public recording or filing office, each such document (other than the Notes) at the expense of the applicable Seller. In the event that any such document is lost or returned unrecorded or unfiled because of a defect therein, the Master Servicer shall use its best efforts to promptly prepare (or cause the applicable Seller or a qualified third party contractor to promptly prepare) a substitute document for signature by the Depositor or the applicable Seller, as applicable, and thereafter the Master Servicer (or such third party) shall cause each such document to be duly recorded or filed at the expense of the applicable Seller. The Master Servicer shall, promptly upon receipt of the original of each such recorded or filed document, deliver such original to the Custodian. Notwithstanding anything to the contrary contained in this Section 2.1, in those instances where the public recording office retains the original Assignment of Mortgage or reassignment of Assignment of Leases, Rents and Profits, if applicable, after any such document has been recorded, the obligations hereunder of the Depositor shall be deemed to have been satisfied upon delivery to the Custodian of a copy of such Assignment of Mortgage or reassignment of Assignment of Leases, Rents and Profits certified by the public recording office to be a true and complete copy of the recorded original thereof. If a pro forma or specimen title insurance policy or a marked, redated and recertified commitment for lender's title insurance policy has been delivered to the Custodian in lieu of an original title insurance policy, the Depositor or the Master Servicer will promptly deliver to the Custodian the related original title insurance policy upon receipt thereof.

           All original documents relating to the Mortgage Loans to the extent delivered by the Depositor which are not delivered to the Custodian are and shall be held by the Trustee or the Master Servicer, as the case may be, in trust for the benefit of the Certificateholders. In the event that any such original document is required pursuant to the terms of this Section to be a part of a Trustee Mortgage File, such document shall be delivered promptly to the Custodian.

           If the Depositor cannot deliver any original or certified recorded or filed document described in this Section 2.1 on the Closing Date, the Depositor shall use its best efforts, promptly upon receipt thereof and in any case not later than 45 days from the Closing Date, to deliver or cause to be delivered such original or certified recorded or filed documents to the Custodian (unless the Depositor is delayed in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording or filing office, in which case the Depositor or the Master Servicer shall notify the Custodian and the Trustee in writing of such delay and shall deliver such documents to the Custodian promptly upon the Depositor's or the Master Servicer's receipt thereof).

          SECTION 2.2.   Acceptance by the Custodian and the Trustee.

           By its execution and delivery of this Agreement, the Trustee acknowledges the assignment to it of the Mortgage Loans in good faith without notice of adverse claims and declares that the Custodian holds and will hold such documents and all others delivered to it constituting the Trustee Mortgage File (to the extent the documents constituting the Trustee Mortgage File are actually delivered to the Custodian) for any Mortgage Loan assigned to the Trustee hereunder in trust, upon the conditions herein set forth, for the use and benefit of all present and future Certificateholders. The Trustee agrees to review each Trustee Mortgage File within 60 days after the later of (a) the Trustee's receipt of such Trustee Mortgage File or (b) execution and delivery of this Agreement, to ascertain that all documents referred to in clauses (i), (ii) and (vi) of Section 2.1 above, any other documents referred to in the other clauses of Section 2.1 and identified to the Trustee by the applicable Seller as relating to a Mortgage File and any original recorded documents referred to in the last sentence of Section 2.1 to be included in the delivery of a Trustee
Mortgage File, have been received, have been executed, have been endorsed or assigned to the extent required, appear on their face to be what they purport to be, purport to be recorded or filed (as applicable) and have not been torn, mutilated or otherwise defaced, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule. In so doing, the Trustee may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If, at the conclusion of such review, any document or documents constituting a part of a Trustee Mortgage File have not been executed or received, have not been endorsed or assigned to the extent required, have not been recorded or filed (if required), are unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule, appear on their face not to be what they purport to be or have been torn, mutilated or otherwise defaced, the Trustee shall promptly so notify the Depositor, the Operating Adviser and the applicable Seller (with a copy to the Master Servicer or the Special Servicer, as applicable) by providing a written report, setting forth, for each affected Mortgage Loan, with particularity, the nature of the defective or missing document. Neither the Master Servicer, the Special Servicer nor the Trustee shall be responsible for any loss, cost, damage or expense to the Trust Fund resulting from any failure to receive any document constituting a portion of a Trustee Mortgage File noted on such a report or for any failure by the Depositor to use its best efforts to deliver any such document, subject to Section 2.3(e) with respect to the Master Servicer and the Special Servicer.

           In reviewing any Trustee Mortgage File pursuant to the preceding paragraph or Section 2.1, the Trustee will have no responsibility to determine whether any document or opinion is legal, valid, binding or enforceable, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, to determine whether the Trustee is the assignee or endorsee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, whether a blanket assignment is permitted in any applicable jurisdiction, or whether any Person executing any document or rendering any opinion is authorized to do so or whether any signature thereon is genuine.

           The Trustee shall hold that portion of the Trust Fund delivered to the Trustee consisting of "instruments" (as such term is defined in Section 9-105 of the Uniform Commercial Code as in effect in Illinois on the date hereof) in Illinois and, except as set forth in Section 3.11 or as otherwise specifically provided in this Agreement, shall not remove such instruments from Illinois unless it receives an Opinion of Counsel (obtained and delivered at the expense of the Person requesting the removal of such instruments from Illinois) that in the event the transfer of the Mortgage Loans to the Trustee is deemed not to be a sale, after such removal, the Trustee will possess a first priority perfected security interest in such instruments.

          SECTION  2.3   Seller's   Repurchase  of Mortgage  Loans for  Document
Defaults and Breaches of Representations and Warranties.

           (a) Upon discovery by the Depositor, the Custodian, the Master Servicer, the Special Servicer or the Trustee of a breach of any representation or warranty of Midland Loan Services, Inc. under the Midland Mortgage Loan Purchase Agreement, RFC under the RFC Mortgage Loan Purchase Agreement, MSMC under the MSMC Mortgage Loan Purchase Agreement or PNC under the PNC Mortgage Loan Purchase Agreement with respect to any Mortgage Loan, or that any document required to be included in the Trustee Mortgage File with respect to a Mortgage Loan does not conform to the requirements of Section 2.1, such Person shall give prompt notice thereof to the applicable Seller, the Operating Adviser and the Rating Agencies and such Seller shall (to the extent such Seller is so obligated under the terms of the applicable Mortgage Loan Purchase Agreement) either (i) cure such breach or defect, (ii) substitute a Qualified Substitute Mortgage Loan for the related Deleted Mortgage Loan and deposit a cash amount equal to the applicable Substitution Shortfall Amount into the Collection Account, subject to the terms of the applicable Mortgage Loan Purchase Agreement and this Agreement, or (iii) repurchase such Mortgage Loan at the Repurchase Price within 90 days after the discovery of such breach or defect (or after notice thereof is received by the Seller, if permitted by the terms of the applicable Mortgage Loan Purchase Agreement), as the same may be extended, all pursuant to and as more particularly described in the applicable Mortgage Loan Purchase Agreement; it being understood and agreed that none of the Depositor, the Custodian, the Master Servicer, the Special Servicer and the Trustee has an obligation to conduct any investigation with respect to such matters (except, in the case of the Trustee Mortgage Files, to the extent provided in Sections 2.1 and 2.2).

           (b) Upon receipt by the Master Servicer from the applicable Seller of the Repurchase Price for a repurchased Mortgage Loan, the Master Servicer shall deposit such amount in the Collection Account, and the Trustee, pursuant to
Section 3.11, shall, upon receipt of a certificate of a Servicing Officer certifying as to the receipt by the Master Servicer of the Repurchase Price and the deposit of the Repurchase Price into the Collection Account pursuant to this
Section 2.3(b), release or cause to be released to the applicable Seller the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in the applicable Seller the legal and beneficial ownership of any Mortgage Loan released pursuant hereto, and the Trustee, Special Servicer and the Master Servicer shall have no further responsibility with regard to such Mortgage File or the related Mortgage Loan.

           (c) In connection with any substitution by a Seller of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans pursuant to Section 2.3(a)(ii), the Master Servicer will determine the applicable Substitution Shortfall Amount. Upon receipt by the Master Servicer from the applicable Seller of the Mortgage File(s) (including a Trustee Mortgage File or Files which comply with Section 2.1) for the related Qualified Substitute Mortgage Loan(s) and an amount equal to the applicable Substitution Shortfall Amount, the Master Servicer shall deliver such Mortgage File(s) to the Custodian and deposit such amount in the Collection Account, and the Trustee, pursuant to Section 3.11, shall, upon receipt of a certificate of a Servicing Officer certifying as to the receipt of the applicable Substitution Shortfall Amount, the delivery of such Mortgage File(s) to the Custodian and the deposit of the Substitution Shortfall Amount into the Collection Account pursuant to this Section 2.3(c), release or cause to be released to the applicable Seller the Mortgage File(s) of the Deleted Mortgage Loan(s) and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in the applicable Seller the legal and beneficial ownership of each Deleted Mortgage Loan released pursuant hereto and any rights of the Depositor in, to and under the applicable Mortgage Loan Purchase Agreement, as such agreement related to such Deleted Mortgage Loan(s) that were initially transferred to the Trust Fund under Section 2.1, and the Trustee, the Special Servicer and the Master Servicer shall have no further responsibility with regard to such Mortgage File(s) or the related Deleted Mortgage Loan(s). No substitution may be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualified Substitute Mortgage Loans after the related date of substitution, shall be part of the Trust Fund.

Monthly Payments due with respect to Qualified Substitute Mortgage Loans on or prior to the related date of substitution shall not be part of the Trust Fund and will be remitted by the Master Servicer to the applicable Seller promptly following receipt.

           (d) In the event that the applicable Seller incurs any expense in connection with curing a breach of a representation or warranty pursuant to
Section 2.3(a) which also constitutes a default under the related Mortgage Loan, the applicable Seller shall have a right, and the applicable Seller shall be subrogated to the rights of the Trustee, as successor to the mortgagee, to recover the amount of such expenses from the related Borrower. The Master Servicer or Special Servicer, as applicable, shall use reasonable efforts in recovering, or assisting the applicable Seller in recovering, from such Borrower the amount of any such expenses.

           (e) The Master Servicer or the Special Servicer, as applicable, shall use its best efforts, in accordance with the Servicing Standard, to enforce the obligations of each Seller to cure, substitute for or repurchase any Mortgage Loan which is discovered to be a "Defective Mortgage Loan" (as such term is defined in the applicable Mortgage Loan Purchase Agreement) under the terms of the applicable Mortgage Loan Purchase Agreement.

           SECTION 2.4.  Representations and Warranties of the Depositor.

           (a) The Depositor hereby represents and warrants as of the Closing Date that:

               (i) The Depositor is a corporation duly organized validly existing and in good standing under the laws of the State of Missouri;

               (ii) The Depositor has taken all necessary action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer its right, title and interest in the Mortgage Loans in accordance with this Agreement;

               (iii) This Agreement has been duly and validly authorized, executed and delivered by the Depositor and assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

               (iv) The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any provision of its articles of incorporation or bylaws, or any law or regulation to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under (or an event which, with notice or lapse of time or both, would constitute a default under) any of the terms, conditions or provisions of any agreement or instrument to which the Depositor is a party or by which it is bound, or any order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor's assets or property which, with respect to any of the above events, would materially and adversely affect the ability of the Depositor to carry out its obligations under this Agreement. The Depositor is not in default in any material respect with respect to any agreement to which the Depositor is a party. The Depositor has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Depositor of this Agreement;

               (v) The articles of incorporation of the Depositor provides that the Depositor is permitted to engage in only the following activities:

                    (A) To acquire, own, hold, sell, transfer, assign, pledge, finance, refinance and otherwise deal with (i) loans secured by (x) first or second mortgages, deeds of trust or similar liens on multi-family residential, commercial or mixed commercial and multi-family residential properties, and (y) related assets, and (ii) any participation interest in, security (in bond or pass-through form) or funding agreement based on, backed or collateralized by, directly or indirectly, any of the foregoing (the loans and related assets described in clause (A)(i) and the participation interests, securities and funding agreements described in clause (A)(ii), collectively, "Mortgage Loans");

                    (B) To establish and fund one or more trusts (the "Trusts") and to authorize such Trusts to engage in one or more of the activities described in immediately preceding clause (A) and to issue certificates (the "Certificates") in one or more classes pursuant to pooling and servicing agreements (each, a "Pooling and Servicing Agreement"), with each class having the characteristics specified in the related Pooling and Servicing Agreement, representing ownership interests in the Mortgage Loans;

                    (C) To acquire, own, hold, invest in, offer, sell, transfer, assign, pledge, finance and deal in and with any Certificates issued by a Trust established by the corporation pursuant to immediately preceding clause (B); and

                    (D) To engage in any other acts and activities and to exercise any powers permitted to corporations under the laws of the State of Missouri which are incidental to, or connected with the foregoing, and necessary, suitable or convenient to accomplish any of the foregoing; and

               (vi) There is no action, suit or proceeding pending or, to the best knowledge of the Depositor, threatened against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the ability of the Depositor to carry out its obligations under this Agreement.

           (b) The Depositor hereby represents and warrants with respect to each Mortgage Loan as of the Closing Date that:

               (i) Immediately prior to the transfer and assignment to the Trustee, the related Note and the related Mortgage were not subject to an assignment or pledge created by it or attributable to its ownership; and the Depositor had full right to transfer and sell its right, title and interest in such Mortgage Loan to the Trustee free and clear of any encumbrance, lien, pledge, charge, claim or security interest encumbering such Mortgage Loan created by it or attributable to its ownership;

                (ii) Each related Assignment of Mortgage constitutes the legal, valid and binding assignment of the related Mortgage from the Depositor to the Trustee, and each related reassignment of Assignment of Leases, Rents and Profits constitutes the legal, valid and binding assignment of the related Assignment of Leases, Rents and Profits from the Depositor to the Trustee; and

                (iii) No claims have been made by the Depositor under the related lender's title insurance policy, and the Depositor has not done, by act or omission, anything which would impair the coverage of such lender's title insurance policy.

           (c) It is understood and agreed that the representations and warranties set forth in this Section 2.4 shall survive delivery of the respective Trustee Mortgage Files to the Trustee until the termination of this Agreement, and shall inure to the benefit of the Certificateholders, the Master Servicer and the Special Servicer.

           (d) In the event that any litigation is commenced which alleges facts which, in the judgment of the Depositor, could constitute a breach of any of the Depositor's representations and warranties relating to the Mortgage Loans, the Depositor hereby reserves the right to conduct the defense of such litigation at its expense, except to the extent such action would materially and adversely affect the interests of the Certificateholders.

           SECTION 2.5. Representations, Warranties and Covenants of the Master Servicer and the Special Servicer.

           (a) The Master Servicer hereby represents, warrants and covenants that as of the Closing Date:

               (i) The Master Servicer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all licenses necessary to carry on its business as now being conducted, and is in compliance with the laws of each state in which any Mortgaged Property is located, to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

               (ii) The Master Servicer has the full corporate power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement do not violate the Master Servicer's certificate of incorporation or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets, which default or breach would have consequences that would materially and adversely affect the financial condition or operations of the Master Servicer or its properties taken as a whole or impair the ability of the Trust Fund to realize on the Mortgage Loans;

               (iii) This Agreement has been duly and validly authorized, executed and delivered by the Master Servicer and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

               (iv) The Master Servicer is not in violation of, and the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, or result in the creation or imposition of any lien, charge or encumbrance which, in any such event, would have consequences that would materially and adversely affect the financial condition or operations of the Master Servicer or its properties taken as a whole or impair the ability of the Trust Fund to realize on the Mortgage Loans;

               (v) There are no actions, suits or proceedings pending or, to the knowledge of the Master Servicer, threatened, against the Master Servicer which, either in any one instance or in the aggregate, would result in any material adverse change in the business, operations or financial condition of the Master Servicer or would materially impair the ability of the Master Servicer to perform under the terms of this Agreement or draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Master Servicer contemplated herein;

               (vi) No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or, if required, such approval has been obtained prior to the Closing Date, except to the extent that the failure of the Master Servicer to be qualified as a foreign corporation or licensed in one or more states is not necessary for the enforcement of the Mortgage Loans;

               (vii) The Master Servicer has examined each Sub-Servicing Agreement, will examine each future Sub-Servicing Agreement and will be familiar with the terms thereof. Any Sub-Servicing Agreements will comply with the provisions of Section 3.2; and

               (viii) Each officer or employee of the Master Servicer that has responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.8. Neither the Master Service nor, to the best of the Master Servicer's knowledge, any of its officers or employees that is involved in the servicing or administration of Mortgage Loans has been

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refused such  coverage or  insurance.  The Master  Servicer has a fidelity  bond meeting the requirements of Section 3.8.

           (b) The Special Servicer hereby represents, warrants and covenants that as of the Closing Date:

               (i) The Special Servicer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all licenses necessary to carry on its business as now being conducted, and is in compliance with the laws of each state in which any Mortgaged Property is located, to the extent necessary to ensure the enforceability of each Specially Serviced Mortgage Loan in accordance with the terms of this Agreement;

               (ii) The Special Servicer has the full corporate power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the execution and delivery of this Agreement by the Special Servicer and its performance and compliance with the terms of this Agreement do not violate the Special Servicer's certificate of incorporation or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Special Servicer is a party or which may be applicable to the Special Servicer or any of its assets, which default or breach would have consequences that would materially and adversely affect the financial condition or operations of the Special Servicer or its properties taken as a whole or impair the ability of the Trust Fund to realize on the Specially Serviced Mortgage Loans;

               (iii) This Agreement has been duly and validly authorized, executed and delivered by the Special Servicer and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Special Servicer, enforceable against it in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

               (iv) The Special Servicer is not in violation of, and the execution and delivery of this Agreement by the Special Servicer and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, or result in the creation or imposition of any lien, charge or encumbrance which, in any such event, would have consequences that would materially and adversely affect the financial condition or operations of the Special Servicer or its properties taken as a whole or impair the ability of the Trust Fund to realize on the Specially Serviced Mortgage Loans;

               (v) There are no actions, suits or proceedings pending or, to the knowledge of the Special Servicer, threatened, against the Special Servicer which, either in any one instance or in the aggregate, would result in any material adverse change in the business,

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


operations or financial condition of the Special Servicer or would materially impair the ability of the Special Servicer to perform under the terms of this Agreement or draw into question the validity of this Agreement or the Specially Serviced Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Special Servicer contemplated herein;

               (vi) No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body is required for the execution, delivery and performance by the Special Servicer of, or compliance by the Special Servicer with, this Agreement or, if required, such approval has been obtained prior to the Closing Date, except to the extent that the failure of the Special Servicer to be qualified as a foreign corporation or licensed in one or more states is not necessary for the enforcement of the Specially Serviced Mortgage Loans; and

               (vii) Each officer or employee of the Special Servicer that has or will have responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.8. Neither the Special Servicer nor, to the best of the Special Servicer's knowledge, any of its officers or employees that is or will be involved in the servicing or administration of Mortgage Loans has been refused such coverage or insurance. The Special Servicer has a fidelity bond meeting the requirements of Section 3.8.

           (c) It is understood and agreed that the representations and warranties set forth in this Section shall survive delivery of the Trustee Mortgage Files to the Trustee or the Custodian on behalf of the Trustee until the termination of this Agreement, and shall inure to the benefit of the Trustee and the Depositor. Upon discovery by the Depositor, the Master Servicer, the Special Servicer or a Responsible Officer of the Trustee (or upon written notice thereof from any Certificateholder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of the Certificateholders, the Master Servicer, the Special Servicer or the Trustee with respect to any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties hereto and to the Rating Agencies.

           SECTION 2.6. Execution and Delivery of Certificates; Issuance of REMIC I Regular Interests and REMIC II Regular Interests.

           The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it of the Trustee Mortgage Files to the Custodian (to the extent the documents constituting the Trustee Mortgage Files are actually delivered to the Custodian), subject to the provisions of Section 2.1 and
Section 2.2 and, concurrently with such delivery, (i) acknowledges the issuance of and hereby declares that it holds the REMIC I Regular Interests on behalf of REMIC II and the Holders of the Class R-II Certificates; (ii) acknowledges the issuance of and hereby declares that it holds the REMIC II Regular Interests on behalf of REMIC III and the Holders of the REMIC III Regular Certificates and the Class R-III Certificates; (iii) acknowledges the issuance of the Class V Certificates and hereby declares that it holds the Grantor Trust Assets on behalf of the holders of the Class V, Class A-1 and Class X Certificates; and
(iv) has caused to be executed and caused to be authenticated and delivered to or upon the

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


order of the Depositor, or as directed by the terms of this Agreement, Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class V, Class R-I, Class R-II and Class R-III Certificates in authorized denominations, in each case registered in the names set forth in such order of the Depositor or as so directed in this Agreement and duly authenticated by the Authenticating Agent, which Certificates (described in the preceding clause (iv)) evidence ownership of the entire Trust Fund.

           SECTION 2.7.   Documents Not Delivered to Custodian.

           All original documents relating to the Mortgage Loans which are part of the Master Servicer Mortgage File are and shall be held by the Master Servicer, in trust for the benefit of the Trustee on behalf of the
Certificateholders. The legal ownership of all records and documents with respect to each Mortgage Loan prepared by or which come into the possession of the Master Servicer shall immediately vest in the Trustee, in trust for the benefit of the Certificateholders.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                              OF THE MORTGAGE LOANS

           SECTION 3.1. Master Servicer to Act as Master Servicer; Special Servicer to Act as Special Servicer; Administration of the Mortgage Loans.

           (a) The Master Servicer and the Special Servicer, each as an independent contractor, shall service and administer the Mortgage Loans (or in the case of the Special Servicer, the Specially Serviced Mortgage Loans and the REO Mortgage Loans) on behalf of the Trust Fund solely in the best interests of, and for the benefit of, all of the Certificateholders and the Trustee (as trustee for the Certificateholders) in accordance with the terms of this Agreement and the respective Mortgage Loans. In furtherance of, and to the extent consistent with, the foregoing, and except to the extent that this Agreement provides for a contrary specific course of action, each of the Master Servicer and the Special Servicer shall service and administer each Mortgage Loan (x) in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans for other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers used with respect to loans comparable to the Mortgage Loans, or (y) in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans which it owns, whichever standard of care is higher, and taking into account its other obligations hereunder, but without regard to:

               (i) any other relationship that the Master Servicer, the Special Servicer, any Sub-Servicer or any Affiliate of the Master Servicer, the Special Servicer or any Sub-Servicer may have with the related Borrower or any Affiliate of such Borrower;


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


               (ii) the ownership of any Certificate by the Master Servicer, the Special Servicer or any Affiliate of either;

               (iii) the Master Servicer's, the Trustee's or the Fiscal Agent's obligation to make P&I Advances or Servicing Advances or to incur servicing expenses with respect to such Mortgage Loan;

               (iv) the Master Servicer's, the Special Servicer's or any Sub-Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction;

               (v) the ownership or servicing or management for others by the Master Servicer, the Special Servicer or any Sub-Servicer, of any other mortgage loans or property; or

               (vi) any obligation of the Master Servicer, the Special Servicer, any Sub-Servicer or any affiliate of the Master Servicer, the Special Servicer or any Sub-Servicer to repurchase or substitute a Mortgage Loan as a Seller if required by a Mortgage Loan Purchase Agreement.

           The standards set forth above with respect to the conduct of the Master Servicer and the Special Servicer in the performance of their respective obligations under this Agreement is herein referred to as the "Servicing Standard."

           The Master Servicer's or the Special Servicer's liability for actions and omissions in its capacity as Master Servicer or Special Servicer, as the case may be, hereunder is limited as provided herein (including, without limitation, pursuant to Section 6.3). To the extent consistent with the foregoing and subject to any express limitations set forth in this Agreement, the Master Servicer and the Special Servicer shall use its best efforts to seek to maximize the timely and complete recovery of principal and interest on the Notes; provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the Master Servicer or the Special Servicer of the collectability of the Mortgage Loans. Subject only to the above-described Servicing Standard and the terms of this Agreement and of the respective Mortgage Loans, the Master Servicer and the Special Servicer shall have full power and authority, acting alone or through Sub-Servicers (subject to Section 3.2), to do or cause to be done any and all things in connection with such servicing and administration which they may deem necessary or desirable. Without limiting the generality of the foregoing, the Master Servicer and the Special Servicer shall, and each is hereby authorized and empowered by the Trustee to, with respect to each Mortgage Loan and the related Mortgaged Property, prepare, execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien on the related Mortgaged Property and related collateral; any modifications, waivers, consents or amendments to or with respect to any Mortgage Loan or any documents contained in the related Mortgage File; and any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, if, in its reasonable judgment, such action is in the best interests of the Certificateholders and is in accordance with, or is required by, this Agreement. The Master Servicer and the Special Servicer shall service and administer

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


the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Borrowers any reports required to be provided to them thereby. Subject to Section 3.11, the Trustee shall, upon the receipt of a written request of a Servicing Officer, execute and deliver to the Master Servicer and the Special Servicer any powers of attorney and other documents prepared by the Master Servicer or the Special Servicer and necessary or appropriate (as certified in such written request) to enable the Master Servicer and the Special Servicer to carry out their servicing and administrative duties hereunder; provided, however, that the Trustee shall not be liable for any actions of the Master Servicer or Special Servicer under any such powers of attorney.

           (b) Unless otherwise provided in the related Note, the Master Servicer shall apply any partial Principal Prepayment received on a Mortgage Loan on a date other than a Due Date to the principal balance of such Mortgage Loan as of the Due Date immediately following the date of receipt of such partial Principal Prepayment.

           SECTION 3.2.  Sub-Servicing.

           (a) The Master  Servicer  or the  Special  Servicer  may  enter  into
Sub-Servicing Agreements with third parties with respect to any of its respective obligations hereunder, provided that (1) any such agreement shall be consistent with the provisions of this Agreement and (2) no Sub-Servicer retained by the Master Servicer or the Special Servicer shall grant any modification, waiver or amendment to any Mortgage Loan without the approval of the Master Servicer or the Special Servicer, as applicable. Any such Sub-Servicing Agreement may permit the Sub-Servicer to delegate its duties to agents or subcontractors so long as the related agreements or arrangements with such agents or subcontractors are consistent with the provisions of this Section 3.2(a).

           Any Sub-Servicing Agreement entered into by the Master Servicer or the Special Servicer, shall provide that it may be assumed or terminated by the Trustee or successor Master Servicer or Special Servicer if the Trustee or a successor Master Servicer or Special Servicer has assumed the duties of the Master Servicer or the Special Servicer, as applicable, without cost or obligation to the assuming or terminating party or the Trust Fund, upon the assumption by the Trustee or a successor Master Servicer or Special Servicer of the obligations of the Master Servicer or the Special Servicer, as applicable, pursuant to Section 7.2.

           Any Sub-Servicing Agreement, and any other transactions or services relating to the Mortgage Loans involving a Sub-Servicer, shall be deemed to be between the Master Servicer or the Special Servicer, as applicable, and such Sub-Servicer alone, and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer, including the Depositor acting in such capacity, except as set forth in Section 3.2(b).

           (b) If the Trustee or any successor Master Servicer or Special Servicer assumes the obligations of the Master Servicer or the Special Servicer, as applicable, in accordance with Section 7.2, the Trustee or such successor Master Servicer or Special Servicer, to the extent necessary to permit the Trustee or such successor Master Servicer or Special

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


Servicer to carry out the provisions of Section 7.2, shall, without act or deed on the part of the Trustee or such successor Master Servicer or Special Servicer, succeed to all of the rights and obligations of the Master Servicer or Special Servicer under any Sub-Servicing Agreement entered into by the Master Servicer or Special Servicer pursuant to Section 3.2(a), subject to the right of termination by the Trustee set forth in Section 3.2(a). In such event, the Trustee or such successor Master Servicer or Special Servicer shall be deemed to have assumed all of the Master Servicer's or Special Servicer's interest therein (but not any liabilities or obligations in respect of acts or omissions of the Master Servicer or Special Servicer prior to such deemed assumption) and to have replaced the Master Servicer or the Special Servicer, as applicable, as a party to such Sub-Servicing Agreement to the same extent as if such Sub-Servicing Agreement had been assigned to the Trustee or such successor Master Servicer, except that the Master Servicer or the Special Servicer shall not thereby be relieved of any liability or obligations under such Sub-Servicing Agreement that accrued prior to the assumption of duties hereunder by the Trustee or such successor Master Servicer or Special Servicer.

           In the event that the Trustee or any successor Master Servicer or Special Servicer assumes the servicing obligations of the Master Servicer or the Special Servicer, as the case may be, upon request of the Trustee or such successor Master Servicer or Special Servicer, as the case may be, the Master Servicer or Special Servicer shall, at its own expense, deliver to the Trustee or such successor Master Servicer or Special Servicer (as the case may be) all documents and records relating to any Sub-Servicing Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held by it, if any, and the Master Servicer will otherwise use its best efforts to effect the orderly and efficient transfer of any Sub-Servicing Agreement to the Trustee or such successor Master Servicer.

           (c) Notwithstanding any Sub-Servicing Agreement, any of the provi-sions of this Agreement relating to agreements or arrangements between the Master Servicer or Special Servicer and any Person acting as Sub-Servicer (or its agents or subcontractors) or any reference to actions taken through any Person acting as Sub-Servicer or otherwise, the Master Servicer or the Special Servicer, as applicable, shall remain obligated and liable to the Trustee and Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Depositor or any Person acting as Sub-Servicer (or its agents or subcontractors) to the same extent and under the same terms and conditions as if the Master Servicer or Special Servicer, as applicable, were servicing and administering the Mortgage Loans alone. The Master Servicer or the Special Servicer, as applicable, shall be entitled to enter into an agreement with any Sub-Servicer providing for indemnification of the Master Servicer or the Special Servicer, as applicable, by such Sub-Servicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification, but no such agreement for indemnification shall be deemed to limit or modify this Agreement.

           SECTION 3.3. Collection of Certain Mortgage Loan Payments.

           The Master Servicer and the Special Servicer shall make best efforts to collect all payments called for under the terms and provisions of the Mortgage Loans when the same shall

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


be due and payable, and shall follow such collection procedures as are consistent with the Servicing Standard, including using its best efforts in accordance with the Servicing Standard to collect income statements and rent rolls from the related Borrowers as required by the related Mortgage Loan Documents and providing (in the case of the Master Servicer only) reasonable advance notice to such Borrowers of Balloon Payments due with respect to such Mortgage Loans. Consistent with the foregoing, the Master Servicer or the Special Servicer, as applicable, may in its discretion waive any late payment charge, Default Interest or penalty fees in connection with any delinquent Monthly Payment or Balloon Payment with respect to any Mortgage Loan.

           SECTION 3.4.  Collection of Taxes, Assessments and Similar Items.

           (a) With respect to each Mortgage Loan (other than REO Mortgage Loans), the Master Servicer shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of taxes, assessments and other similar items that are or may become a lien on such related Mortgaged Property, the status of insurance premiums payable with respect thereto and the amounts of Escrow Payments, if any, required in respect thereof. From time to time, the Master Servicer shall (i) obtain all bills for the payment of such items (including renewal premiums), and (ii) effect payment of all such bills with respect to each such Mortgaged Property prior to the applicable penalty or termination date, in each case employing for such purpose Escrow Payments as allowed under the terms of such Mortgage Loan. If a Borrower fails to make any such Escrow Payment on a timely basis or collections from such Borrower are insufficient to pay any such item before the applicable penalty or termination date, the Master Servicer shall (in accordance with Section 3.8 with respect to the payment of insurance premiums) advance the amount necessary to effect payment of any such item, unless the Master Servicer, in its good faith business judgment, determines that such Advance would be a Nonrecoverable Advance. With respect to any Mortgage Loan as to which the related Borrower is not required to make Escrow Payments, if such Borrower fails to effect payment of any such bill, then, the Master Servicer shall (in accordance with Section 3.8 with respect to the payment of insurance premiums) advance the amount necessary to effect payment of any such bill on or before the applicable penalty or termination date; provided, that, with respect to the payment of taxes and assessments, the Master Servicer shall make such advance within five Business Days after the Master Servicer has received confirmation that such item has not been paid. The Master Servicer shall be entitled to reimbursement of Servicing Advances that it makes pursuant to the preceding sentence, with interest thereon at the Advance Rate, from amounts received on or in respect of the Mortgage Loan respecting which such Servicing Advance was made or if such Servicing Advance has become a Nonrecoverable Advance, to the extent permitted by Section 3.6 of this Agreement. No costs incurred by the Master Servicer in effecting the payment of taxes and assessments on the Mortgaged Properties shall, for the purpose of calculating distributions to Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

           (b) The Master Servicer shall segregate and hold all funds collected and received pursuant to any Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more segregated custodial accounts (each, an "Escrow Account") into which all Escrow Payments shall be

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


deposited within one Business Day after receipt. The Master Servicer shall also deposit into each Escrow Account any amounts representing losses on Permitted Investments in which amounts on deposit in such Escrow Account have been invested pursuant to Section 3.7(b) and any Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds which are required to be applied to the restoration or repair of the related Mortgaged Property pursuant to the related Mortgage Loan. Escrow Accounts shall be entitled, "Midland Loan Services, Inc., as Master Servicer, in trust for LaSalle National Bank as Trustee in trust for Holders of Commercial Mortgage Acceptance Corp. Commercial Mortgage Pass-Through Certificates, Series 1998-C1, and Various Borrowers." Withdrawals from an Escrow Account may be made by the Master Servicer only:

               (i) to effect timely payments of items with respect to which Escrow Payments are required pursuant to the related Mortgage;

               (ii) to transfer funds to the Collection Account to reimburse the Master Servicer, the Trustee or the Fiscal Agent, as applicable, for any Advance relating to Escrow Payments, but only from amounts received with respect to the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

               (iii) for application to the restoration or repair of the related Mortgaged Property in accordance with the related Mortgage Loan and the Servicing Standard;

               (iv) to clear and terminate such Escrow Account upon the termination of this Agreement;

               (v) to pay from time to time to the Master Servicer any interest or investment income earned on funds deposited in such Escrow Account pursuant to Section 3.7(b) to the extent (a) permitted by law and (b) not required to be paid to the related Borrower under the terms of the related Mortgage Loan or by law, or to pay such interest or income to the related Borrower if such income is required to paid to the related Borrower under law or by the terms of the related Mortgage Loan; and

               (vi) to remove any funds deposited in such Escrow Account that were not required to be deposited therein.

           SECTION 3.5. Collection Account; Distribution Account; Grantor Trust Collection Account; and Grantor Trust Distribution Account.

           (a) The Master Servicer shall establish and maintain the Collection Account in the Trustee's name, for the benefit of the Certificateholders. The Collection Account shall be established and maintained as an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Collection Account within one Business Day following receipt the following payments and collections received or made by it on or with respect to the Mortgage Loans:

               (i) all payments on account of principal on the Mortgage Loans, including the principal component of Unscheduled Payments on the Mortgage Loans;

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



               (ii) all payments on account of interest and Default Interest on the Mortgage Loans and the interest portion of all Unscheduled Payments and all Prepayment Premiums as well as all payments on account of late payment charges on the Mortgage Loans;

               (iii) any amounts required to be deposited pursuant to Section 3.7(b) in connection with losses realized on Permitted Investments with respect to funds held in the Collection Account and pursuant to Section 3.25 in connection with Prepayment Interest Shortfalls;

               (iv) (x) all Net REO Proceeds transferred from an REO Account pursuant to Section 3.17(b) and (y) all, Insurance Proceeds and Net Liquidation Proceeds not required to be applied to the restoration or repair of the related Mortgaged Property;

               (v)  any  amounts   received  from  Borrowers   which   represent
recoveries of Servicing Advances made pursuant to Section 3.4; and

               (vi) any other amounts required by the provisions of this Agreement to be deposited into the Collection Account by the Master Servicer or the Special Servicer, including, without limitation, proceeds of any purchase or repurchase of a Mortgage Loan pursuant to Section 2.3, Section 3.18 or Section 9.1.

           In the event that the Master Servicer deposits in the Collection Account any amount not required to be deposited therein, the Master Servicer may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

           (b) The Trustee shall establish and maintain the Distribution Account in the name of the Trustee, in trust for the benefit of the Certificateholders. The Distribution Account shall be established and maintained as an Eligible Account.

           (c) Prior to the Remittance Date relating to the Collection Period, if any, in which any Contingent Interest is received, the Master Servicer shall establish and maintain the Grantor Trust Collection Account in the name of the Trustee, in trust for the benefit of the Class A-1, Class X and Class V Certificateholders as set forth in Section 10.5. The Grantor Trust Collection Account shall be established and maintained as an Eligible Account. The Master Servicer shall transfer to the Grantor Trust Collection Account any Contingent Interest within two Business Days after such amounts are deposited in the Collection Account.

           (d) Prior to the Remittance Date relating to the Collection Period, if any, in which Contingent Interest is received, the Trustee shall establish and maintain the Grantor Trust Distribution Account in the name of the Trustee, in trust for the benefit of the Class A-1, Class X and Class V Certificateholders as set forth in Section 10.05. The Grantor Trust Distribution Account shall be established and maintained as an Eligible Account. On or before the Remittance Date related to the applicable Distribution Date, the Master Servicer shall remit to the Trustee for deposit in the Grantor Trust Distribution Account an amount equal to the Contingent Interest received during the related Collection Period.

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           (e)   Following  the   distribution   of   Contingent   Interest   to
Certificateholders on the first Distribution Date after which there are no longer any Mortgage Loans outstanding which pursuant to their terms could pay Contingent Interest, the Master Servicer and the Trustee, respectively, shall
terminate   the  Grantor  Trust   Collection   Account  and  the  Grantor  Trust
Distribution Account.

           (f) Funds in the Collection Account, the Grantor Trust Collection Account and the Distribution Account may be invested in Permitted Investments in accordance with the provisions of Section 3.7. The Master Servicer shall give written notice to the Trustee of the location and account number of the Collection Account and the Grantor Trust Collection Account and shall notify the Trustee in writing prior to any subsequent change thereof.

           SECTION 3.6.   Permitted Withdrawals from the Collection Account.

           The Master Servicer may make withdrawals from the Collection Account (and the Grantor Trust Collection Account, with respect to Contingent Interest) only as described below (the order set forth below not constituting an order of priority for such withdrawals):

               (i) to remit to the Trustee, for deposit in the Distribution Account and the Grantor Trust Distribution Account, the amounts required to be deposited in the Distribution Account and the Grantor Trust Distribution Account pursuant to Sections 4.5 and 3.5(d), respectively;

               (ii) to pay or reimburse the Master Servicer, the Trustee or the Fiscal Agent for Advances; provided, however, the right of the Master Servicer, the Trustee or the Fiscal Agent to reimburse itself pursuant to this clause (ii) being limited to either (x) any collections on or in respect of the particular Mortgage Loan or REO Property respecting which each such Advance was made, or
(y) any other amounts in the Collection Account in the event that such Advances have been deemed to be Nonrecoverable Advances or are not recovered from recoveries in respect of the related Mortgage Loan or REO Property after a Final Recovery Determination;

               (iii) to pay to the Master Servicer, the Trustee or the Fiscal Agent the Advance Interest Amount first out of Default Interest and late payment charges actually collected in respect of the related Mortgage Loan and, to the extent such amounts are insufficient, in connection with or at any time following the reimbursement of such Advance from any other amounts in the Collection Account;

               (iv) to pay on or before each Remittance Date to the Master Servicer, Special Servicer and Trustee, as applicable, as compensation, the unpaid Master Servicing Fee, Special Servicing Fee, and Trustee Fee, respectively (in the case of the Master Servicer, reduced up to the amount of any Prepayment Interest Shortfalls with respect to such Distribution Date, in accordance with Section 3.25), to be paid, in the case of the Master Servicing Fee, from interest received or advanced on the related Mortgage Loans, and to pay to the Master Servicer or the Special Servicer, as applicable, any other amounts constituting Servicing Compensation;

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



               (v) to pay on or before each Distribution Date to the Depositor, the applicable Seller or the purchaser of any Specially Serviced Mortgage Loan or REO Property, as the case may be, with respect to each Mortgage Loan, Deleted Mortgage Loan or REO Property that has previously been repurchased, replaced or purchased by it pursuant to Section 2.3, Section 3.18 or Section 9.1, all amounts received thereon during the related Collection Period and subsequent to the effective date of such purchase or repurchase.

               (vi) to the extent not reimbursed or paid pursuant to any other clause of this Section 3.6, to reimburse or pay the Master Servicer, the Special Servicer, the Trustee, the Depositor and/or the Fiscal Agent for unpaid items incurred by or on behalf of such Person pursuant to Section 3.7(c), Section 3.10, Section 3.17(a), (b) and (c), Section 3.18(a), 6.3, 7.4, 8.5(d), 9.1 or
Section 11.7, or any other provision of this Agreement pursuant to which such Person is entitled to reimbursement or payment from the Trust Fund, in each case only to the extent reimbursable under such Section, it being acknowledged that this clause (vi) shall not be deemed to modify the substance of any such Section, including the provisions of such Section that set forth the extent to which one of the foregoing Persons is or is not entitled to payment or reimbursement;

               (vii) to deposit in one or more separate, non-interest bearing accounts any amount reasonably determined by the Trustee to be necessary to pay any applicable federal, state or local taxes imposed on REMIC I, REMIC II and REMIC III under the circumstances and to the extent described in Section 10.3;

               (viii) to withdraw any amount deposited into the Collection Account and the Grantor Trust Collection Account that was not required to be deposited therein; and

               (ix) to clear and terminate the  Collection  Account  pursuant to
Section 9.1.

           The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan-by-Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to subclauses (ii) - (viii) above.

           The Master Servicer shall pay to the Trustee, the Fiscal Agent or the Special Servicer from the Collection Account (to the extent permitted by clauses
(i)-(viii) above) amounts permitted to be paid to the Trustee, the Fiscal Agent or the Special Servicer therefrom, promptly upon receipt of a certificate of a Responsible Officer of the Trustee, an officer of the Fiscal Agent or a Servicing Officer of the Special Servicer, as applicable, describing the item and amount to which the Trustee, the Fiscal Agent or the Special Servicer is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to recalculate the amounts stated therein.

           The Trustee, the Fiscal Agent, the Special Servicer and the Master Servicer shall in all cases have a right prior to the Certificateholders to any funds on deposit in the Collection Account from time to time for the reimbursement or payment of Servicing Compensation,

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Advances  (subject to the  limitation  set forth in Section  3.6(ii))  and their respective expenses (including Advance Interest Amounts) hereunder to the extent such expenses are to be reimbursed or paid from amounts on deposit in the Collection Account pursuant to this Agreement.

           The Trustee shall, upon receipt, deposit in the Distribution Account or the Grantor Trust Distribution Account, as applicable, any and all amounts received by the Trustee in accordance with Section 3.6(i). If, as of 3:00 p.m., New York City time, on any Remittance Date or on such other date as any amount referred to in Section 3.6(i) is required to be delivered hereunder, the Master Servicer shall not have delivered to the Trustee for deposit in the Distribution Account or the Grantor Trust Distribution Account the amounts required to be deposited therein pursuant to Section 3.6(i), then the Trustee shall, to the extent that a Responsible Officer of the Trustee has such knowledge, provide notice of such failure to the Master Servicer by facsimile transmission sent to telecopy no. (816) 435-2326 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone no. (816) 435-5000 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 5:00 p.m., New York City time, on such day.

           SECTION 3.7.  Investment  of Funds  in the  Collection  Account,  the
Grantor Trust  Collection  Account,  the  Distribution   Account and the Reserve
Accounts.

           (a) The Master Servicer (or with respect to any REO Account, the Special Servicer) may direct (or, with respect to the Distribution Account, cause the Trustee to direct) any depository institution maintaining the Collection Account, the Grantor Trust Collection Account, the Distribution Account, any REO Account or (subject to applicable laws and the related Mortgage Loan Documents) any Reserve Accounts (each, for purposes of this Section 3.7, an "Investment Account") to invest the funds in such Investment Account in one or more Permitted Investments that bear interest or are sold at a discount, and that mature, unless payable on demand, no later than the Business Day preceding the date on which such funds are required to be withdrawn from such Investment Account pursuant to this Agreement; provided, however, that all investments in the Distribution Account, including those payable on demand, shall mature no later than the Business Day prior to the next Distribution Date. Any direction by the Master Servicer (or with respect to an REO Account, the Special Servicer) to invest funds on deposit in an Investment Account shall be in writing and shall certify that the requested investment is a Permitted Investment which matures at or prior to the time required hereby or is payable on demand. In the case of any Reserve Account, the Master Servicer shall act upon the written request of the related Borrower or Manager to the extent the Master Servicer is required to do so under the terms of the related Mortgage Loan, provided that in the absence of appropriate written instructions from such Borrower or Manager meeting the requirements of this Section 3.7, the Master Servicer shall have no obligation to, but will be entitled to, direct the investment of funds in such Reserve Accounts. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee. The Trustee shall have sole control (except with respect to investment direction which shall be in the sole control of the Master Servicer or the Special Servicer, as applicable, (subject,

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


in the case of Reserve Accounts, to the rights of the related Borrower or Manager under the related Mortgage Loan Documents) as an independent contractor to the Trust Fund) over each such investment and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its nominee (which shall initially be the Master Servicer), together with any document of transfer, if any, necessary to transfer title to such investment to the Trustee or its nominee. The Trustee shall have no responsibility or liability with respect to the investment directions of the Master Servicer or the Special Servicer or any losses resulting therefrom, whether from Permitted Investments or otherwise. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer or the Special Servicer, as applicable, shall:

                (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                (y) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer or the Special Servicer, as applicable, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the related Investment Account.

           (b) All income and gain realized from investment of funds deposited in the Collection Account, the Grantor Trust Collection Account, the Distribution Account and any Reserve Account as to which the related Borrower is not entitled to interest thereon shall be for the benefit of the Master Servicer (other than income or gain realized from investment of funds on deposit in the Distribution Account made by the Trustee on the Business Day prior to any Distribution Date that matures on such Distribution Date) and all income and gain realized from investment of funds deposited in any REO Account shall be for the benefit of the Special Servicer and, other than with respect to the Distribution Account, may be withdrawn by the Master Servicer or the Special Servicer, as applicable, from time to time in accordance with Section 3.6 and
Section 3.17(b), as applicable. The Master Servicer may request that the Trustee withdraw and remit to the Master Servicer all amounts due to it with respect to the Distribution Account pursuant to the preceding sentence. The Master Servicer shall deposit from its own funds into the Collection Account, the Grantor Trust Collection Account and the Distribution Account, as the case may be, the amount of any loss incurred in respect of any such Permitted Investment immediately upon realization of such loss and the Special Servicer shall deposit from its own funds into any REO Account the amount of any loss incurred in respect of any such Permitted Investment immediately upon realization of such loss. The Master Servicer shall also deposit into each Reserve Account any amounts representing losses on Permitted Investments in which such Reserve Accounts have been invested, except to the extent that amounts are invested for the benefit of the Borrower under applicable law or the terms of the related Mortgage Loan. The income and gain realized from investment of funds deposited in any Reserve Account shall be paid from time to time to the related Borrower to the extent required under the Mortgage Loan or applicable law.

           (c) All amounts on deposit in the Grantor Trust Distribution Account shall be held uninvested.

           (d) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may, and upon the request of Holders of Certificates representing a majority of the aggregate Voting Rights of any Class shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. In the event the Trustee takes any such action, the Trust Fund shall pay or reimburse the Trustee for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in connection therewith. In the event that the Trustee does not take any such action, the Master Servicer may take such action at its own cost and expense.

           SECTION 3.8.  Maintenance  of  Insurance   Policies  and  Errors  and
Omissions and Fidelity Coverage.

           (a) The Master Servicer on behalf of the Trustee, as mortgagee, shall use its best efforts in accordance with the Servicing Standard to cause the related Borrower to maintain, to the extent required or permitted to be required by each Mortgage Loan (other than REO Mortgage Loans), and if the Borrower does not so maintain, shall itself maintain (subject to the provisions of this Agreement concerning Nonrecoverable Advances) to the extent the Trustee as mortgagee has an insurable interest and to the extent available at commercially reasonable rates, (A) fire and hazard insurance from a Qualified Insurer with extended coverage on the related Mortgaged Property in an amount which is at least equal to the lesser of (i) 100% of the then "full replacement cost" of the improvements and equipment (excluding foundations, footings and excavation costs), without deduction for physical depreciation, and (ii) the outstanding principal balance of the related Mortgage Loan or such other amount as is necessary to prevent any reduction in such policy by reason of the application of co-insurance and to prevent the Trustee thereunder from being deemed to be a co-insurer, in each case with a replacement cost rider, (B) insurance providing coverage against 18 months of rent interruptions and (C) such other insurance (including public liability insurance). The Special Servicer shall maintain, to the extent available at commercially reasonable rates, fire and hazard insurance from a Qualified Insurer with extended coverage on each REO Property in an amount which is at least equal to 100% of the then "full replacement cost" of the improvements and equipment (excluding foundations, footings and excavation costs), without deduction for physical depreciation. The Special Servicer shall maintain, to the extent available at commercially reasonable rates, from a Qualified Insurer, with respect to each REO Property (A) public liability insurance providing such coverage against such risks as the Special Servicer determines, consistent with the related Mortgage and the Servicing Standard, to be in the best interests of the Trust Fund, and shall cause to be maintained with respect to each REO Property (B) insurance providing coverage against 18 months of rent interruptions, and (C) such other insurance, in each case as required in the related Mortgage Loan Documents. In the case of any insurance otherwise required to be maintained pursuant to this section that is not being so maintained because the Master Servicer or the Special Servicer, as applicable, has deemed that it is not available at commercially reasonable rates, the Master Servicer or the Special Servicer, as applicable, shall deliver an

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


Officer's Certificate to the Trustee detailing the steps that the Master Servicer or the Special Servicer, as applicable, took in seeking such insurance and the factors which led to its determination that such insurance is not so available. Any amounts collected by the Master Servicer or the Special Servicer, as applicable, under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or amounts to be released to the Borrower in accordance with the terms of the related Mortgage) shall be deposited into the Collection Account pursuant to Section 3.5, subject to withdrawal pursuant to Section 3.6. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance other than flood insurance is to be required of any Borrower or to be maintained by the Master Servicer or the Special Servicer other than pursuant to the terms of the related Mortgage Loan Documents and pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property is located in a federally designated special flood hazard area, the Master Servicer will use its best efforts in accordance with the Servicing Standard to cause the related Borrower to maintain, or will itself obtain (subject to the provisions of this Agreement concerning Nonrecoverable Advances), flood insurance in respect thereof to the extent available at commercially reasonable rates, to the extent required under the related Mortgage Loan Documents. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance required by the terms of the related Mortgage and as is available for the related property under the national flood insurance program (assuming that the area in which such property is located is participating in such program). If an REO Property is located in a federally designated special flood hazard area, the Special Servicer will obtain flood insurance in respect thereof providing substantially the same coverage as described in the preceding sentences. If at any time during the term of this Agreement a recovery under a flood or fire and hazard insurance policy in respect of an REO Property is not available but would have been available if such insurance were maintained thereon in accordance with the standards applied to Mortgaged Properties described herein, the Special Servicer shall either (i) immediately deposit into the Collection Account from its own funds the amount that would have been recovered or (ii) apply to the restoration and repair of the property from its own funds the amount that would have been recovered, if such application would be consistent with the servicing standard set forth in
Section 3.1(a); provided, however, that the Special Servicer shall not be responsible for any shortfall in insurance proceeds resulting from an insurer's refusal or inability to pay a claim. Costs to the Master Servicer of maintaining insurance policies pursuant to this Section 3.8 shall be paid by the Master Servicer as a Servicing Advance and shall be reimbursable to the Master Servicer with interest at the Advance Rate, and costs to the Special Servicer of maintaining insurance policies pursuant to this Section 3.8 shall be paid and reimbursed in accordance with Section 3.17(b).

           The Master Servicer and the Special Servicer agree to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims under each related insurance policy maintained pursuant to this Section 3.8(a) in a timely fashion in accordance with the terms of such policy and to take such reasonable steps as are necessary to receive payment or to permit recovery thereunder.

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



           The Master Servicer (or with respect to any REO Property, the Special Servicer) shall require that all insurance policies required hereunder shall name the Trustee or the Master Servicer (or with respect to any REO Property, the Special Servicer), on behalf of the Trustee as the mortgagee, as loss payee and that all such insurance policies require that 30 days' notice be given to the Master Servicer before termination to the extent required by the related Mortgage Loan Documents.

           (b) (I) If the Master Servicer or Special Servicer, as applicable, obtains and maintains a blanket insurance policy with a Qualified Insurer at its own expense insuring against fire and hazard losses, 18-month rent interruptions or other required insurance on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations concerning the maintenance of such insurance coverage set forth in Section 3.8(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer or Special Servicer, as applicable, shall, in the event that (i) there shall not have been maintained on one or more of the related Mortgaged Properties a policy otherwise complying with the provisions of Section 3.8(a), and (ii) there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of such deductible limitation, the deductible limitation which is consistent with the Servicing Standard. In connection with its activities as Master Servicer or Special Servicer hereunder, as applicable, the Master Servicer and the Special Servicer each agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy which it maintains in a timely fashion in accordance with the terms of such policy and to take such reasonable steps as are necessary to receive payment or permit recovery thereunder.

                (II) If the Master Servicer or the Special Servicer, as applicable, causes any Mortgaged Property or REO Property to be covered by a master force placed insurance policy, which policy is issued by a Qualified Insurer and provides no less coverage in scope and amount for such Mortgaged Property or REO Property than the insurance required to be maintained pursuant to Section 3.8(a), the Master Servicer or Special Servicer shall conclusively be deemed to have satisfied its obligations to maintain insurance pursuant to
Section 3.8(a). Such policy may contain a deductible clause, in which case the Master Servicer or Special Servicer, as applicable, shall, in the event that (i) there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.8(a), and
(ii) there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the Collection Account from its own funds the amount not otherwise payable under such policy because of such deductible to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.

           (c) Each of the Master Servicer and the Special Servicer shall maintain a fidelity bond in the form and amount that would meet the servicing requirements of prudent

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


institutional commercial mortgage loan servicers. The Master Servicer or the Special Servicer, as applicable, shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as applicable. In addition, each of the Master Servicer and the Special Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligations to service the Mortgage Loans hereunder in the form and amount that would meet the servicing requirements of prudent institutional commercial mortgage loan servicers. All fidelity bonds and policies of errors and omissions insurance obtained under this Section 3.8(c) shall be issued by a Qualified Insurer. Notwithstanding the foregoing, so long as the long-term unsecured debt obligations of the Master Servicer or Special Servicer, as applicable, or its respective corporate parent have been rated "A" or better by S&P or "A2" or better by Moody's (or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies), the Master Servicer or Special Servicer, as applicable, shall be entitled to provide self-insurance or obtain from its respective corporate parent adequate insurance, as applicable, with respect to its obligation hereunder to maintain a fidelity bond or an errors and omissions insurance policy.

           SECTION 3.9.  Enforcement  of   Due-On-Sale  Clauses;      Assumption
Agreements.

           (a) If any Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which, by its terms:

               (i) provides that such Mortgage Loan shall (or may at the related mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property, or

               (ii) provides that such Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer,

then, for so long as such Mortgage Loan is included in the Trust Fund, the Master Servicer or the Special Servicer, as applicable, on behalf of the Trust Fund, shall exercise or waive (subject to Sections 3.27 and 3.28) such provision in accordance with the Servicing Standard; provided, that if the then-outstanding principal balance of such Mortgage Loan is more than 5% of the then-outstanding aggregate principal balance of all Mortgage Loans in the Mortgage Pool, the Master Servicer or Special Servicer, as applicable, shall have first obtained written confirmation from each Rating Agency that such action shall not result in a qualification, downgrade or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates (the Master Servicer or the Special Servicer, as applicable, shall use its reasonable efforts to have the cost, if any, of obtaining such confirmation paid by the Borrower; if such cost is not paid by the Borrower, the Master Servicer shall advance such amount as a Servicing Advance, unless such Advance would be a Nonrecoverable Advance). Subject to the foregoing, the Master Servicer or the Special Servicer, as applicable, is authorized to take or enter into an assumption agreement from or with the Person to whom such Mortgaged Property has been or is about to be conveyed,

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or to release the original  related  Borrower from  liability upon such Mortgage
Loan and substitute the new Borrower as obligor thereon. To the extent permitted by law, the Master Servicer or the Special Servicer, as applicable, shall enter into an assumption or substitution agreement only if the credit status of the prospective new Borrower is in compliance with (x) the Master Servicer's or the Special Servicer's, as applicable, regular commercial mortgage origination or servicing standards and criteria, (y) the terms of the related Mortgage Loan and
(z) the Servicing Standard. The Master Servicer or the Special Servicer, as applicable, shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee the original of such agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection  with any such  assumption or  substitution  agreement,  the Mortgage
Rate,   principal  amount  and  other  material  payment  terms  (including  any cross-collateralization and cross-default provisions) of such Mortgage Loan pursuant to the related Note and Mortgage shall not be changed, other than in connection with a default or reasonably foreseeable default with respect to the Mortgage Loan. Assumption fees collected by the Master Servicer or the Special Servicer, as applicable, for entering into an assumption or substitution agreement will be retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation. Notwithstanding the foregoing, the Master Servicer or Special Servicer may consent to the assumption of a Mortgage Loan by a prospective new Borrower in a bankruptcy proceeding involving the related Mortgaged Property.

           (b) If any Mortgage Loan contains a provision in the nature of a "due-on-encumbrance" clause, which, by its terms:

               (i) provides that such Mortgage Loan shall (or may at the related mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on such Mortgaged Property, or

               (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on such Mortgaged Property,

then, for so long as such Mortgage Loan is included in the Trust Fund, the Master Servicer or the Special Servicer, as applicable, on behalf of the Trust Fund, shall exercise or waive (subject to Sections 3.27 and 3.28) the Trustee's rights under such provision to (x) accelerate the payments due on such Mortgage Loan, or (y) withhold its consent to the creation of any such lien or other encumbrance, as applicable, except, in each case, to the extent that the Master Servicer or the Special Servicer, as applicable, acting in accordance with the Servicing Standard, determines that such enforcement would not be in the best interests of the Trust Fund; provided, that the Master Servicer or Special Servicer, as applicable, will not consent to the creation of any such lien or encumbrance unless it shall have first obtained written confirmation from S&P (if the then-outstanding principal balance of such Mortgage Loan is greater than $2,500,000) and Moody's (if the then-outstanding principal balance of such Mortgage Loan is greater than $5,000,000) that such consent shall not result in a qualification, downgrade or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates (the Master Servicer or the Special Servicer, as applicable, shall use its reasonable efforts to have the cost, if any, of obtaining such confirmation paid by the Borrower; if such cost is not paid by the Borrower, the Master Servicer

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shall advance such amount as a Servicing Advance, unless such Advance would be a
Nonrecoverable  Advance).  Notwithstanding the foregoing, the Master Servicer or
the  Special   Servicer,   as   applicable,   may  forbear  from  enforcing  any
due-on-encumbrance provision in connection with any junior or senior lien on the
Mortgaged  Property  imposed  in  connection  with  any  bankruptcy   proceeding
involving the Mortgaged Property.

           (c) Nothing in this Section 3.9 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any lien or other encumbrance with respect to such Mortgaged Property.

           (d) In connection with the taking of, or the failure to take, any action pursuant to this Section 3.9, the Master Servicer or the Special Servicer, as applicable, shall not agree to modify, waive or amend, and no assumption or substitution agreement entered into pursuant to Section 3.9(a) shall contain any terms that are different from, any term of any Mortgage Loan or the related Note or Mortgage.

           SECTION 3.1.  Realization Upon Mortgage Loans.

           (a) With respect to any Specially Serviced Mortgage Loan, the Special Servicer shall determine, in accordance with the Servicing Standard, whether to grant a modification, waiver or amendment of the terms of such Specially Serviced Mortgage Loan, (subject to the limitations contained in Section 3.28) commence foreclosure proceedings or attempt to sell such Specially Serviced Mortgage Loan with reference to which course of action is reasonably likely to produce a greater recovery on a present value basis with respect to such Specially Serviced Mortgage Loan.

           (b) In connection with any foreclosure or other acquisition, the Master Servicer shall, at the direction of the Special Servicer, pay the costs and expenses in any such proceedings as an Advance.

           If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the related Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related Borrower or any other liable party if the laws of such state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in its best judgment, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing such a deficiency judgment and such determination is evidenced by an Officer's Certificate delivered to the Trustee.

           In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee (which shall not include the Master Servicer or the Special Servicer) or a separate trustee or co-trustee on behalf of the Trustee, as the holder of the REMIC I Regular Interests and as Trustee for the Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall (except for purposes of

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Section 9.1) be  considered  to be a Mortgage  Loan held in the Trust Fund until such time as the related REO Property shall be sold by the Trust Fund and the Stated Principal Balance of each REO Mortgage Loan shall be reduced by any Net REO Proceeds allocated to principal. Consistent with the foregoing, for purposes of all calculations hereunder, so long as such Mortgage Loan shall be considered to be an outstanding Mortgage Loan:

               (i) it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Note shall have been discharged, such Note and, for purposes of determining the Stated Principal Balance thereof, the related amortization schedule in effect at the time of any such acquisition of title, remain in effect; and

               (ii) Net REO Proceeds received in any month shall be applied to amounts that would have been payable under the related Note in accordance with the terms of such Note. In the absence of such terms, Net REO Proceeds shall be deemed to have been received first in payment of the accrued interest that remained unpaid on the date that the related REO Property was acquired by the Trust Fund; second in respect of the delinquent principal installments that remained unpaid on such date; and thereafter, Net REO Proceeds received in any month shall be applied to the payment of installments of principal and accrued interest on such Mortgage Loan deemed to be due and payable in accordance with the terms of such Note and such amortization schedule. If such Net REO Proceeds exceed the Assumed Monthly Payment then payable, the excess shall be treated as a Principal Prepayment received in respect of such Mortgage Loan.

           (c)  Notwithstanding   any provision  to  the  contrary,  the Special
Servicer shall not acquire for the benefit of the Trust Fund any personal property pursuant to this Section 3.10 unless either:

               (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer for the benefit of the Trust Fund; or

               (ii) the Special Servicer shall have requested and received an Opinion of Counsel (the cost of such opinion shall be advanced as a Servicing Advance, unless such Advance would be a Nonrecoverable Advance) to the effect that the holding of such personal property by REMIC I will not cause the imposition of a tax on REMIC I, REMIC II or REMIC III under the REMIC Provisions or cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificate is outstanding.

           (d) Notwithstanding any provision to the contrary in this Agreement, the Special Servicer shall not, on behalf of the Trust Fund, obtain title to any direct or indirect partnership interest or other equity interest in any Borrower pledged pursuant to any pledge agreement unless the Special Servicer shall have requested and received an Opinion of Counsel (the cost of such opinion shall be advanced as a Servicing Advance, unless such Advance would be a Nonrecoverable Advance) to the effect that the holding of such partnership or other equity interest by the Trust Fund will not cause the imposition of a tax on REMIC I, REMIC II or

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


REMIC III under the REMIC Provisions or cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificate is outstanding.

           (e) Notwithstanding any provision to the contrary contained in this Agreement, the Special Servicer shall not, on behalf of the Trust Fund, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise obtain title to any direct or indirect partnership interest or other equity interest in any Borrower pledged pursuant to a pledge agreement and thereby be the beneficial owner of a Mortgaged Property, and shall not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, for the Trust Fund or the Certificateholders, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Special Servicer has previously determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by an Independent Person who regularly conducts environmental audits, that:

                    (A) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, and

                    (B) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such Hazardous Materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Trust Fund to take such actions with respect to such Mortgaged Property.

           In the event that the environmental assessment first obtained or updated by the Special Servicer with respect to a Mortgaged Property indicates that such Mortgaged Property may not be in compliance with applicable environmental laws or that Hazardous Materials may be present but does not definitively establish such fact, the Special Servicer shall cause such further environmental tests as the Special Servicer shall deem prudent to protect the interests of Certificateholders to be conducted by an Independent Person who regularly conducts such tests. Any such tests shall be deemed part of the environmental assessment obtained by the Special Servicer for purposes of this
Section 3.10.

           The environmental assessment contemplated by this Section 3.10(e) shall be prepared by any Independent Person who regularly conducts environmental audits for purchasers of commercial properties located in the same general area as the Mortgaged Property with respect to which the Special Servicer is ordering such environmental assessment, as determined by the Special Servicer in a manner consistent with the Servicing Standard. The Master Servicer shall at the direction of the Special Servicer pay for the cost of preparation of such environmental assessments as an Advance.

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           If the Special  Servicer  determines  pursuant to Section  3.10(e)(A)
that a Mortgaged Property is not in compliance with applicable environmental laws but that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property into compliance therewith, or if the Special Servicer determines pursuant to Section 3.10(e)(B) that the circumstances referred to therein relating to Hazardous Materials are present but that it is in the best economic interest of the Trust Fund to take such action with respect to the containment, clean-up or remediation of Hazardous Materials affecting such Mortgaged Property as is required by law or regulation, the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund (with due consideration to the avoidance of "mortgagee-in-possession," "owner" or "operator" status, as set forth in Section 3.10(e)), but only if the Trustee has mailed notice to the Holders of the REMIC III Regular Certificates of such proposed action, which notice shall be prepared by the Special Servicer, and only if the Trustee does not receive, within 30 days of such notification, instructions from the Holders of a majority of the aggregate Voting Rights of such Classes directing the Special Servicer not to take such action. None of the Trustee, the Master Servicer or the Special Servicer shall be obligated to take any action or not take any action pursuant to this Section 3.10(e) at the direction of the Certificateholders unless the Certificateholders agree to indemnify the Trustee, the Master Servicer and the Special Servicer with respect to such action or inaction. None of the Special Servicer, Master Servicer or the Trustee shall be required to advance the cost of any such compliance, containment, clean-up or remediation and such expense shall be an expense of the Trust Fund.

           (f) The Special Servicer shall report to the IRS and to the related Borrower, in the manner required by applicable law, the information required to be reported regarding any Mortgaged Property which is abandoned or foreclosed. The Special Servicer shall deliver a copy of any such report to the Trustee.

           SECTION 3.11.   Trustee to Cooperate; Release of Mortgage Files.

           Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Trustee and the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.5(a) have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Trust Fund.

           From time to time upon request of the Master Servicer or the Special Servicer, and delivery to the Trustee and the Custodian of a Request for Release, the Trustee shall promptly cause the Custodian to release the Mortgage File (or any portion thereof) designated in such Request for Release to the Master Servicer or the Special Servicer, as applicable. Upon receipt of (a) such Mortgage File (or portion thereof) by the Custodian from the Master Servicer or the Special Servicer, as applicable, or (b) in the event of a liquidation or conversion of the

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


related Mortgage Loan into an REO Property, a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Collection Account or Distribution Account have been so deposited, or that such Mortgage Loan has become an REO Property, the Custodian shall return the Request for Release to the Master Servicer or the Special Servicer, as applicable.

           Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents prepared by the Special Servicer, its agents or attorneys, necessary to the foreclosure or trustee's sale in respect of the Mortgaged Property or to any legal action brought to obtain judgment against any Borrower on the related Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by such Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the related Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

           SECTION 3.1.   Servicing Compensation.

           (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to the Master Servicing Fee, which shall be payable solely from receipts or Advances on the related Mortgage Loans, and may be withheld from payments or Advances on account of interest prior to deposit in the Collection Account, or may be withdrawn from amounts on deposit in the Collection Account as set forth in Section 3.6(iv). The Master Servicer's rights to the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement. In addition, the Master Servicer shall be entitled to receive, as additional servicing compensation, any Prepayment Interest Excess (subject to Section 3.25) and, to the extent permitted by applicable law and the related Notes and Mortgages, any late payment charges or late fees (to the extent not used to offset Advance Interest Amounts as provided herein), NSF check charges (including with respect to Specially Serviced Mortgage Loans), demand fees, assumption fees, loan modification fees, extension fees, loan service transaction fees, beneficiary statement charges, or similar items (but not including any Default Interest or Prepayment Premiums), in each case to the extent received with respect to any Mortgage Loan that is not a Specially Serviced Mortgage Loan. The Master Servicer shall also be entitled pursuant to, and to the extent provided in, Section 3.7(b) to withdraw from the Collection Account and to receive from the Reserve Accounts (to the extent not required to be paid to the related Borrower pursuant to the related Mortgage Loan Documents or applicable law) any interest or other income earned on deposits therein.

           Except as otherwise provided herein, the Master Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder. The Master Servicer shall promptly pay, when due, out of its own funds, all surveillance fees of the Rating Agencies relating to the rating of the Certificates.

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           (b)  As  compensation  for its  activities  hereunder,  the   Special
Servicer shall be entitled to the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan, which shall be payable from amounts on deposit in the Collection Account as set forth in Section 3.6(iv). The Special Servicer's rights to the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement. The Special Servicer shall also be entitled pursuant to, and to the extent provided in,
Section 3.7(b) to withdraw from any REO Account any interest or other income earned on deposits therein.

           In addition, the Special Servicer shall be entitled to receive, as additional Servicing Compensation, to the extent permitted by applicable law and the related Notes and Mortgages, any late payment charges or late fees (to the extent not used to offset Advance Interest Amounts as provided herein), demand fees, assumption fees, loan modification fees, extension fees, loan service transaction fees, beneficiary statement charges, or similar items (but not including any Default Interest or Prepayment Premiums), in each case to the extent received with respect to any Specially Serviced Mortgage Loan.

           Furthermore, the Special Servicer shall be entitled to receive, as additional Servicing Compensation, a workout fee (the "Workout Fee") equal to the product of 1.0% and the amount of Net Collections received by the Master Servicer or the Special Servicer with respect to each Corrected Mortgage Loan. If any Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan, any right to the Workout Fee with respect to such Mortgage Loan earned in connection with the initial modification, restructuring or workout thereof shall terminate, and the Special Servicer shall be entitled to a new Workout Fee for such Mortgage Loan upon resolution or workout of the subsequent event of default under such Mortgage Loan. If the Special Servicer is terminated for any reason hereunder it shall retain the right to receive any Workout Fees payable in respect of any Mortgage Loans which became Corrected Mortgage Loans during the period that it acted as Special Servicer (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fees for any such Mortgage Loan ceases to be payable in accordance with this paragraph.

           Except as otherwise provided herein, the Special Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder.

           (c) In addition to other Special Servicer compensation provided for in this Agreement, and not in lieu thereof, the Special Servicer shall be entitled to the Disposition Fee payable out of the Liquidation Proceeds prior to the deposit of the related Net Liquidation Proceeds in the Collection Account.

           (d) If the Master Servicer, the Special Servicer or the Trustee receives a request or inquiry from a Borrower, any Certificateholder or any other Person the response to which would, in the Master Servicer's, the Special Servicer's or the Trustee's good faith business judgment, require the assistance of Independent legal counsel or other consultant to the Master Servicer, the Special Servicer or the Trustee, the cost of which would not be an expense of the Trust Fund hereunder, then the Master Servicer, the Special Servicer or the Trustee, as the case

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


may be, shall not be required to take any action in response to such request or inquiry unless such Borrower or such Certificateholder or such other Person, as applicable, makes arrangements for the payment of the Master Servicer's, the Special Servicer's or Trustee's expenses associated with such counsel or other consultant (including, without limitation, posting an advance payment for such expenses) satisfactory to the Master Servicer, the Special Servicer or the Trustee, as the case may be, in its sole discretion. Unless such arrangements have been made, the Master Servicer, the Special Servicer or the Trustee, as the case may be, shall have no liability to any Person for the failure to respond to such request or inquiry.

           SECTION 3.13.  Reports to the Trustee; Collection Account Statements.

           (a) The Master Servicer shall deliver to the Paying Agent, with a copy to the Trustee, the Fiscal Agent and each Rating Agency, (i) no later than 3:00 p.m. on the third Business Day preceding the related Distribution Date, a report indicating the amount of Available Funds and the Current Principal Distribution Amount for such Distribution Date and (ii) no later than 3:00 p.m. central time on the second Business Day preceding the related Distribution Date,
(A) the Servicer Remittance Report with respect to such Determination Date (which shall include, without limitation, the amount of Available Funds for the related Distribution Date) and (B) a written statement of required P&I Advances for the related Determination Date together with the certificate and documentation required by the definition of Nonrecoverable Advance related to any determination that any such P&I Advance would constitute a Nonrecoverable Advance made as of such Determination Date.

           (b) For so long as the Master Servicer makes deposits into and withdrawals from the Collection Account, not later than fifteen days after each Distribution Date, the Master Servicer shall forward to the Trustee a statement prepared by the Master Servicer setting forth the status of the Collection Account as of the close of business on the last Business Day of the related Collection Period showing the aggregate amount of deposits into and withdrawals from the Collection Account for each category of deposit specified in Section
3.5 and each category of withdrawal specified in Section 3.6 for such Collection Period.

           (c) The Trustee shall be entitled to rely conclusively on and shall not be responsible for the content or accuracy of any information provided to it by the Master Servicer or the Special Servicer pursuant to this Agreement.

           SECTION 3.14.  Annual Statement as to Compliance.

           The Master Servicer and the Special Servicer shall deliver to the Trustee, the Rating Agencies and to the Depositor on or before March 15 of each year, beginning with March 15, 1999, an Officer's Certificate stating, as to each signatory thereof, (i) that a review of the activities of the Master Servicer or the Special Servicer, as applicable, during the preceding calendar year (or such shorter period from the Closing Date to the end of the related calendar year) and of its performance under this Agreement has been made under such officer's supervision, (ii) that, to the best of such officer's knowledge, based on such review, it has fulfilled in all material respects all of its obligations under this Agreement throughout such year (or such shorter period), or, if there has been a default in the fulfillment of any such obligation,

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specifying  each such  default  known to such  officer,  the  nature  and status thereof and what action it proposes to take with respect thereto, (iii) that, to the best of such officer's knowledge, each Sub-Servicer has fulfilled its obligations under its Sub-Servicing Agreement in all material respects, or, if there has been a material default in the fulfillment of such obligations, specifying each such default known to such officer and the nature and status thereof, and (iv) whether it has received any notice regarding qualification, or challenging the status, of REMIC I, REMIC II or REMIC III as a REMIC from the IRS or any other governmental agency or body; provided, that each of the Master Servicer and the Special Servicer shall not be required to cause the delivery of such Officer's Certificate until April 15 in any given year so long as it has received written confirmation from the Depositor that a Report on Form 10-K is not required to be filed in respect of the Trust Fund for the preceding calendar year.

           SECTION 3.15.      Annual  Independent Public Accountants'  Servicing
Report.

           On or before March 15 of each year, beginning with March 15, 1999, the Master Servicer and the Special Servicer at their expense shall cause a nationally recognized firm of Independent public accountants (who may also render other services to the Master Servicer or the Special Servicer, as applicable) to furnish to the Trustee, the Depositor and each Rating Agency a statement to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans under this Agreement or the servicing of mortgage loans similar to the Mortgage Loans under substantially similar agreements for the preceding 12 months and that the assertion of management of the Master Servicer or Special Servicer, as applicable, that it maintained an effective internal control system over the servicing of such mortgage loans is fairly stated in all material respects, based upon established criteria, which statement meets the standards applicable to accountant's reports intended for general distribution; provided that each of the Master Servicer and the Special Servicer shall not be required to cause the delivery of such statement until April 15 in any given year so long as it has received written confirmation from the Depositor that a Report on Form 10-K is not required to be filed in respect of the Trust Fund for the preceding calendar year.

           SECTION 3.16.   Access to Certain Documentation.

           (a) The Master Servicer and the Special Servicer shall provide to any Certificateholders that are federally insured financial institutions, the Federal Reserve Board, the FDIC and the OTS and the supervisory agents and examiners of such boards and such corporations, and any other governmental or regulatory body to the jurisdiction of which any Certificateholder is subject, access to the documentation regarding the Mortgage Loans required by applicable regulations of the Federal Reserve Board, FDIC, OTS or any such governmental or regulatory body, such access being afforded only upon reasonable request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as applicable.

           (b) Nothing in this Section 3.16 shall detract from the obligation of the Master Servicer or the Special Servicer to observe any applicable law or any provisions of the Mortgage Loan Documents prohibiting disclosure of information with respect to the Borrowers or the Mortgage Loans, and the failure of the Master Servicer or the Special Servicer, as applicable, to

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provide  access as provided in this Section 3.16 as a result of such  obligation shall not constitute a breach of this Section 3.16.

           SECTION 3.17. Title and Management of REO Properties.

           (a) In the event that title to any Mortgaged Property is acquired for the benefit of Certificateholders in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Trustee, or its nominee (which shall not include the Master Servicer or the Special Servicer), or a separate trustee or co-trustee, on behalf of the Trust Fund. The Special Servicer shall maintain accurate records with respect to each related REO Property reflecting the status of taxes, assessments and other similar items that are or may become a lien on such REO Property and the status of insurance premiums payable with respect thereto. The Special Servicer, on behalf of the Trust Fund, shall dispose of any REO Property within three taxable years after the close of the taxable year in which the Trust Fund acquires ownership of such REO Property (the "REO Grace Period") for purposes of Section 860G(a)(8) of the Code, unless (i) the Special Servicer, on behalf of REMIC I, has timely applied for and received an extension of such REO Grace Period pursuant to Sections 856(e)(3) and 860G(a)(8)(A) of the Code, in which case the Special Servicer shall sell such REO Property within the applicable extension period or (ii) the Special Servicer seeks and subsequently receives an Opinion of Counsel (the cost of such opinion shall be advanced as a Servicing Advance, unless it would be a Nonrecoverable Advance), addressed to the Special Servicer and the Trustee, to the effect that the holding by the Trust Fund of such REO Property for an additional specified period will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) at any time that any Certificate is outstanding, in which case the Special Servicer shall sell such REO Property within the REO Grace Period (collectively the "REO Extension Period") as extended by the applicable REO Extension Period subject to any conditions set forth in such Opinion of Counsel. The Special Servicer, on behalf of the Trust Fund, shall dispose of any REO Property held by the Trust Fund prior to the last day of the period (taking into account extensions) within which such REO Property is required to be disposed of pursuant to the provisions of the immediately preceding sentence in a manner provided under Section 3.18. The Special Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a)) of the Code or, except as contemplated by Section 3.19(d), result in the receipt by REMIC I of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or in an Adverse REMIC Event in respect of any of the REMICs.

           (b) The Special Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with Servicing Standard, all on such terms and for such period as the Special Servicer deems to be in the best interests of Certificateholders, and, in connection therewith, the Special Servicer shall agree to the payment of management fees that are consistent with general market standards. The Special Servicer shall segregate and hold

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


all revenues received by it with respect to any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to any REO Property a segregated custodial account (each, an "REO Account"), each of which shall be an Eligible Account and shall be entitled "LaSalle National Bank, as Trustee, in trust for Holders of Commercial Mortgage Acceptance Corp., Commercial Mortgage Pass-Through Certificates, Series 1998-C1, REO Account." The Special Servicer shall be entitled to any interest or investment income earned on funds deposited in an REO Account to the extent provided in Section 3.7(b). The Special Servicer shall deposit or cause to be deposited in the related REO Account within one Business Day after receipt all REO Proceeds received by it with respect to any REO Property (other than Liquidation Proceeds), and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property, including:

               (i) all insurance premiums and ground rents, if any, due and payable in respect of such REO Property;

               (ii) all real estate taxes and assessments in respect of such REO Property and such other Mortgaged Properties that may result in the imposition of a lien thereon; and

               (iii) all costs and expenses reasonable and necessary to protect, maintain, manage, operate, repair and restore such REO Property and such other Mortgaged Properties, including any property management fees.

           To the extent that such REO Proceeds are insufficient for the purposes set forth in clauses (i) through (iii) above, the Master Servicer shall make an Advance equal to the amount of such shortfall unless the Master Servicer determines, in its good faith judgment, that such Advance would be a Nonrecoverable Advance. The Master Servicer shall be entitled to reimbursement of such Advances (with interest at the Advance Rate) made pursuant to the preceding sentence, to the extent permitted pursuant to Section 3.6. The Special Servicer shall remit to the Master Servicer from each REO Account for deposit in the Collection Account on a monthly basis prior to the related Remittance Date the Net REO Proceeds received or collected from the related REO Property, except that in determining the amount of such Net REO Proceeds, the Special Servicer may retain in such REO Account reasonable reserves for repairs, replacements and necessary capital improvements and other related expenses.

           Notwithstanding the foregoing, the Special Servicer shall not (unless permitted pursuant to subsection (d) below):

               (i) permit the Trust Fund to enter into, renew or extend any New Lease if the New Lease, by its terms, will give rise to any income that does not constitute Rents from Real Property;

               (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;


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


              (iii) authorize or permit any construction on any REO Property, other than the repair or maintenance thereof or the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

               (iv) Directly Operate or perform any construction work on, or allow any Person (other than an Independent Contractor) to Directly Operate or perform any construction work on, any REO Property on, any date more than 90 days after its date of acquisition by the Trust Fund;

unless, in any such case, the Special Servicer has requested and received an Opinion of Counsel addressed to the Special Servicer and the Trustee (which opinion shall be an expense of the Trust Fund) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

           The Special Servicer shall be required to contract with an Independent Contractor for the operation and management of any REO Property within 90 days of the Trust Fund's acquisition thereof (unless the Special Servicer shall have provided the Trustee with an Opinion of Counsel that the operation and management of such REO Property other than through an Independent Contractor shall not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Code Section 860G(a)(8)) (which opinion shall be an expense of the Trust Fund), provided that:

               (i) the terms and conditions of any such contract shall be reasonable and customary for the area and type of property and shall not be inconsistent herewith;

               (ii) the terms and conditions of any such contract shall reflect an agreement reached at arm's length and shall be consistent with the provisions of Treasury Regulation Section 1.856-4(b)(5);

               (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above, and remit all related revenues (net of such costs and expenses) to the Special Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor but only to the extent consistent with Section 856 of the Code and Treasury Regulation Section 1.856-4(b)(5);

               (iv) none of the provisions of this Section 3.17(b) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations to the Trust Fund or the Trustee on

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behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

               (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

           The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

           (c) When and as necessary, the Special Servicer shall send to the Trustee a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Section 3.17(b).

           (d) The Special Servicer shall, prior to acquisitions of title to any Mortgaged Property, review the operations of such property securing a defaulted loan and determine the character of the income that the Trust would realize if the Trust acquired title to such Mortgaged Property. The Special Servicer shall undertake this analysis with a view to retaining the status of the REO Property as foreclosure property under the REMIC provisions while maximizing the net after-tax REO Income received without materially adversely affecting the Special Servicer's ability to sell such REO Property. The Special Servicer shall, in its good faith and reasonable judgment, and as it deems appropriate after consultation with counsel knowledgeable in such matters (with such consultation being an expense of the Trust Fund) determine which of the following alternatives is preferred and commercially feasible. The Special Servicer shall avoid subjecting the income from such Mortgaged Property to tax as either "net income from foreclosure property" or a "prohibited transaction" within the meaning of the REMIC Provisions (an "REO Tax") to the maximum extent possible when evaluating the following alternative courses of action:

               (i)  Operate,   or  Directly  Operate,  as  defined  herein,  the
Mortgaged Property if none of the income would be subject to an REO tax; or

               (ii) Contract for operation of the Mortgaged Property through a lease to another party, by contract with an independent Contractor who Directly Operates such property or such other method pursuant to which the Special Servicer would not Directly Operate the Mortgaged Property if the income from the Mortgaged Property could otherwise be subject to a REO tax; or

               (iii) Directly Operate the mortgaged property if there are no other commercially feasible means of operating such mortgaged property as REO Property without the Trust potentially or actually incurring an REO Tax; provided, however, that the Special Servicer

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


shall consult with the Trustee regarding the plan of operations, the estimated income (and character thereof) derived therefrom, the estimated amount of taxes payable on such income and such other information as is necessary to make a reasoned judgment as to whether the REO Property will remain a foreclosure property and whether such plan is likely to maximize the net after tax REO income to the Trust.

Neither the Special Servicer nor the Trustee shall be liable to the Certificateholders, the Trust or the other parties to this Agreement or each other for errors in judgment made in good faith in the exercise of their discretion while performing their respective responsibilities under this Section.

           (e) Promptly following any acquisition by the Trust Fund of an REO Property, the Special Servicer shall obtain (i) an update of any appraisal performed pursuant to Section 3.23 which is more than 12 months old, or (ii) to the extent that an appraisal has not been obtained pursuant to such Section, an appraisal of such REO Property by an Independent appraiser familiar with the area in which such REO Property is located in order to determine the fair market value of such REO Property and shall notify the Depositor and the Trustee of the results of such appraisal. Any such appraisal shall be conducted in accordance with MAI standards by an appraiser with at least 10 years experience in the relevant property type and in the jurisdiction in which the Mortgaged Property is located and the cost thereof shall be an expense of the Trust Fund.

          SECTION 3.18. Sale of Specially Serviced Mortgage Loans and REO Properties.

           (a) With respect to any Specially Serviced Mortgage Loan or REO Property which the Special Servicer has determined to sell in accordance with
Section 3.10 or otherwise, the Special Servicer shall deliver to the Trustee an Officer's Certificate to the effect that the Special Servicer has determined to sell such Specially Serviced Mortgage Loan or REO Property in accordance with this Section 3.18. The Special Servicer will give the Trustee not less than 10 Business Days' prior written notice of its intention to sell any Specially Serviced Mortgage Loan or REO Property. The Trustee shall, within 5 Business Days after receipt of such notice, notify the Operating Adviser. The Operating Adviser may, at its option, within 30 days after receipt of such notice, purchase (or designate an Affiliate to purchase) any such Specially Serviced Mortgage Loan or REO Property out of the Trust Fund at a cash price equal to the applicable Repurchase Price. The Repurchase Price for any Specially Serviced Mortgage Loan or REO Property purchased under this Section 3.18(a) shall be deposited into the Collection Account, and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Operating Adviser (or the designated Affiliate thereof) the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty as shall be provided to it and are reasonably necessary to vest in the ownership of such Mortgage Loan or REO Property. In connection with any such purchase, the Special Servicer shall deliver the related Servicing File to the Certificateholder effecting such purchase.

           (b) If the Operating Adviser (or a designated Affiliate thereof) has not purchased any Specially Serviced Mortgage Loan or REO Property described in the first

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sentence  of Section  3.18(a)  within 30 days of its having  received  notice in respect thereof pursuant to Section 3.18(a) above or has specifically waived in writing its right to purchase such Specially Serviced Mortgage Loan or REO Property, then the Trustee shall within 5 days of the end of such 30-day period or within 5 days following its receipt of such waiver send notice to the Master Servicer and the Special Servicer that the Operating Adviser has not purchased such Mortgage Loan or REO Property, and either the Special Servicer or the Master Servicer, in that order, may, at its option, within 30 days after receipt of such notice, purchase (or designate an Affiliate thereof to purchase) such Mortgage Loan or REO Property out of the Trust Fund at a cash price equal to the Repurchase Price. The Repurchase Price for any such Mortgage Loan or REO Property purchased under this Section 3.18(b) shall be deposited into the Collection Account, and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Master Servicer or the Special Servicer (or the designated Affiliate thereof), as applicable, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignments, in each case without recourse, representation or warranty as shall be provided to it and are reasonably necessary to vest in the Master Servicer or the Special Servicer (or the designated Affiliate thereof), as applicable, the ownership of such Mortgage Loan or REO Property. In connection with any such purchase by the Master Servicer, the Special Servicer shall deliver the related Servicing File to the Master Servicer.

           (c) The Special Servicer may offer to sell to any Person (including the Depositor, the Master Servicer, the Special Servicer and the Operating Adviser) any Specially Serviced Mortgage Loan or REO Property not otherwise purchased pursuant to Section 3.18(a) or 3.18(b) if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Certificateholders (as a collective whole). The Special Servicer shall notify the Operating Adviser at least 10 Business Days before offering to sell any Specially Serviced Mortgage Loan or REO Property pursuant to this Section 3.18(c). Such offer shall be made in a commercially reasonable manner (which, for purposes hereof, includes an offer to sell without representation or warranty other than customary warranties of title and condition, if liability for breach thereof is limited to recourse against the Trust), but shall, in any event, so offer to sell such Specially Serviced Mortgage Loan or REO Property no later than the time determined by the Special Servicer to be sufficient to result in the sale of such Specially Serviced Mortgage Loan or REO Property within the period specified in Section 3.17(a). The Special Servicer shall deliver such Officer's Certificate and give the Trustee not less than ten Business Days prior written notice of its intention to sell such Specially Serviced Mortgage Loan or REO Property, in which case the Special Servicer shall accept any offer received from any Person that is determined by the Special Servicer to be a fair price, as determined in accordance with Section 3.18(b), for such Specially Serviced Mortgage Loan or REO Property if the offeror is a Person other than the Special Servicer or an Affiliate thereof, or is determined to be such a price by the Trustee if the offeror is the Special Servicer or an Affiliate thereof; provided, however, that the Trustee shall be entitled to engage at the expense of the Trust Fund, an Independent appraiser to determine whether the offer is a fair price; and provided, further, that any offer by an Interested Person in the amount of the Repurchase Price shall be deemed to be a fair price. Notwithstanding anything to the contrary herein, neither the Trustee in its individual capacity nor any of its Affiliates, may make an offer or purchase any Specially Serviced Mortgage Loan or any REO Property pursuant hereto.


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           In addition,  in the event that the Special  Servicer  receives  more than one fair offer with respect to any Specially Serviced Mortgage Loan or REO Property, the Special Servicer may accept an offer that is not the highest fair offer if it determines, in accordance with the Servicing Standard, that
acceptance   of  such   offer   would   be  in  the   best   interests   of  the
Certificateholders (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable). In the event that the Special Servicer determines with respect to any REO Property that the offers being made with respect thereto are not in the best interests of the Certificateholders and that the end of the REO Grace Period referred to in
Section 3.17(a) with respect to such REO Property is approaching, the Special Servicer shall seek an extension of such REO Grace Period in the manner described in Section 3.17(a); provided, however, that the Special Servicer shall use its best efforts in accordance with the Servicing Standard, to sell any REO Property no later than the day prior to the Determination Date immediately prior to the Scheduled Final Distribution Date.

           (d) In determining whether any offer received represents a fair price for any Specially Serviced Mortgage Loan or any REO Property, the Special Servicer or the Trustee may conclusively rely on the opinion of an Independent appraiser or other expert in real estate matters retained by the Special Servicer or the Trustee at the expense of the Trust Fund. In determining whether any offer constitutes a fair price for any Specially Serviced Mortgage Loan or any REO Property, the Special Servicer or the Trustee (or, if applicable, such appraiser) shall take into account, and any appraiser or other expert in real estate matters shall be instructed to take into account, the appraisal obtained pursuant to Section 3.23 and, as applicable, among other factors, the period and amount of any delinquency on such Specially Serviced Mortgage Loan, the physical (including environmental) condition of the related Mortgaged Property or such REO Property, the state of the local economy and the Trust Fund's obligation to dispose of any REO Property within the time period specified in Section 3.17(a).

           (e) Subject to the provisions of Section 3.17, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any Specially Serviced Mortgage Loan or REO Property, including the collection of all amounts payable in connection therewith. Any sale of a Specially Serviced Mortgage Loan or any REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, the Master Servicer, the Special Servicer or the Trust Fund (except that any contract of sale and assignment and conveyance documents may contain customary warranties of title and condition, so long as the only recourse for breach thereof is to the Trust Fund), and, if such sale is consummated in accordance with the duties of the Special Servicer, the Master Servicer, the Depositor and the Trustee pursuant to the terms of this Agreement, no such Person who so performed shall have any liability to the Trust Fund or any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

           (f) Net Liquidation Proceeds related to any such sale shall be promptly, and in any event within one Business Day following receipt thereof, deposited in the Collection Account in accordance with Section 3.5(a)(iv).


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           SECTION 3.19.   Inspections.

           Commencing in 1999, the Master Servicer (or, with respect to Specially Serviced Mortgage Loans and REO Properties, the Special Servicer) shall inspect or cause to be inspected (at its own expense) each Mortgaged Property at least once every two years (or, if the related Mortgage Loan has a then current principal balance greater than $2,000,000, then at least once every year). The Master Servicer and the Special Servicer shall each prepare or cause to be prepared as soon as reasonably possible a written report of each such inspection and shall deliver a copy of such report to the Trustee and the Operating Adviser within 10 days after the preparation thereof.

           SECTION 3.20.   Available Information and Notices.

           The Master Servicer or the Special Servicer, if applicable, shall promptly give notice to the Trustee, who will copy each Certificateholder, each Rating Agency, the Operating Adviser, the Depositor, the Placement Agents and the applicable Seller of (a) any notice from a Borrower or insurance company regarding an upcoming voluntary or involuntary prepayment (including that resulting from a casualty or condemnation) of all or part of the related Mortgage Loan (provided that a request by a Borrower or other party for a quotation of the amount necessary to satisfy all obligations with respect to a Mortgage Loan shall not, in and of itself, be deemed to be such notice); and (b) of any other occurrence known to it with respect to a Mortgage Loan or REO Property that the Master Servicer or the Special Servicer determines, in accordance with the Servicing Standard, would have a material effect on such Mortgage Loan or REO Property, which notice shall include an explanation as to the reason for such material effect (provided that any extension of the term of any Mortgage Loan shall be deemed to have a material effect).

           None of the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a Borrower or a third party for inclusion in any such notice or in any other report or information furnished or provided by the Master Servicer, the Special Servicer or the Trustee hereunder, and the Master Servicer, the Special Servicer, the Fiscal Agent and the Trustee shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission therein, including any liability related to the inclusion of such information in any report filed with the Commission. Such indemnification shall survive the resignation or termination of the foregoing parties and the termination of this Agreement.

           In addition to the other reports and information made available and distributed to the Depositor, the Placement Agents, the Trustee, the Rating Agencies, the Operating Adviser or the Certificateholders pursuant to other provisions of this Agreement, the Master Servicer and the Special Servicer shall, in accordance with such reasonable rules and procedures as it may adopt (which may include the requirement that an agreement governing the availability, use and disclosure of such information, and which may provide indemnification to the Master Servicer or the Special Servicer as applicable, for any liability or damage that may arise therefrom, be executed to the extent the Master Servicer or the Special Servicer, as applicable, deems such action to be necessary or appropriate), also make available any information relating to the

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Mortgage  Loans,  the  Mortgaged  Properties  or the Borrowers for review by the
Depositor, the Rating Agencies, the Placement Agents, the Trustee, the Operating Adviser, the Certificateholders and any other Persons to whom the Master Servicer or the Special Servicer, as the case may be, believes such disclosure is appropriate, in each case except to the extent doing so is prohibited by applicable law or by any documents related to a Mortgage Loan.

           The Trustee shall also make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, for review by the Depositor, the Rating Agencies, the Operating Adviser, any Certificateholder, the Placement Agents, any Person identified to the Trustee by a Certificateholder as a prospective transferee of a Certificate and any other Persons to whom the Trustee believes such disclosure is appropriate, the following items: (i) this Agreement, (ii) all monthly statements to Certificateholders delivered since the Closing Date pursuant to Section 4.4(a),
(iii) all annual statements as to compliance delivered to the Trustee and the Depositor pursuant to Section 3.14, (iv) all annual Independent accountants' reports delivered to the Trustee and the Depositor pursuant to Section 3.15, and
(v) any reports or information relating to the Mortgage Loans, the Mortgaged Properties or the Borrowers which the Trustee has received from the Master Servicer or the Special Servicer. The Master Servicer or the Special Servicer, as appropriate, shall make available at its offices during normal business hours, for review by the Depositor, the Placement Agents, the Trustee, the Rating Agencies, the Operating Adviser, any Certificateholder, any Person identified to the Master Servicer or the Special Servicer, as applicable, by a Certificateholder as a prospective transferee of a Certificate and any other Persons to whom the Master Servicer or the Special Servicer, as applicable, believes such disclosure is appropriate, the following items: (i) the inspection reports prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, in connection with the property inspections conducted by the Master Servicer or the Special Servicer, as applicable, pursuant to Section 3.19, (ii) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and
(iii) any and all Officer's Certificates and other evidence delivered to the Trustee and the Depositor to support the Master Servicer's determination that any Advance was, or if made would be, a Nonrecoverable Advance, in each case except to the extent doing so is prohibited by applicable laws or by any documents related to a Mortgage Loan. Copies of any and all of the foregoing items shall be available from the Master Servicer, the Special Servicer or the Trustee, as applicable, upon request (subject to the exception in the preceding sentence). The Master Servicer, the Special Servicer and the Trustee shall be permitted to require payment (other than from any Rating Agency and the Operating Adviser) of a sum sufficient to cover the reasonable costs and expenses incurred by it in providing copies of or access to any information requested in accordance with the previous sentence.

           The Master Servicer shall, on behalf of the Trust Fund, prepare, sign and file with the Commission any and all reports, statements and information respecting the Trust Fund which the Master Servicer or the Depositor determines are required to be filed with the Commission pursuant to Sections 13(a) or 15(d) of the 1934 Act, each such report, statement and information to be filed on or prior to the required filing date for such report, statement or information. Notwithstanding the foregoing, the Depositor shall file with the Commission, within fifteen days of the Closing Date, a Current Report on Form 8-K together with this Agreement.


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           SECTION 3.21. Reserve Accounts.

           The  Master  Servicer  shall   administer  each  Reserve  Account  in
accordance with the related Mortgage Loan Documents.

           SECTION 3.22. Servicing Advances.

           (a) The Master Servicer (or, to the extent provided in Section 3.22(b), the Trustee or the Fiscal Agent) shall make any Servicing Advances as and to the extent otherwise required pursuant to the terms hereof. For purpose of calculating distributions to the Certificateholders, Servicing Advances shall not be considered to increase the principal balance of any Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so provide.

           (b) The Master Servicer shall notify the Trustee, the Fiscal Agent and the Rating Agencies in writing promptly upon, and in any event within one Business Day after, becoming aware that it will be financially unable to make any Servicing Advance required to be made pursuant to the terms hereof, and in connection therewith, shall set forth in such notice the amount of such Servicing Advance, the Person to whom it should be paid, and the circumstances and purpose of such Servicing Advance, and shall set forth therein information and instructions for the payment of such Servicing Advance, and, on the date specified in such notice for the payment of such Servicing Advance, or, if no such date is specified or such date has already occurred, then within one
Business Day following such notice, the Trustee shall pay the amount of such Servicing Advance in accordance with such information and instructions. If the Trustee fails to make any Servicing Advance required to be made under this
Section 3.22, the Fiscal Agent shall make such Advance on the same day the Trustee was required to make such Servicing Advance and, thereby, the Trustee shall not be in default under this Agreement.

           (c) Notwithstanding anything herein to the contrary, none of the Master Servicer, the Trustee or the Fiscal Agent shall be obligated to make a Servicing Advance as to any Mortgage Loan or REO Property if the Master Servicer, the Trustee or the Fiscal Agent as applicable, determines that such Servicing Advance, if made, would be a Nonrecoverable Advance. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer that a Servicing Advance, if made, would be a Nonrecoverable Advance. The Trustee and the Fiscal Agent, in determining whether or not a Servicing Advance previously made is, or a proposed Servicing Advance, if made, would be, a Nonrecoverable Advance shall make such determination in their good faith judgment.

           (d) The Master Servicer, the Trustee and/or the Fiscal Agent, as applicable, shall be entitled to, and the Master Servicer hereby covenants and agrees to promptly seek and effect, the reimbursement of Servicing Advances to the extent permitted pursuant to Section 3.6(ii) of this Agreement, together with any related Advance Interest Amount in respect of such Servicing Advances (pursuant to Section 3.6(iii)).


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           SECTION 3.23. Appraisal Reductions.

           (a) Within 60 days after the Special Servicer receives notice or is otherwise aware of an Appraisal Reduction Event, the Special Servicer shall be required to obtain an Updated Appraisal of the related Mortgaged Property or REO Property; provided that if the Special Servicer had completed or obtained an Updated Appraisal within the immediately preceding 12 months, the Special Servicer may rely on such Updated Appraisal and shall have no duty to prepare a new Updated Appraisal, unless such reliance would not be in accordance with the Servicing Standard. The cost of any such Updated Appraisal if not an internal valuation performed by the Special Servicer shall be paid by the Master Servicer as a Servicing Advance, unless such Advance would be a Nonrecoverable Advance. If no Updated Appraisal has been obtained within 12 months prior to the first Distribution Date on or after an Appraisal Reduction Event has occurred, the Special Servicer will be required to estimate the value of the related Mortgaged Property or REO Property (the "Special Servicer's Appraisal Reduction Estimate") and such estimate will be used for purposes of determining the Appraisal Reduction.

           (b) The Master Servicer, based on the Updated Appraisal or Special Servicer's Reduction Estimate provided to it by the Special Servicer, shall calculate any Appraisal Reduction. If the Appraisal Reduction is calculated using the Special Servicer's Reduction Estimate, then on the first Distribution Date occurring on or after the delivery of the Updated Appraisal, the Master Servicer will be required to adjust the Appraisal Reduction to take into account the Updated Appraisal (regardless of whether the Updated Appraisal is higher or lower than the Special Servicer's Appraisal Reduction Estimate).

           (c) Annual updates of such Updated Appraisal will be obtained during the continuance of an Appraisal Reduction Event. The cost of such annual updates shall be paid as a Servicing Advance, unless such Advance would be a Nonrecoverable Advance. In addition, the Operating Adviser may at any time request the Special Servicer to obtain an Updated Appraisal at the Operating Adviser's expense. The Appraisal Reduction will be adjusted by the Master Servicer based on such Updated Appraisal. Any Updated Appraisal obtained by the Special Servicer pursuant to this section shall be delivered by the Special Servicer to the Master Servicer, and the Master Servicer shall deliver such Updated Appraisal to the Trustee within 15 days of receipt by the Master Servicer of such Updated Appraisal from the Special Servicer and the Trustee shall deliver such Updated Appraisal to the Holders of the Privately Offered Certificates within 15 days of receipt by the Trustee of such Updated Appraisal from the Master Servicer. Upon payment in full or liquidation of any Mortgage Loan for which an Appraisal Reduction has been determined, such Appraisal Reduction will be eliminated.

           SECTION 3.24. Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping.

           (a) Upon determining that any Mortgage Loan has become a Specially Serviced Mortgage Loan, the Master Servicer shall immediately give notice thereof, together with a copy of the related Mortgage File, to the Special Servicer and shall use its best efforts to provide the Special Servicer with all information, documents (but excluding the original documents constituting such Mortgage File) and records (including records stored electronically

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on computer  tapes,  magnetic discs and the like) relating to such Mortgage Loan and reasonably requested by the Special Servicer to enable it to assume its duties hereunder with respect thereto without acting through a Sub-Servicer. The Master Servicer shall use its best efforts to comply with the preceding sentence within five Business Days of the date such Mortgage Loan became a Specially Serviced Mortgage Loan and in any event shall continue to act as Master Servicer and administrator of such Mortgage Loan until the Special Servicer has commenced the servicing of such Mortgage Loan, which shall occur upon the receipt by the Special Servicer of the information, documents and records referred to in the preceding sentence. With respect to each Mortgage Loan that becomes a Specially Serviced Mortgage Loan, the Master Servicer shall instruct the related Borrower to continue to remit all payments in respect of such Mortgage Loan to the Master Servicer. If Midland Loan Services, Inc. ceases to be the Master Servicer or the Special Servicer, Midland Loan Services, Inc. and the successor Master Servicer or Special Servicer, as applicable, may agree that, notwithstanding the preceding sentence, with respect to each Mortgage Loan that becomes a Specially Serviced Mortgage Loan, the Master Servicer shall instruct the related Borrower to remit all payments in respect of such Mortgage Loan to the Special Servicer, provided that the payee in respect of such payments shall remain the Master Servicer.

           Upon determining that no event has occurred and is continuing with respect to a Mortgage Loan that causes such Mortgage Loan to be a Specially Serviced Mortgage Loan, the Special Servicer shall immediately give notice thereof to the Master Servicer and upon giving such notice, such Mortgage Loan shall cease to be a Specially Serviced Mortgage Loan pursuant to the first proviso to the definition of Specially Serviced Mortgage Loan, the Special Servicer's obligation to service such Mortgage Loan shall terminate and the obligations of the Master Servicer to service and administer such Mortgage Loan as a Mortgage Loan that is not a Specially Serviced Mortgage Loan shall resume. In addition, if the related Borrower has been instructed, pursuant to the last sentence of the preceding paragraph, to make payments to the Special Servicer, upon such determination, the Special Servicer shall instruct such Borrower to remit all payments in respect of such Mortgage Loan that is no longer a Specially Serviced Mortgage Loan directly to the Master Servicer.

           (b) In servicing any Specially Serviced Mortgage Loan, the Special Servicer shall provide to the Trustee originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (to the extent such documents are in the possession of the Special Servicer) and copies of any additional related Mortgage Loan information, including correspondence with the related Borrower, and the Special Servicer shall provide copies of the foregoing to the Master Servicer.

           (c) Not later than the Business Day preceding each date on which the Master Servicer is required to furnish a report under Section 3.13 to the Trustee, the Special Servicer shall deliver to the Master Servicer a written statement describing, on a Mortgage Loan-by-Mortgage Loan basis, the amount of all payments on account of interest received on each Specially Serviced Mortgage Loan; the amount of all payments on account of principal, including Principal Prepayments, on each Specially Serviced Mortgage Loan; the amount of Insurance Proceeds and Liquidation Proceeds received with respect to each Specially Serviced Mortgage Loan; and the amount of net income or net loss, as determined for management of a

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trade or business on, or the furnishing or rendering of a non-customary  service to the tenants of, each REO Property that previously secured a Specially Serviced Mortgage Loan, in each case in accordance with Section 3.17.

           (d) Notwithstanding the provisions of the preceding subsection (c), the Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and shall provide the Special Servicer with any information reasonably required by the Special Servicer to perform its duties under this Agreement. The Special Servicer shall provide the Master
Servicer with any information reasonably required by the Master Servicer to perform its duties under this Agreement.

           (e) No later than 30 days after a transfer of servicing described in the preceding paragraph for a Mortgage Loan, the Special Servicer shall deliver to each Rating Agency and the Operating Adviser a report (the "Asset Status Report") with respect to such Mortgage Loan and the related Mortgaged Property. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

               (i) summary of the status of such Specially Serviced Mortgage Loan and any negotiations with the related Borrower;

               (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Mortgage Loan and whether outside legal counsel has been retained;

               (iii) the most current rent roll and income or operating state-ment available for the related Mortgaged Property;

               (iv) the Special Servicer's recommendations on how such Specially Serviced Mortgage Loan might be returned to performing status and returned to the Master Servicer for regular servicing or otherwise realized upon;

               (v) the appraised value of the Mortgaged Property together with the assumptions used in the calculation thereof; and

               (vi) such other information as the Special Servicer deems rele-vant in light of the Servicing Standard.

           SECTION 3.25. Adjustment of Servicing Compensation in Respect of Prepayment Interest Shortfalls.

           The Master Servicer shall deliver to the Trustee for deposit in the Collection Account on each Remittance Date, without any right of reimbursement therefor, an amount equal to the lesser of (i) the excess, if any, of all Prepayment Interest Shortfalls over all Prepayment Interest Excesses, in each case resulting from Principal Prepayments received in respect of the

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Mortgage  Pool during the most recently  ended  Collection  Period,  and (ii) an amount equal to the aggregate Stated Principal Balance of the Mortgage Loans for which the Master Servicer has received its Master Servicing Fee for such Distribution Date multiplied by 1/12th of 0.029%.

           SECTION 3.26. Operating Advisor; Elections.

           (a) In accordance with Section 3.26(c), the Holders of Certificates representing more than 50% of the aggregate Certificate Balance of the Controlling Class shall be entitled to elect an operating adviser (the "Operating Adviser") with the powers set forth in Section 3.27. An election of an Operating Adviser may also be held upon the resignation or removal of any Person acting as Operating Adviser. The initial election of an Operating Adviser may be held at any time on or after the Closing Date.

           (b) At the request of the Holders of Certificates representing at least 50% of the aggregate Certificate Balance of the Controlling Class, the Trustee shall call a meeting of the Holders of the Controlling Class for purpose of electing an Operating Adviser. Notice of the meeting shall be mailed or delivered by the Trustee to each Holder of Certificates of the Controlling Class not less than 10 nor more than 60 days prior to the meeting. The notice shall state the place and the time of the meeting, which may be held by telephone. Holders of Certificates representing a majority of the aggregate Certificate Balance of the Controlling Class, present in person or represented by proxy, shall constitute a quorum for the nomination of an Operating Adviser. At the meeting, each Holder shall be entitled to nominate one Person to act as Operating Adviser. The Trustee shall cause the election of the Operating Adviser to be held as soon thereafter as is reasonably practicable.

           (c) Each Holder of Certificates of the Controlling Class shall be entitled to vote in each election of the Operating Adviser. The voting in each election of the Operating Adviser shall be in writing mailed, telecopied, delivered or sent by courier and actually received by the Trustee on or prior to the date of such election. Immediately upon receipt by the Trustee of votes (which have not been rescinded) from the Holders of Certificates representing more than 50% of the aggregate Certificate Balance of the Controlling Class which are cast for a single Person, such Person shall be, upon such Person's acceptance, the Operating Adviser. The Trustee shall act as judge of each election and, absent manifest error, the determination of the results of any election by the Trustee shall be conclusive. Notwithstanding any other provisions of this Section 3.26, the Trustee may make such reasonable regulations as it may deem advisable for any election.

           (d) The Operating Adviser may be removed at any time by the written vote, copies of which must be delivered to the Trustee, of the Holders of the Certificates representing more than 50% of the aggregate Certificate Balance of the Controlling Class.

           (e) For purposes of electing or removing an Operating Adviser, Certi-ficates of the Controlling Class held by the Depositor, the Master Servicer or the Special Servicer or by any Affiliate of any of them shall be taken into account with the same force and effect as if any other Person held such Certificates.


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          SECTION 3.27.  Appointment  of Special  Servicer;  Duties of Operating
Adviser.

           (a)    Midland   Loan  Services,  Inc.  is  hereby  appointed  as the
initial Special Servicer hereunder.

           (b) The Operating Adviser shall be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and subject to Section 3.27(c), the Special Servicer shall not be permitted to take any of the following actions as to which the Operating Adviser has objected in writing within 10 Business Days of having been notified thereof and having been provided with all reasonably requested information with respect thereto (provided that if such written objection has not been received by the Special Servicer within such 10 Business Day period, then the Operating Adviser's approval shall be deemed to have been given):

                (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

                (ii) any amendment, waiver or modification of a Money Term or any other term of a Specially Serviced Mortgage Loan;

                (iii) any proposed sale of a defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund pursuant to Section 9.1;

                (iv) any acceptance of a discounted payoff;

                (v) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

                (vi) any release of collateral (other than in accordance with the terms of, or upon satisfaction of, a Mortgage Loan);

                (vii) any acceptance of substitute or additional collateral for a Mortgage Loan;

                (viii) any waiver of a "due-on-sale" or "due-on-encumbrance" clause; and

                (ix) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan.

           In addition, subject to Section 3.27(c), the Operating Adviser may direct the Special Servicer to take, or to refrain from taking, such other actions as Operating Adviser may deem advisable.

           (c) Notwithstanding the provisions of Section 3.27(b), no such advice, direction or objection contemplated by Section 3.27(b) may require or cause the Special Servicer to violate

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any provision of this Agreement;  including the Special Servicer's obligation to act in accordance with the Servicing Standard.

           (d) The Operating Adviser shall have no liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment, but will be liable for its own gross negligence or willful misconduct. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that, the Operating Adviser may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates, that the Operating Adviser may act solely in the interests of the holders of the Controlling Class, that the Operating Adviser does not have any duties to the holders of any Class of Certificates other than the Controlling Class, that the Operating Adviser may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other Classes, that the Operating Adviser shall not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct by reason of its having acted solely in the interests of the Controlling Class, and that the Operating Adviser shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Operating Adviser for having so acted. The Special Servicer shall keep confidential all advice, directions, recommendations and/or objections received from the Operating Adviser; unless such advice, directions, recommendations and/or objections (i) are of public knowledge at the time of disclosure by the Special Servicer, (ii) become generally available to the public other than as a result of a disclosure by the Special Servicer, (iii) relates to an objection provided to the Special Servicer by the Operating Adviser pursuant to Section 3.27(b), (iv) were disclosed pursuant to a legal requirement or (v) were disclosed with the written consent of the Operating Adviser.

           (e) The Operating Adviser, if any, may direct the Trustee to remove the Special Servicer at any time effective upon the appointment and written acceptance of such appointment by a successor to the Special Servicer appointed by the Operating Adviser. The existing Special Servicer shall be deemed to have resigned simultaneously with such designated successor becoming the Special Servicer hereunder; provided, however, that (i) the resigning Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, whether in respect of Servicing Compensation or otherwise, and (ii) it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Sections 6.1 and 6.3, notwithstanding any such resignation. Such resigning Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of the resigning Special Servicer's responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been deposited in any REO Account or delivered by the Special Servicer to the Master Servicer or that are thereafter received with respect to Specially Serviced Mortgage Loans and REO Properties.

           (f)  Notwithstanding  the  foregoing,  the  removal  of  the  Special
Servicer and the appointment of a successor Special Servicer shall not be effective until (i) the successor Special Servicer has assumed in writing all of the responsibilities, duties and liabilities of the Special Servicer hereunder pursuant to an agreement satisfactory to the Trustee, and (ii) each of the Rating Agencies confirms to the Trustee in writing that such appointment and assumption

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shall  not  result,  in  and  of  itself,   in  a  downgrading,   withdrawal  or
qualification of the rating then assigned by such Rating Agency to any Class of Certificates (the cost, if any, of obtaining such confirmation to be paid by the Operating Adviser).

           SECTION 3.28. Modifications, Waivers, Amendments, Extensions and Consents.

           (a) The Master Servicer, in accordance with the Servicing Standard and subject to the terms of this Agreement, shall have the following powers:

               (i) The Master Servicer, in accordance with the Servicing Stan-dard, may (A) agree to any modification, waiver, amendment or consent of or relating to any non-Money Term of a Mortgage Loan that is not a Specially Serviced Mortgage Loan or (B) modify or amend the terms of any Mortgage Loan in order to (I) cure any ambiguity therein or (II) correct or supplement any provisions therein which may be inconsistent with any other provisions therein or correct any error, provided that in the case of either clause (A) or (B) such modification or amendment would not cause an Adverse REMIC Event to occur. Other than as set forth above in this Section 3.28(a)(i) the Master Servicer shall not agree to any modification or amendment of a Mortgage Loan or any waiver or consent.

               (ii) The Master Servicer shall notify the Trustee, the Special Servicer, the Operating Adviser and the Rating Agencies of any modification, waiver or amendment of any term of any Mortgage Loan permitted by it under this Section and the date thereof, and shall deliver to the Trustee for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly following the execution thereof except to the extent such documents have been submitted to the applicable recording office, in which event the Master Servicer shall promptly deliver copies of such documents to the Trustee. The Trustee shall deliver copies of such documents to the Holders of the Privately Offered Certificates within 15 days of receipt by the Trustee thereof.

           (b) The Special Servicer, in accordance with the Servicing Standard and subject to the terms of this Agreement, shall have the following powers:

               (i) The Special Servicer may enter into a modification, waiver or amendment (including, without limitation, the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan, including any modification, waiver or amendment to (A) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest or any Prepayment Premium, (B) reduce the amount of the Monthly Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (C) forebear in the enforcement of any right granted under any Note or Mortgage relating to a Specially Serviced Mortgage Loan, (D) extend the Maturity Date of any Specially Serviced Mortgage Loan and/or (E) accept a principal prepayment on any Specially Serviced Mortgage Loan during any period during which voluntary Principal Prepayments are prohibited, provided that (1) the related Borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable and (2) in the reasonable judgment of the Special

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Servicer such  modification  would increase the recovery on the Mortgage Loan to
Certificateholders on a net present value basis (the relevant discounting of amounts that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate).

           In no event shall the Special Servicer (x) extend the Maturity Date of a Specially Serviced Mortgage Loan beyond the date that is two years prior to the Rated Final Distribution Date; or (y) if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the Maturity Date of such Specially Serviced Mortgage Loan beyond a date which is less than 10 years prior to the expiration of the term of such ground lease.

           The determination of the Special Servicer contemplated by clause (2) of the proviso to the first paragraph of this Section 3.28(b)(i) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee and the Master Servicer and describing in reasonable detail the basis for the Special Servicer's determination. The Special Servicer shall append to such Officer's Certificate any information, including but not limited to income and expense statements, rent rolls, property inspection reports and appraisals, that support such determination.

               (ii) In the event the Special Servicer intends to permit a Borrower to substitute collateral for all or any portion of a Mortgaged Property pursuant to Section 3.28(b)(i) or pledge additional collateral for the Mortgage Loan pursuant to Section 3.28(b)(i), if the security interest of the Trust Fund in such collateral would be perfected by possession, or if such collateral requires special care or protection, then prior to agreeing to such substitution or addition of collateral, the Special Servicer shall make arrangements for such possession, care or protection, and prior to agreeing to such substitution or addition of collateral (or such arrangement for possession, care or protection) shall obtain the prior written consent of the Trustee with respect thereto (which consent shall not be unreasonably withheld, delayed or conditioned); provided, however, that any such substitution or addition of collateral shall require Rating Agency Confirmation; provided further, however, that the Trustee shall not be required (but has the option) to consent to any substitution or addition of collateral or to hold any such collateral which will require the Trustee to undertake any additional duties or obligations or incur any additional expense.

               (iii) The Special Servicer will promptly deliver to the Master Servicer, the Operating Adviser, the Rating Agencies and the Trustee a notice, specifying any such modifications, waivers or amendments, such notice identifying the affected Specially Serviced Mortgage Loan. Such notice shall set forth the reasons for such waiver, modification, or amendment (including, but not limited to, information such as related income and expense statements, rent rolls, occupancy status, property inspections, and an internal or external appraisal performed in accordance with MAI standards and methodologies (and, if done externally, the cost of such appraisal shall be recoverable as a Servicing Advance subject to the provisions of Section 3.22 hereof)). The Special Servicer shall also deliver to the Trustee, for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment promptly following the execution thereof.


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           (c)  The Master  Servicer and the Special  Servicer,  as  applicable, may require, in its discretion, as a condition to granting any request by a Borrower for any consent, modification, waiver or amendment, that such Borrower pay to the Master Servicer or the Special Servicer, as applicable, a reasonable and customary modification fee to the extent permitted by law. The Master Servicer and the Special Servicer, as applicable, may charge the Borrower for any costs and expenses (including attorneys' fees) incurred by the Master Servicer or the Special Servicer, as applicable, in connection with any request for a modification, waiver or amendment. No fee described in this Section shall be collected by the Master Servicer or the Special Servicer, as applicable, from the Borrower (or on behalf of the Borrower) in conjunction with any consent or any modification, waiver or amendment of the related Mortgage Loan if the collection of such fee would cause such consent, modification, waiver or amendment to be a "significant modification" of the related Note within the meaning of Treasury Regulation Section 1.860G-2(b). Subject to the foregoing, the Master Servicer or the Special Servicer, as appropriate, shall use its reasonable efforts, to collect any modification fees and other expenses (including the cost of obtaining any Rating Agency Confirmation) connected with a permitted modification, waiver or amendment of a Mortgage Loan from the Borrower and if such amount is not paid by the Borrower, such amount shall be Advanced as a Servicing Advance, unless such Advance would be a Nonrecoverable Advance. The inability of the Borrower to pay any costs and expenses of a proposed modification, waiver or amendment shall not impair the right of the Special Servicer, the Master Servicer or the Trustee to be reimbursed by the Trust Fund for such expenses.

           (d) Notwithstanding any other provision hereof to the contrary, if the terms of a Mortgage Loan require the related Borrower to obtain the Mortgagee's consent before changing any franchise with respect to any hotel or motel located on the related Mortgaged Property, the Master Servicer or Special Servicer, as applicable, shall not consent to any such change unless it shall have first obtained written confirmation from each Rating Agency that such consent shall not result in a qualification, downgrade or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates.

                                   ARTICLE IV

                       DISTRIBUTIONS TO CERTIFICATEHOLDERS

           SECTION 4.1.  Distributions of REMIC I.

           (a) On each Distribution Date, the Trustee shall be deemed to apply the Available Funds as is attributable to each Mortgage Loan for such date for the following purposes and in the following order of priority:

               (i) to pay interest to REMIC II in respect of each REMIC I Regular Interest, up to an amount equal to, and pro rata in accordance with, all Uncertificated Distributable Interest for each such REMIC I Regular Interest for such Distribution Date;

               (ii) to pay   principal to REMIC II in  respect of  each  REMIC I
Regular Interest, up to an amount equal to, and pro rata in accordance with, the excess, if any, of the

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Uncertificated  Principal  Balance of such REMIC I Regular Interest  outstanding immediately prior to such Distribution Date, over the Stated Principal Balance of the related Mortgage Loan (including without limitation an REO Mortgage Loan
or,  if  applicable,   a  Qualified  Substitute  Mortgage  Loan)  that  will  be
outstanding immediately following such Distribution Date;

               (iii) to reimburse REMIC II for any Realized Losses and Expense Losses previously deemed allocated to the various REMIC I Regular Interests (with interest), up to an amount equal to, and pro rata in accordance with, (a) the Realized Loses and Expense Losses, if any, previously allocated to such REMIC I Regular Interests and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts (compounded monthly) at the REMIC I Remittance Rate for such REMIC I Regular Interest for such Distribution Date; and

               (iv) to the Holders of the Class R-I Certificates that portion, if any, of the Available Funds for such date that has not otherwise been deemed paid to REMIC II in respect of the REMIC I Regular Interests pursuant to this
Section 4.1(a).

           (b) On each Distribution Date, the Trustee shall be deemed to apply each Prepayment Premium then on deposit in the Distribution Account and received during or prior to the related Collection Period, to pay additional interest to REMIC II in respect of the REMIC I Regular Interest that relates to the Mortgage Loan (including without limitation an REO Mortgage Loan or, if applicable, a Qualified Substitute Mortgage Loan) as to which such Prepayment Premium was received.

           (c) All amounts (other than additional interest in the form of Prepayment Premiums) deemed paid to REMIC II in respect of the REMIC I Regular Interests pursuant to this Section 4.1 on any Distribution Date is herein referred to as the "REMIC II Distribution Amount" for such date.

           SECTION 4.2.  Distributions of REMIC II.

           (a) On each Distribution Date the Trustee shall be deemed to apply the REMIC II Distribution Amount for such date for the following purposes and in the following order of priority:

               (i) amounts distributable as interest to the Class A-1 and Class A-2 Certificates pursuant to Section 4.3(a)(i) shall be allocated 0.0001% to the Related REMIC II Regular Interest and 99.9999% to the Class WAC-II Interest;

               (ii) amounts distributable as principal to the Class A-1 and Class A-2 Certificates pursuant to Section 4.3(a)(ii) or the proviso to Section 4.3(a) shall be allocated 0.0001% to the Related REMIC II Regular Interest and 99.9999% to the Class WAC-II Interest;

               (iii) amounts distributable for unreimbursed amounts of Realized Losses and Expense Losses previously allocated to the Class A-1 and Class A-2 Certificates

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


pursuant to Section 4.3(a)(iii) shall be allocated 0.0001% to the Related REMIC II Regular Interest and 99.9999% to the Class WAC-II Interest;

               (iv) amounts distributable as interest to the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates pursuant to Section 4.3(b)(i), (iv), (vii), (x),
(xiii), (xvi), (xix), (xxii), (xxv), (xxviii), (xxxi) and (xxxiv), respectively, shall be allocated 0.0001% to the Related REMIC II Regular Interest and 99.9999% to the Class WAC-II Interest;

               (v) amounts distributable as principal to the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates pursuant to Section 4.3(b)(ii), (v), (viii), (xi),
(xiv), (xvii), (xx), (xxiii), (xxvi), (xxix), (xxxii) and (xxxv), respectively, shall be allocated 0.0001% to the Related REMIC II Regular Interest and 99.9999% to the Class WAC-II Interest;

               (vi) amounts distributable for unreimbursed amounts of Realized Losses and Expense Losses previously allocated to the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates pursuant to Section 4.3(b)(iii), (vi), (ix), (xii), (xv), (xviii), (xxi), (xiv), (xvii), (xxx), (xxxiii), (xxxvi), respectively, shall be allocated 0.0001% to the Related REMIC II Regular Interest and 99.9999% to the Class WAC-II Interest; and

               (vii) amounts distributable as interest to the Class X Certifi-cates pursuant to Section 4.3(a)(i) shall be allocated 100.0000% to the Class WAC-II Interest.

           (b) Any remaining REMIC II Distribution Amount for such Distribution Date shall be distributed to the Class R-II Certificates.

           (c) On each Distribution Date, the Trustee shall be deemed to apply all Prepayment Premiums then on deposit in the Distribution Account and received during or prior to the related Collection Period to the REMIC II Regular Interests from the Distribution Account in proportion to the principal distributable thereon in accordance with Section 4.2(a).

           (d) All amounts (other than additional interest in the form of Prepayment Premiums) deemed paid to REMIC III in respect of the REMIC II Regular Interests pursuant to this Section 4.2 on any Distribution Date is herein referred to as the "REMIC III Distribution Amount" for such date.

           SECTION 4.3.  Distributions of REMIC III.

           (a) On each Distribution Date, the Trustee shall withdraw from the Distribution Account the Available Funds for such Distribution Date and shall apply such amount for the following purposes and in the following order of priority:

               (i) to pay interest to the Holders of the respective Classes of Senior Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, all

Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date,

               (ii) to pay principal from the Principal Distribution Amount for such Distribution Date, first to the Holders of the Class A-1 Certificates and second to the Holders of the Class A-2 Certificates in each case, up to an amount equal to the lesser of (1) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (2) the remaining portion, if any, of such Principal Distribution Amount;

               (iii) to reimburse the Holders of the respective Classes of Class A Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, (a) the respective amounts of Realized Losses and Expense Losses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts (compounded monthly) at the respective Pass-Through Rates of such Classes; and

               (iv)   to   make  payments on  the  Subordinate  Certificates  as
provided below;

provided that, on each Distribution Date after the aggregate Certificate Balance of the Subordinate Certificates has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust Fund described in Article IX hereof, the payments of principal to be made pursuant to clause (ii) above with respect to the Class A Certificates, will be so made to the Holders of the respective Classes of Class A Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then-outstanding aggregate Certificate Balances of such Certificates;

           (b) On each Distribution Date, following the foregoing distributions on the Senior Certificates, the Trustee shall apply the remaining portion, if any, of the Available Funds for such date for the following purposes and in the following order of priority:

               (i) to pay interest to the Holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

               (ii) if the aggregate Certificate Balances of the Class A Certi-ficates have been reduced to zero, to pay principal to the Holders of the Class B Certificates, up to an amount equal to the lesser of (A) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

               (iii) to reimburse the Holders of the Class B Certificates up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts (compounded monthly) at the Pass-Through Rate for such Class of Certificates;

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



               (iv) to pay interest to the Holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

               (v) if the aggregate Certificate Balances of the Class A and Class B Certificates have been reduced to zero, to pay principal to the Holders of the Class C Certificates, up to an amount equal to the lesser of (A) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

               (vi) to reimburse the Holders of the Class C Certificates up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts (compounded monthly) at the Pass-Through Rate for such Class of Certificates;

               (vii) to pay interest to the Holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

               (viii) if the aggregate Certificate Balances of the Class A, Class B and Class C Certificates have been reduced to zero, to pay principal to the Holders of the Class D Certificates, up to an amount equal to the lesser of
(A) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

               (ix) to reimburse the Holders of the Class D Certificates up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts (compounded monthly) at the Pass-Through Rate for such Class of Certificates;

               (x) to pay interest to the Holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

               (xi) if the aggregate Certificate Balances of the Class A, Class B, Class C and Class D Certificates have been reduced to zero, to pay principal to the Holders of the Class E Certificates, up to an amount equal to the lesser of (A) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

               (xii) to reimburse the Holders of the Class E Certificates up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts (compounded monthly) at the Pass-Through Rate for such Class of Certificates;

               (xiii) to pay interest to the Holders of the Class F Certifi-cates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

               (xiv) if the aggregate Certificate Balances of the Class A, Class B, Class C, Class D and Class E Certificates have been reduced to zero, to pay principal to the Holders of the Class F Certificates, up to an amount equal to the lesser of (A) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

               (xv) to reimburse the Holders of the Class F Certificates up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts (compounded monthly) at the Pass-Through Rate for such Class of Certificates;

               (xvi) to pay interest to the Holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

               (xvii) if the aggregate Certificate Balances of the Class A, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, to pay principal to the Holders of the Class G Certificates, up to an amount equal to the lesser of (A) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

               (xviii) to reimburse the Holders of the Class G Certificates up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts (compounded monthly) at the Pass-Through Rate for such Class of Certificates;

               (xix) to pay interest to the Holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

               (xx) if the aggregate Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero, to pay principal to the Holders of the Class H Certificates, up to an amount equal to the lesser of (A) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;


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


               (xxi) to reimburse the Holders of the Class H Certificates up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts (compounded monthly) at the Pass-Through Rate for such Class of Certificates;

               (xxii) to pay interest to the Holders of the Class J Certifi-cates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

               (xxiii) if the aggregate Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, to pay principal to the Holders of the Class J Certificates, up to an amount equal to the lesser of (A) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

               (xxiv) to reimburse the Holders of the Class J Certificates up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts (compounded monthly) at the Pass-Through Rate for such Class of Certificates;

               (xxv) to pay interest to the Holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

               (xxvi) if the aggregate Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates have been reduced to zero, to pay principal to the Holders of the Class K Certificates, up to an amount equal to the lesser of (A) the then-outstanding aggregate Certificate Balance of such Class of Certificates and
(B) the remaining Principal Distribution Amount for such Distribution Date;

               (xxvii) to reimburse the Holders of the Class K Certificates up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts (compounded monthly) at the Pass-Through Rate for such Class of Certificates;

               (xxviii) to pay interest to the Holders of the Class L Certifi-cates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

               (xxix) if the aggregate Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates have been reduced to zero, to pay principal to the Holders of the Class L Certificates, up to an amount equal

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


to the lesser of (A) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

               (xxx) to reimburse the Holders of the Class L Certificates up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts (compounded monthly) at the Pass-Through Rate for such Class of Certificates;

               (xxxi) to pay interest to the Holders of the Class M Certifi-cates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

               (xxxii) if the aggregate Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates have been reduced to zero, to pay principal to the Holders of the Class M Certificates, up to an amount equal to the lesser of (A) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

               (xxxiii) to reimburse the Holders of the Class M Certificates up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts (compounded monthly) at the Pass-Through Rate for such Class of Certificates;

               (xxxiv) to pay interest to the Holders of the Class N Certifi-cates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

               (xxxv) if the aggregate Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates have been reduced to zero, to pay principal to the Holders of the Class N Certificates, up to an amount equal to the lesser of
(A) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

               (xxxvi) to reimburse the Holders of the Class N Certificates up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts (compounded monthly) at the Pass-Through Rate for such Class of Certificates; and

               (xxxvii) to pay to the Holders of the Class R-III Certificates the balance, if any, of the REMIC III Distribution Amount for such Distribution Date.


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


           (c) Each Prepayment Premium received in the related Collection Period with respect to the Mortgage Loans shall be distributed to the holders of the Class A-1, Class A-2, Class X, Class B, Class C, Class D and Class E Certificates outstanding on such Distribution Date, in the following amounts and order of priority:

                (i) to each of the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates, an amount equal to applicable Prepayment Premium Allocation Amount; and

                (ii)   any   remaining   Prepayment   Premiums   following   the
distribution in clause (ii) immediately above, to the Class X Certificates.

           (d) All of the foregoing distributions to be made from the Distribu-tion Account on any Distribution Date with respect to the Regular Certificates shall be deemed made from the payments deemed made to REMIC III in respect of the REMIC II Regular Interests on such Distribution Date pursuant to Section 4.2.

           SECTION 4.4. Statements to Rating Agencies and Certificateholders; Available Information.

           (a) On each Distribution Date, the Trustee shall prepare and forward by mail to each Rating Agency and each Holder of a Certificate, with copies to the Depositor, the Operating Adviser, Paying Agent, the Placement Agents, Master Servicer and Special Servicer, a statement as to such distribution setting forth the information set forth on Exhibit L hereto, and including among other things, for each Class, as applicable:

               (i) The Principal Distribution Amount and the amount allocable to principal for such class included in Available Funds;

               (ii) Distributable Certificate Interest for such Class and the amount of Available Funds allocable thereto, together with any Class Interest Shortfall allocable to such Class;

               (iii) The amount of any P&I Advances by the Master Servicer, the Trustee or the Fiscal Agent included in the amounts distributed to the Certificateholders;

               (iv) The Certificate Balance of each Class of Certificates after giving effect to the distribution of amounts in respect of the Principal Distribution Amount on such Distribution Date;

               (v)  Realized   Losses  and  Expense  Losses and their allocation
to the Certificate Balance of any Class of Certificates;

               (vi) The Stated Principal Balance of the Mortgage Loans as of the Due Date preceding such Distribution Date;


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


               (vii) The number and aggregate principal balance of Mortgage Loans (A) delinquent one month, (B) delinquent two months, (C) delinquent three or more months, (D) as to which foreclosure proceedings have been commenced and
(E) that otherwise constitute Specially Serviced Mortgage Loans, and, with respect to each Specially Serviced Mortgage Loan, the amount of Servicing Advances made during the related Collection Period, the amount of the P&I Advance made on such Distribution Date, the aggregate amount of Servicing Advances theretofore made that remain unreimbursed and the aggregate amount of P&I Advances theretofore made that remain unreimbursed;

               (viii) With respect to any Mortgage Loan that became an REO Mort-gage Loan during the preceding calendar month, the principal balance of such Mortgage Loan as of the date it became an REO Mortgage Loan;

               (ix) As of the Due Date preceding such Distribution Date, as to any REO Property sold during the related Collection Period, the date on which the Special Servicer made a Final Recovery Determination and the amount of the proceeds of such sale deposited into the Collection Account, and the aggregate amount of REO Proceeds and Net REO Proceeds (in each case other than Liquidation Proceeds) and other revenues collected by the Special Servicer with respect to each REO Property during the related Collection Period and credited to the Collection Account, in each case identifying such REO Property by name;

               (x) The outstanding principal balance of each REO Mortgage Loan as of the close of business on the immediately preceding Due Date and the appraised value of the related REO Property per the most recent Updated Appraisal obtained;

               (xi) The amount of the Servicing Compensation paid to the Master Servicer with respect to such Distribution Date, and the amount of the additional servicing compensation described in Section 3.12(a) that was paid to the Master Servicer with respect to such Distribution Date;

               (xii) The amount of any Special Servicing Fee, Disposition Fee or Workout Fee paid to the Special Servicer with respect to such Distribution Date;

               (xiii) (A) The amount of Prepayment Premiums, if any, received during the related Collection Period, and (B) the amount of Default Interest received during the related Collection Period;

               (xiv) The Pass-Through Rate applicable to the Interest Only Certificates and the Class E Certificates for such Distribution Date;

               (xv) The amount of any Appraisal Reductions effected during the related Collection Period on a Mortgage Loan-by-Mortgage Loan basis and the total Appraisal Reductions as of such Distribution Date; and

               (xvi) Any additional information regarding the Mortgage Loans, which the Master Servicer or the Special Servicer, in its sole discretion, delivers to the Trustee for distribution to the Certificateholders.

           In the case of  information  furnished  pursuant to  subclauses  (i),
(ii), (iii) and (xiii)(A) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and for each Class of Certificates for a denomination of $1,000 initial Certificate Balance or Notional Amount.

           Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Certificate (except for a Class R-I, Class R-II or Class R-III Certificate) and to each Rating Agency a statement containing the information set forth in subclauses (i) and (ii) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Code as from time to time in force.

           On each Distribution Date, the Trustee shall forward to each Holder of a Class R-I, Class R-II or Class R-III Certificate a copy of the reports forwarded to the other Certificateholders on such Distribution Date and a statement setting forth the amounts, if any, actually distributed with respect to the Class R-I, Class R-II or Class R-III Certificates on such Distribution Date.

           Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Class R-I, Class R-II or Class R-III Certificate a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Code as from time to time in force.

           In addition to the reports required to be delivered  pursuant to this
Section 4.4(a), the Trustee shall make available upon request to each proposed transferee of a Privately Placed Certificate such additional information, if any, required to be delivered under Rule 144A(d)(4) and in its possession so as to permit the proposed transfer to be effected pursuant to Rule 144A.

           For investors that have obtained an account number on the Trustee's Automatic Statements Accessed by Phone ("ASAP") System, the foregoing report or a summary report of bond factors may be obtained from the Trustee via automated facsimile by placing a telephone call to (312) 904-2200 and following the voice prompts to request "statement number 338." Account numbers on the ASAP System may be obtained by calling the same telephone number and following the voice prompts for obtaining account numbers. Separately, bond factor information may be obtained from the Trustee by calling (800) 246-5761. In addition, if the Depositor so directs the Trustee, and on terms acceptable to the Trustee, the Trustee will make available through its electronic bulletin board system, on a confidential basis, certain information

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


related to the Mortgage Loans. The bulletin board is located at (714) 282-3990. Investors that have an account on the bulletin board may retrieve the loan level data file for each transaction in the directory. An account number may be obtained by typing "new" upon logging into the bulletin board. A directory has been set up on the bulletin board in which an electronic file is stored containing monthly servicer data. All files are compressed before being put into the directory and are password protected. Passwords to each file will be released by the Trustee. Additionally, certain information regarding the Mortgage Loans will be made available at the website maintained by LaSalle National Bank at www.lnbabs.com.

           (b) On or within two Business Days following each Distribution Date, the Trustee shall prepare and furnish to the Placement Agents, using the format and media mutually agreed upon by the Trustee, and the Placement Agents, the following information regarding each Mortgage Loan and any other information reasonably requested by the Placement Agents and available to the Trustee:

               (i) an identifying loan number;

               (ii) the Mortgage Rate; and

               (iii) the principal balance as of such Distribution Date.

           (c) The Trustee shall only be obligated to deliver the statements, reports and information contemplated by Section 4.4(a) and 4.4(b) to the extent it receives the necessary underlying information from the Master Servicer and the Special Servicer and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent such failure is caused by the Master Servicer's or the Special Servicer's failure to deliver such underlying information in a timely manner. Absent manifest error, the Trustee may conclusively rely on any such information forwarded to it by the Master Servicer and the Special Servicer and shall have no obligation to verify the same. Nothing herein shall obligate the Trustee, the Master Servicer or the Special Servicer to violate (in the reasonable judgment of the Master Servicer, the Special Servicer or the Trustee, as appropriate) any applicable law or provision of any Mortgage Loan document prohibiting disclosure of information with respect to any Borrower and the failure of the Trustee, the Master Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

           SECTION 4.5.  Remittances; P&I Advances.

           (a) For purposes of this Section 4.5, "Applicable Monthly Payment" shall mean, for any Mortgage Loan with respect to any month, (A) if such Mortgage Loan is delinquent as to its Balloon Payment (including any Mortgage Loan as to which the related Mortgaged Property has become an REO Property and for any month after the related Balloon Payment would have been due), the related Assumed Monthly Payment and (B) if such Mortgage Loan is not described by the preceding clause (including any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property), the Monthly Payment.

           (b) On the Remittance Date immediately preceding each Distribution Date, the Master Servicer shall:

               (i) remit to the Trustee from the Collection Account for deposit in the Distribution Account an amount equal to the Prepayment Premiums received by the Master Servicer in the Collection Period preceding such Remittance Date;

               (ii)  remit to the   Trustee  from  the  Collection  Account  for
deposit in the Distribution Account an amount equal to the Available Funds for such Distribution Date (excluding P&I Advances);

               (iii) subject to Section 4.5(c), make an advance (each, a "P&I Advance"), by deposit into the Collection Account, and remit such amount to the Distribution Account, in an amount equal to the sum of the Applicable Monthly Payment for each Mortgage Loan, to the extent such amounts were not received on such Mortgage Loans as of the close of business on the Business Day immediately preceding the Remittance Date; and

               (iv) remit to the Trustee from the Grantor Trust Collection Account for deposit in the Grantor Trust Distribution Account an amount equal to the Contingent Interest received by the Master Servicer in the Collection Period preceding such Remittance Date.

           (c) Notwithstanding Section 4.5(b)(iii), upon determination of the Appraisal Reduction with respect to any Required Appraisal Loan, the amount of any delinquent interest required to be advanced with respect to such Required Appraisal Loan shall be an amount equal to the product of (A) the amount of the delinquent interest that would be required to be advanced in respect of such Mortgage Loan without regard to the application of this sentence, multiplied by
(B) a fraction, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan as of the immediately preceding Determination Date less the Appraisal Reduction and the denominator of which is such Stated Principal Balance.

           (d) If, as of 3:00 p.m., New York City time, on any Remittance Date the Master Servicer shall not (i) have made the P&I Advance required to have been made on such date pursuant to Section 4.5(b)(iii) or (ii) delivered the certificate and documentation related to a determination of nonrecoverability, the Trustee shall immediately notify the Fiscal Agent by telephone promptly confirmed in writing, and the Trustee shall no later than 10:00 a.m., New York City time, on such Distribution Date deposit into the Distribution Account in immediately available funds an amount equal to the P&I Advances otherwise required to have been made by the Master Servicer. If the Trustee fails to make any P&I Advance required to be made under this Section 4.5, the Fiscal Agent shall make such P&I Advance not later than 12:00 p.m., New York City time, on such Distribution Date and, thereby, the Trustee shall not be in default under this Agreement.

           (e) Anything to the contrary in this Agreement notwithstanding, none of the Master Servicer, the Trustee or the Fiscal Agent shall be obligated to make a P&I Advance on any date on which a P&I Advance is otherwise required to be made by this Section 4.5 if the Master Servicer, the Trustee or the Fiscal Agent, as applicable, determines that such Advance will be a Nonrecoverable Advance. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer that a P&I Advance, if made, would be a Nonrecoverable Advance. The Trustee and the Fiscal Agent, in determining whether or not a P&I Advance previously made is, or a proposed P&I Advance, if made, would be, a Nonrecoverable Advance shall make such determination in their good faith judgment.

           (f) The Master Servicer, the Trustee or the Fiscal Agent, as applic-able, shall be entitled to, and the Master Servicer hereby covenants and agrees to promptly seek and effect, the reimbursement of P&I Advances made to the extent permitted pursuant to Section 3.6(ii) of this Agreement together with any related Advance Interest Amount in respect of such P&I Advances to the extent permitted pursuant to Section 3.6(iii).

           SECTION 4.6.  Allocation of Realized Losses and Expense Losses.

           (a) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC I Regular Interests pursuant to Section 4.1, the Uncertificated Principal Balance of each REMIC I Regular Interest (after taking account of such deemed distributions) shall be reduced to equal the Stated Principal Balance of the related Mortgage Loan (including without limitation an REO Mortgage Loan or, if applicable, a Qualified Substitute Mortgage Loan) that will be outstanding immediately following such Distribution Date. Such reductions shall be deemed to be an allocation of Realized Losses and Expense Losses.

           (b) On each Distribution Date, Realized Losses and Expense Losses that are applied to each Class of REMIC III Regular Certificates shall be allocated to reduce the Uncertificated Principal Balance of the Related REMIC II Regular Interest and the Class WAC-II Interest in the same manner as principal is allocated thereto pursuant to Section 4.2(a).

           (c) On each Distribution Date, following the distributions to be made to the Certificateholders on such date pursuant to Section 4.3, the Trustee shall determine the amount, if any, by which (i) the then-aggregate Certificate Balance of the Principal Balance Certificates, exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the respective aggregate Certificate Balances of the Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates shall be reduced sequentially, in that order, in each case, until the first to occur of such excess being reduced to zero or the related Class Principal Balance being reduced to zero. If, after the foregoing reductions, the amount described in clause (i) of the second preceding sentence still exceeds the amount described in clause (ii) of the second preceding sentence, then the respective aggregate Certificate Balances of the Class A-1 and Class A-2 Certificates shall be reduced, pro rata in accordance with the relative sizes of the then-outstanding aggregate Certificate Balances of such Classes of Certificates, until the first to occur of such excess being reduced to zero or each such aggregate Certificate Balance being reduced to zero. Such reductions in the aggregate Certificate Balances of the respective Classes of Principal Balance Certificates shall be deemed to be allocations of Realized Losses and Expense Losses among the Certificates of each since Class in proportion to their respective Percentage Interests in such Class.

           SECTION 4.7.  Distributions on the Grantor Trust.

           (a) On each Distribution Date, the Trustee shall withdraw the amount of any Edgewater Final Contingent Interest received in the related Collection Period from the Grantor Trust Distribution Account and shall distribute 22%, 45% and 33% of any such funds to the holders of the Class A-1, Class X and Class V Certificates, respectively.

           (b) On each Distribution Date, the Trustee shall withdraw the amount of any Edgewater Annual Contingent Interest or Eastridge Contingent Interest received in the related Collection Period from the Grantor Trust Distribution Account and shall distribute any such funds to the holders of the Class V Certificates.

           SECTION 4.8.  Distributions in General.

           (a) All amounts distributable to a Class of Certificates pursuant to this Article IV on each Distribution Date shall be allocated pro rata among the outstanding Certificates in each such Class based on their respective Percentage Interests. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date (or upon standing instructions given to the Trustee or the Paying Agent on the Closing Date or five Business Days prior to any Record Date, which instructions may be revoked at any time thereafter upon written notice to the Trustee or the Paying Agent five Business Days prior to the related Record Date), by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such Certificates) at the Corporate Trust Office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Expense Loss previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such Certificate.

           (b) Except as otherwise provided in Section 9.1, the Trustee shall, no later than the 15th day of the month in the month preceding the Distribution Date on which the final distribution with respect to any Class of Certificates is expected to be made or such later day as the Trustee becomes aware that the final distribution with respect to any Class of Certificates is expected to be made on the succeeding Distribution Date, mail to each Holder of such Class of Certificates and to the Rating Agencies, on such day a notice to the effect that:

               (i) the Trustee reasonably expects, based upon information previously provided to it, that the final distribution with respect to such Class of Certificates will be made

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


on such Distribution Date, but only upon presentation and surrender of such Certificates at the office of the Trustee therein specified; and

               (ii) if such final distribution is made on such Distribution Date, no interest shall accrue on such Certificates from and after such Distribution Date;

provided, however, that the Class R-I, Class R-II and Class R-III Certificates shall remain outstanding until there is no other Class of Certificates, REMIC I Regular Interests or REMIC II Regular Interests outstanding.

           Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such Distribution Date, be set aside and held in trust for the benefit of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.8(b) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive from such funds held the final distribution with respect thereto. If, within one year after the second notice, any of such Certificates shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If, within two years after the second notice, any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R-III Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder or by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.8(b). Any such amounts transferred to the Trustee may be invested in Permitted Investments and all income and gain realized from investment of such funds shall be for the benefit of the Trustee. In the event the Trustee is permitted or required to invest any amounts in Permitted Investments under this Agreement, whether in its capacity as Trustee or in the event of its assumption of the duties of, or becoming the successor to, the Master Servicer in accordance with the terms of this Agreement, it shall invest such amounts in the following Permitted Investments and priority, in each case only for so long as any such investment shall continue to be a Permitted Investment: (1) Permitted Investments under clause (v) of the definition of Permitted Investments, and (2) if (1) above is not available, Permitted Investments under clause (i) of the definition of Permitted Investments. The Trustee shall deposit into the applicable account funds in the amount of any loss incurred in respect of any such Permitted Investment immediately upon realization of such loss.

           SECTION 4.9.  Compliance with Withholding Requirements.

           Notwithstanding any other provision of this Agreement, the Paying Agent shall comply with all federal withholding requirements with respect to payments to Certificateholders of interest or original issue discount that the Paying Agent reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for any such withholding. The Paying Agent agrees that it will not withhold with respect to payments of interest or original issue discount in the case of a Certificateholder that is a non-U.S. Person that has furnished or caused to be furnished (i) an effective Form W-8 or Form W-9 or an acceptable substitute form or a successor form and who has informed the Trustee in writing that it is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a "controlled foreign corporation" described in Code Section 881(c)(3)(C) with respect to the Trust Fund or the Depositor, or (ii) an effective Form 4224 or an acceptable substitute form or a successor form. In the event the Paying Agent or its agent withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Paying Agent shall indicate the amount withheld to such Certificateholder. Any amount so withheld shall be treated as having been distributed to such Certificateholder for all purposes of this Agreement.


                                   ARTICLE V

                                THE CERTIFICATES

           SECTION 5.1.  The Certificates.

           The Certificates consist of the Class A-1 Certificates, the Class A-2 Certificates, the Class X Certificates, the Class B Certificates, the Class C
Certificates,  the Class D Certificates,  the Class E Certificates,  the Class F
Certificates,  the Class G Certificates,  the Class H Certificates,  the Class J
Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, the Class V Certificates, the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

           The Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class V, Class R-I, Class R-II and Class R-III Certificates will be substantially in the forms annexed hereto as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11, A-12, A-13, A-14, A-15, A-16, A-17, A-18 and A-19,
respectively. The Certificates of each Class will be issuable in definitive physical form only, registered in the name of the holders thereof; provided, however, that in accordance with Section 5.3 beneficial ownership interests in the REMIC III Regular Certificates shall initially be represented by Book-Entry Certificates held and transferred through the book-entry facilities of the Securities Depository, in minimum denominations of authorized initial Certificate Balance or Notional Amount, as described in the succeeding table. The Class A Certificates shall be in minimum denominations of $5,000 and multiples of $1 in excess thereof. The Class X, Class B, Class C, Class D and Class E Certificates shall be in minimum denominations of $50,000 and multiples of $1 in excess thereof and the Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates shall be in minimum denominations of $100,000 and multiples of $1 in excess thereof. The Class V, Class R-I, Class R-II and Class R-II Certificates shall be in minimum denominations of 5% Percentage Interests and integral multiples of 1% Percentage Interest in excess thereof and together aggregating the entire 100% Percentage Interest in each such Class.

                                    Aggregate Denominations
                                    of all Certificates of Class
                Minimum             (in initial Certificate Balance or
      Class     Denomination        initial Notional Amount)
--------------------------------------------------------------------------

       A-1     $   5,000           $       277,000,000.00
       A-2     $   5,000           $       581,412,000.00
        X      $  50,000           $     1,192,237,749.03
        B      $  50,000           $        59,611,000.00
        C      $  50,000           $        59,612,000.00
        D      $  50,000           $        62,593,000.00
        E      $  50,000           $        20,862,000.00
        F      $ 100,000           $        53,650,000.00
        G      $ 100,000           $        11,923,000.00
        H      $ 100,000           $         8,942,000.00
        J      $ 100,000           $        14,905,000.00
        K      $ 100,000           $         8,939,000.00
        L      $ 100,000           $        11,924,000.00
        M      $ 100,000           $         8,940,000.00
        N      $ 100,000           $        11,925,941.31

           Any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.

           Each Certificate may be printed or in typewritten or similar form, and each Certificate shall, upon original issue, be executed by the Trustee and authenticated by the Trustee or the Authenticating Agent and delivered to the Depositor. All Certificates shall be executed by manual or facsimile signature on behalf of the Trustee or Authenticating Agent by an authorized officer or signatory. Certificates bearing the signature of an individual who was at any time the proper officer or signatory of the Trustee or Authenticating Agent shall bind the Trustee or Authenticating Agent, notwithstanding that such individual has ceased to hold such office or position prior to the delivery of such Certificates or did not hold such office or position at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication in the form set forth in Exhibits A-1 through A-19 executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

           SECTION 5.2.  Registration, Transfer and Exchange of Certificates.

           (a) The Trustee shall keep or cause to be kept at the Corporate Trust Office books (the "Certificate Register") for the registration, transfer and exchange of Certificates (the Trustee, in such capacity, being the "Certificate Registrar"). The names and addresses of all Certificateholders and the names and addresses of the transferees of any Certificates shall be registered in the Certificate Register. The Person in whose name any Certificate is so registered shall be deemed and treated as the sole owner and Holder thereof for all purposes of this Agreement and the Certificate Registrar, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, any Paying Agent and any agent of any of them shall not be affected by any notice or knowledge to the contrary. An Individual Certificate is transferable or exchangeable only upon the surrender of such Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements of this Section 5.2. Upon request of the Trustee, the Certificate Registrar shall provide the Trustee with the names, addresses and Percentage Interests of the Holders.

           (b) Upon surrender for registration of transfer of any Individual Certificate, subject to the requirements of this Section 5.2, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with this Section 5.2. Each Certificate surrendered for registration of transfer shall be cancelled and subsequently destroyed by the Certificate Registrar. Each new Certificate issued pursuant to this Section 5.2 shall be registered in the name of any Person as the transferring Holder may request, subject to the provisions of this Section 5.2.

           (c) The exchange, transfer and registration of transfer of Individual Certificates that are Privately Placed Certificates shall be subject to the restrictions set forth below (in addition to the other provisions of this Section 5.2):

               (i) The Certificate Registrar shall register the transfer of an Individual Certificate that is a Privately Placed Certificate if the requested transfer is being made to a transferee who has provided the Certificate Registrar with an Investment Representation Letter substantially in the form of Exhibit D-1 hereto (an "Investment Representation Letter"), to the effect that the transfer is being made to a Qualified Institutional Buyer in accordance with Rule 144A;

               (ii) The Certificate Registrar shall register the transfer of an Individual Certificate that is a Privately Placed Certificate if the requested transfer is being made pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available); or

               (iii) The Certificate Registrar shall register the transfer of an Individual Certificate that is a Privately Placed Certificate, if prior to the transfer, the transferee furnishes to the Certificate Registrar (1) an Investment Representation Letter to the effect that the transfer is being made to an Institutional Accredited Investor in accordance with an applicable exemption under the 1933 Act, (2) an Opinion of Counsel acceptable to the Certificate Registrar that such transfer is in compliance with the 1933 Act, and (3) a written undertaking by the transferor to reimburse the Trust for any costs incurred by it in connection with the proposed transfer. In addition, the Certificate Registrar may, as a condition of the registration of any such transfer, require the transferor to furnish such other certificates, legal opinions or other information (at the transferor's expense) as the Certificate Registrar may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and other applicable laws.

           (d) Subject to the restrictions on transfer and exchange set forth in this Section 5.2, the Holder of one or more Certificates may transfer or exchange the same in whole or in part (with a Certificate Balance or Notional Amount equal to any authorized denomination) by surrendering such Certificate at the Corporate Trust Office or at the office of any transfer agent appointed as provided under this Agreement, together with an instrument of assignment or transfer (executed by the Holder or its duly authorized attorney), in the case of transfer, and a written request for exchange in the case of exchange. Subject to the restrictions on transfer set forth in this Section 5.2, following a proper request for transfer or exchange, the Certificate Registrar shall, within five Business Days of such request if made at the Corporate Trust Office, or within ten Business Days if made at the office of a transfer agent (other than the Certificate Registrar), execute and deliver at the Corporate Trust Office or at the office of such transfer agent, as the case may be, to the transferee (in the case of transfer) or the Holder (in the case of exchange) or send by first class mail (at the risk of the transferee in the case of transfer or the Holder in the case of exchange) to such address as the transferee or the Holder, as applicable, may request, an Individual Certificate or Certificates, as the case may require, for a like aggregate Certificate Balance or Notional Amount and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any Individual Certificate shall not be valid unless made at the Corporate Trust Office or at the office of a transfer agent by the registered Holder in person, or by a duly authorized attorney-in-fact. The Certificate Registrar may decline to accept any request for an exchange or registration of transfer of any Certificate during the period of 15 days preceding any Distribution Date.

           (e) Individual Certificates that are Privately Placed Certificates may only be transferred to Eligible Investors as described herein. In the event the Certificate Registrar shall determine that an Individual Certificate that is a Privately Placed Certificate is being held by or for the benefit of a Person who is not an Eligible Investor, or that such holding is unlawful under the laws of a relevant jurisdiction, then the Certificate Registrar shall void such transfer, if permitted under applicable law.

           (f) No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in this Section 5.2 other than for transfers of Privately Placed Certificates to Institutional Accredited Investors, as provided herein. In connection with any transfer of Privately Placed Certificates to an Institutional Accredited Investor, the transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

           (g) Subject to the other provisions of this Section 5.2, transfers of the Class R-I, Class R-II and Class R-III Certificates may be made only in accordance with this Section 5.2(g). The Certificate Registrar shall register the transfer of a Class R-I, Class R-II or Class R-III Certificate if (i)(x) the transferor has advised the Certificate Registrar in writing that the Certificate is being transferred to a buyer that the transferor reasonably believes is a Qualified Institutional Buyer or an Institutional Accredited Investor; and (y) prior to transfer the transferor furnishes to the Certificate Registrar an Investment Representation Letter or (ii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available). In addition, the Certificate Registrar may, as a condition of the registration of any such transfer, require the transferor to furnish such other certifications, legal opinions or other information (at the transferor's expense) as they may reasonably be required to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and other applicable laws.

           (h) Neither the Depositor, the Master Servicer, the Special Servi-cer, the Trustee nor the Certificate Registrar is obligated to register or qualify any Class of Certificates under the 1933 Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification. Any Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Certificate Registrar, against any loss, liability or expense that may result if the transfer is not exempt from the registration requirements of the 1933 Act or is not made in accordance with such federal and state laws.

               (i) No transfer of any Ownership Interest in a Subordinate Certi-ficate shall be made to (i) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA, or Section 4975 of the Code, or a governmental plan subject to any federal, state or local law ("Similar Law"), which is to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or (ii) an insurance company that is using the assets of any insurance company separate account or general account in which the assets of any such Plan are invested (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) to acquire any such Subordinate Certificates, other than using assets of its general account in circumstances whereby such transfer and the subsequent holding of the applicable Certificate would not constitute or result in a prohibited transaction within the meaning of
Section 406 or 407 of ERISA, Section 4975 of the Code, or any Similar Law. Each prospective transferee of a Subordinate Certificate shall deliver to the Depositor, the Certificate Registrar and the Trustee, (A) a transfer or representation letter, substantially in the form of Exhibit D-2 hereto, stating that the prospective transferee is not a Person referred to in (i) or (ii) above, or (B) an Opinion of Counsel which establishes to the satisfaction of the Depositor, the Trustee and the Certificate Registrar that the purchase or holding of the Subordinate Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the fiduciary responsibility or prohibited transaction provisions of ERISA, the Code, or any Similar Law will not constitute or result in a prohibited transaction within the meaning of Section 406 or Section 407 of ERISA or

Section 4975 of the Code, and will not subject the Master Servicer, the Special Servicer, the Depositor, the Trustee or the Certificate Registrar to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code), which Opinion of Counsel shall not be an expense of the Trustee, the Fiscal Agent, the Trust Fund, the Master Servicer, the Special Servicer, Certificate Registrar or the Depositor. None of the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, and the Certificate Registrar will register a Class R-I, Class R-II or Class R-III Certificate in any Person's name unless such Person has provided the letter referred to in clause (A) above. Any transfer of a Subordinate Certificate that would violate, or result in a prohibited transaction under, ERISA or Section 4975 of the Code shall be deemed absolutely null and void ab initio.

           (j) Each Person who has or acquires any Ownership Interest in a Class R-I, Class R-II or a Class R-III Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Class R-I Certificate, Class R-II Certificate or a Class R-III Certificate are expressly subject to the following provisions:

               (i) Each Person acquiring or holding any Ownership Interest in a Class R-I Certificate, Class R-II Certificate or a Class R-III Certificate shall be a Permitted Transferee and shall not acquire or hold such Ownership Interest as agent (including as a broker, nominee or other middleman) on behalf of any Person that is not a Permitted Transferee. Any such Person shall promptly notify the Certificate Registrar of any change or impending change in its status (or the status of the beneficial owner of such Ownership Interest) as a Permitted Transferee. Any acquisition described in the first sentence of this
Section 5.2(j)(i) by a Person who is not a Permitted Transferee or by a Person who is acting as an agent of a Person who is not a Permitted Transferee shall be void and of no effect, and the immediately preceding owner who was a Permitted Transferee shall be restored to registered and beneficial ownership of the Ownership Interest as fully as possible.

               (ii) No Ownership Interest in a Class R-I, Class R-II or a Class R-III Certificate may be transferred, and no such Transfer shall be registered in the Certificate Register, without the express written consent of the Certificate Registrar, and the Certificate Registrar shall not recognize a proposed Transfer, and such proposed Transfer shall not be effective, without such consent with respect thereto. In connection with any proposed Transfer of any Ownership Interest in a Class R-I, Class R-II or a Class R-III Certificate, the Certificate Registrar shall, as a condition to such consent, (x) require delivery to it in form and substance satisfactory to it, and the proposed transferee shall deliver to the Certificate Registrar and to the proposed transferor, an affidavit in substantially the form attached as Exhibit C-1 (a "Transferee Affidavit") (A) that such proposed transferee is a Permitted Transferee and (B) stating that (I) the proposed transferee historically has paid its debts as they have come due and intends to do so in the future, (II) the proposed transferee understands that, as the holder of an Ownership Interest in a Class R-I, Class R-II or a Class R-III Certificate, as applicable, it may incur liabilities in excess of cash flows generated by the residual interest,
(III) the proposed transferee intends to pay taxes associated with holding the Ownership Interest as they become due, (IV) the proposed transferee will not transfer the Ownership Interest to any Person that does not provide a Transferee Affidavit or as to which the proposed transferee has actual knowledge that such Person is not a

Permitted Transferee or is acting as an agent (including as a broker, nominee or other middleman) for a Person that is not a Permitted Transferee, and (V) the proposed transferee expressly agrees to be bound by and to abide by the provisions of this Section 5.2(j) and (y) other than in connection with the initial issuance of the Class R-I, Class R-II and Class R-III Certificates, require a statement from the proposed transferor substantially in the form attached as Exhibit C-2 (the "Transferor Letter"), that the proposed transferor has no actual knowledge that the proposed transferee is not a Permitted Transferee and has no actual knowledge or reason to know that the proposed transferee's statements in the preceding clauses (x)(B)(I) or (III) are false.

               (iii) Notwithstanding the delivery of a Transferee Affidavit by a proposed transferee under clause (ii) above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed transferee is not a Permitted Transferee, no Transfer to such proposed transferee shall be effected and such proposed Transfer shall not be registered on the Certificate Register; provided, however, that the Certificate Registrar shall not be required to conduct any independent investigation to determine whether a proposed transferee is a Permitted Transferee.

           Upon notice to the Certificate Registrar that there has occurred a Transfer to any Person that is a Disqualified Organization or an agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, and in any event not later than 60 days after a request for information from the transferor of such Ownership Interest in a Class R-I, Class R-II or a Class R-III Certificate, or such agent thereof, the Certificate Registrar and the Trustee agree to furnish to the IRS and the transferor of such Ownership Interest or such agent thereof such information necessary to the application of Section 860E(e) of the Code as may be required by the Code, including, but not limited to, the present value of the total anticipated excess inclusions with respect to such Class R-I, Class R-II or Class R-III Certificate (or portion thereof) for periods after such Transfer. At the election of the Certificate Registrar and the Trustee, the Certificate Registrar and the Trustee may charge a reasonable fee for computing and furnishing such information to the transferor or to such agent thereof referred to above; provided, however, that such Persons shall in no event be excused from furnishing such information.

           SECTION 5.3.  Book-Entry Certificates.

           (a) Each Class of REMIC III Certificates shall initially be issued as one or more Book-Entry Certificates registered in the name of the Securities Depository or its nominee and, except as provided in subsection (c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Securities Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interest in and to such Certificates through the book-entry facilities of the Securities Depository and, except as provided in subsection (c) below, shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Securities Depository Participant or brokerage firm representing each such Certificate Owner. Each Securities Depository Participant shall only transfer the Ownership Interests in the Book-Entry

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Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Securities Depository's normal procedures. Neither the Certificate Registrar nor the Trustee shall have any responsibility to monitor or restrict the transfer of Ownership Interests in Book-Entry Certificates through the book-entry facilities of the Securities Depository.

           (b) The Trustee, the Master Servicer, the Special Servicer, the Fiscal Agent and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Securities Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Securities Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Securities Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Securities Depository of such record date.

           (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Securities Depository is no longer willing or able to properly discharge its responsibilities with respect to any Class of the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Securities Depository with respect to any Class of the Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Securities Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of any Class of the Book-Entry Certificates by the Securities
Depository, accompanied by registration instructions from the Securities Depository for registration of transfer, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, the Definitive Certificates to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of the REMIC III Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

           SECTION 5.4.  Mutilated, Destroyed, Lost or Stolen Certificates.

           If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Certificate Registrar such security or indemnity as

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may be required by it to save it, the  Trustee,  the Fiscal  Agent,  the Special
Servicer and the Master Servicer harmless, then, in the absence of actual knowledge by a Responsible Officer of the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Trustee or the Authenticating Agent shall authenticate and the Certificate Registrar shall deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section 5.4, the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section 5.4 shall constitute complete and indefeasible evidence of ownership of the corresponding interest in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

           SECTION 5.5.  Appointment of Paying Agent.

           The Trustee may appoint a Paying Agent for the purpose of making distributions to Certificateholders pursuant to Article IV. The Trustee shall cause such Paying Agent, if other than the Trustee or the Master Servicer, to execute and deliver to the Master Servicer and the Trustee an instrument in which such Paying Agent shall agree with the Master Servicer and the Trustee that such Paying Agent will hold all sums held by it for payment to Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums have been paid to such Certificateholders or disposed of as otherwise provided herein. The initial Paying Agent shall be the Trustee. The Paying Agent shall at all times be an entity having a long-term senior unsecured debt rating of at least "Baa2" by Moody's and "BBB" by S&P, unless each of the Rating Agencies has confirmed in writing that a lower rating shall not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of the Certificates (the cost, if any, of obtaining such confirmation to be paid by the Trustee; provided that such appointment is made by the Trustee in its sole discretion and otherwise by the Trust Fund).

           SECTION 5.6.  Access to Certificateholders' Names and Addresses.

           (a) If any Certificateholder (for purposes of this Section 5.6, an "Applicant") applies in writing to the Certificate Registrar, and such application states that the Applicant desires to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicant proposes to transmit, then the Certificate Registrar shall, at the expense of such Applicant, within ten Business Days after the receipt of such application, transmit such communication to the Certificateholders as of the most recent Record Date; provided, however, if such communication relates to performance by the Master Servicer, the Special Servicer or the Trustee of its duties hereunder, the Certificate Registrar shall furnish or cause to be furnished to such Applicant a list of the names and addresses of the Certificateholders as of the most recent Record Date.


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           (b)  Every  Certificateholder,  by receiving and holding its Certifi-
cate, agrees with the Trustee that the Trustee and the Certificate Registrar shall not be held accountable in any way by reason of the disclosure of any information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

           SECTION 5.7.  Actions of Certificateholders.

           (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, when required, to the Depositor, the Special Servicer or the Master Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Depositor, the Special Servicer and the Master Servicer, if made in the manner provided in this Section.

           (b) The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

           (c) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Trustee, the Depositor, the Special Servicer or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

           (d) The Trustee or Certificate Registrar may require such additional proof of any matter referred to in this Section 5.7 as it shall deem necessary.


                                   ARTICLE VI

           THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER

           SECTION 6.1. Liability of the Depositor, the Master Servicer and the Special Servicer.

           The Depositor, the Master Servicer and the Special Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement.


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


           SECTION 6.2. Merger or Consolidation of the Master Servicer and Special Servicer.

           Subject to the third paragraph of this Section 6.2, the Master Servicer will keep in full effect its existence, rights and good standing as a corporation under the laws of the State of Delaware and will not jeopardize its ability to do business in each jurisdiction in which one or more of the Mortgaged Properties are located or to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

           Subject to the following paragraph, the Special Servicer will keep in full effect its existence, rights and good standing as a corporation under the laws of the State of Delaware and will not jeopardize its ability to do business in each jurisdiction in which one or more of the Mortgaged Properties are located or to protect the validity and enforceability of this Agreement, the Certificates or any of the Specially Serviced Mortgage Loans and to perform its respective duties under this Agreement.

           Each of the Master Servicer and the Special Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which it shall be a party, or any Person succeeding to its business, shall be the successor of the Master Servicer or the Special Servicer, as applicable hereunder, and shall be deemed to have assumed all of the liabilities of the Master Servicer or the Special Servicer, as applicable hereunder, if each of the Rating Agencies has confirmed in writing that such merger, consolidation or transfer and succession shall not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of Certificates (the cost, if any, of obtaining such confirmation to be paid by the Master Servicer or Special Servicer, as applicable).

           SECTION 6.3. Limitation on Liability of the Depositor, the Master Servicer and Others.

           Neither the Depositor, the Master Servicer, the Special Servicer, nor any of the owners, directors, officers, employees or agents of the Depositor or the Master Servicer or the Special Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or the Master Servicer or the Special Servicer or any such Person against any breach of warranties or representations made herein, or against any specific liability imposed on the Master Servicer or the Special Servicer for a breach of the Servicing Standard, or against any liability which would otherwise be imposed by reason of its respective willful misfeasance, misrepresentation, bad faith, fraud or negligence in the performance of its duties or by reason of negligent disregard of its respective obligations or duties hereunder. The Depositor, the Master Servicer, the Special Servicer and any owner, director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person with respect to any matters arising hereunder. The Depositor, the Master Servicer, the Special

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Servicer and any owner, director,  officer,  employee or agent of the Depositor, the Master Servicer or the Special Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of its respective willful misfeasance, misrepresentation, bad faith, fraud or negligence or (in the case of the Master Servicer or Special Servicer) a breach of the Servicing Standard in the performance of its respective duties or by reason of negligent disregard of its respective obligations or duties hereunder. Neither the Depositor nor the Master Servicer nor the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and in its opinion does not expose it to any expense or liability; provided, however, that the Depositor or the Master Servicer or the Special Servicer may in its discretion undertake any action related to its obligations hereunder which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom (except any liability related to the Master Servicer's or the Special Servicer's obligations under Section 3.1(a)) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer and the Special Servicer shall be entitled to be reimbursed therefor from the Collection Account as provided in Section 3.6(vi) of this Agreement.

           SECTION 6.4. Limitation on Resignation of the Master Servicer and of the Special Servicer.

           In addition to the transactions permitted under Section 6.2, each of the Master Servicer and the Special Servicer may assign its respective rights and delegate its respective duties and obligations under this Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing or asset management portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) shall be satisfactory to the Trustee, (B) shall be an established mortgage finance institution, bank or mortgage servicing institution, organized and doing business under the laws of any state of the United States or the District of Columbia, authorized under such laws to perform the duties of a servicer of mortgage loans, and (C) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer or the Special Servicer, as applicable, under this Agreement from and after the date of such agreement; (ii) receipt of Rating Agency Confirmation by the Trustee, with respect to such assignment and delegation (the cost, if any, of obtaining such confirmation to be paid by the Master Servicer or the Special Servicer, as applicable); (iii) the Master Servicer or the Special Servicer, as applicable, shall not be released from its obligations under this Agreement that arose prior to the effective date of such assignment and delegation under this Section 6.4; and (iv) the rate at which the Master Servicing Fee (or any component thereof) is calculated shall not exceed the rate in effect prior to such assignment and delegation. Upon acceptance of such assignment and delegation, the purchaser or transferee shall be the successor Master Servicer or Special Servicer hereunder, as applicable.


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           Except as provided in Section 6.2 or in this Section 6.4, neither the
Master Servicer nor the Special Servicer shall resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder
are  no  longer   permissible  under  applicable  law.  Any  such  determination permitting the resignation of the Master Servicer or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel (obtained at the resigning Master Servicer's or Special Servicer's as applicable, expense) to such effect delivered to the Trustee.

           No resignation or removal of the Master Servicer or the Special Servicer, as applicable, as contemplated by the preceding paragraphs shall become effective until the Trustee or a successor Master Servicer or the Special Servicer, as applicable, shall have assumed the Master Servicer's or the Special Servicer's responsibilities, duties, liabilities and obligations hereunder.

           SECTION 6.5. Rights of the Depositor and the Trustee in Respect of the Master Servicer and the Special Servicer.

           Each of the Master Servicer and the Special Servicer shall afford the Depositor, the Rating Agencies, and the Trustee, upon reasonable notice, during normal business hours access to all records maintained by it in respect of its rights and obligations hereunder and access to its officers responsible for such obligations. Upon request, each of the Master Servicer and the Special Servicer shall furnish to the Depositor, the Rating Agencies and the Trustee its most recent financial statements and such other information in its possession (which it is not prohibited by applicable law or contract from disclosing) regarding its business, affairs, property and condition, financial or otherwise, as the party requesting such information, in its reasonable judgment, determines to be relevant to the performance of the obligations hereunder of the Master Servicer or the Special Servicer. Neither the Depositor nor the Trustee shall have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and neither such Person is obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.

                                  ARTICLE VII

                                     DEFAULT

           SECTION 7.1.  Events of Default.

           "Event of Default," wherever used herein, with respect to the Master Servicer and the Special Servicer, as applicable (except with respect to item
(vii) in the case of the Special Servicer) means any one of the following events:

               (i) any failure by the Master Servicer or the Special Servicer, as applicable, to remit to the Collection Account or any failure by the Master Servicer to remit to the Trustee for deposit into the Distribution Account any amount required to be so remitted by the Master Servicer or the Special Servicer, as applicable, pursuant to and in accordance with the terms of this Agreement; or

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               (ii) any  failure on the part of the Master  Servicer  or Special
Servicer, as applicable, duly to observe or perform in any material respect any other of the covenants or agreements, or the breach of any representations or warranties provided herein on the part of the Master Servicer or the Special Servicer, which, in either event, materially and adversely affects the interests of the Certificateholders, the Master Servicer, the Special Servicer or the Trustee with respect to any Mortgage Loan and which, in either event, continues unremedied for a period of 30 days after the date on which written notice of such failure or breach, requiring the same to be remedied, shall have been given to the Master Servicer or Special Servicer by the Depositor or the Trustee, or to the Master Servicer or Special Servicer, the Depositor and the Trustee by the Holders of Certificates entitled to at least 25% of the aggregate Voting Rights of any Class affected thereby; or

               (iii) confirmation in writing by any of the Rating Agencies that the then-current rating assigned to any Class of Certificates will be withdrawn, downgraded or qualified if the Master Servicer or Special Servicer, as applicable, is not removed as Master Servicer or Special Servicer hereunder; or

               (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or Special Servicer, as applicable, and such decree or order shall have remained in force, undischarged or unstayed, for a period of 60 days; or

               (v) the Master Servicer or Special Servicer, as applicable, shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or the Special Servicer, or of or relating to all or substantially all of the property of either the Master Servicer or the Special Servicer; or

               (vi) the Master Servicer or Special Servicer, as applicable, shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

               (vii) the Master Servicer shall fail to make any Advance required to be made by the Master Servicer hereunder (whether or not the Trustee or the Fiscal Agent makes such Advance);

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of 25% of the aggregate Voting Rights of all Certificates, the Trustee shall, by notice in writing to the Master Servicer or the Special Servicer, as the case may be, terminate (subject to Section 7.2) all of its respective rights and obligations under this Agreement and in and to the Mortgage Loans and the proceeds

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thereof,  other than any rights it may have hereunder as a Certificateholder and any rights or obligations that accrued prior to the date of such termination (including the right to receive all amounts accrued or owing to it under this Agreement, plus interest at the Advance Rate on such amounts until received to the extent such amounts bear interest as provided in this Agreement, with respect to periods prior to the date of such termination, and the right to the benefits of Section 6.3 notwithstanding any such termination); provided, however, that in the event the Master Servicer and the Special Servicer are the same Person, the Trustee may, and at the written direction of the Holders of 25% of the aggregate Voting Rights of all Certificates, the Trustee shall require that any termination of the Master Servicer shall constitute a termination of the Special Servicer and vice versa. On or after the receipt by the Master Servicer or the Special Servicer, as the case may be, of such written notice, all of its authority and power under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section (notwithstanding any failure of the Trustee to satisfy the criterion set forth in Section 6.4) and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the defaulting Master Servicer or Special Servicer, as the case may be, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Each of the Master Servicer and the Special Servicer, on behalf of itself, agrees in the event it is terminated pursuant to this Section 7.1 promptly (and in any event no later than ten Business Days subsequent to such notice) to provide, at its own expense, the Trustee or the successor Master Servicer or Special Servicer (if other than the Trustee) with all documents and records requested by the Trustee or the successor Master Servicer or Special Servicer (if other than the Trustee) to enable the Trustee or the successor Master Servicer or Special Servicer (if other than the Trustee) to assume its functions hereunder, and to cooperate with the Trustee and the successor to its responsibilities hereunder in effecting the termination of its responsibilities and rights hereunder, including, without limitation, the transfer to the successor Master Servicer or Special Servicer or the Trustee, as applicable, for administration by it of all cash amounts which shall at the time be or should have been credited by the Master Servicer or the Special Servicer to the Collection Account and any REO Account or Reserve Account or thereafter be received with respect to the Mortgage Loans, and shall promptly provide the Trustee or such successor Master Servicer or Special Servicer (which may include the Trustee), as applicable, all documents and records reasonably requested by it, such documents and records to be provided in such form as the Trustee or such successor Master Servicer or Special Servicer shall reasonably request (including electromagnetic form), to enable it to assume the Master Servicer's or Special Servicer's function hereunder. All reasonable costs and expenses of the successor Master Servicer or successor Special Servicer incurred in connection with transferring the Mortgage Files to the successor Master Servicer (or copies of the Mortgage Files relating to Specially Serviced Mortgage Loans to the successor Special Servicer) and amending this Agreement to reflect such succession as Master Servicer or successor Special Servicer pursuant to this Section 7.1 shall be paid by the predecessor Master Servicer or Special Servicer upon presentation of reasonable documentation of such costs and expenses; provided, however, that if any such costs and expenses remain unpaid by the predecessor Master Servicer or Special Servicer within a reasonable time after presentation of such documentation, the Trustee or the successor Master Servicer or Special Servicer (if other

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than the Trustee) may be reimbursed from the Collection  Account for such unpaid costs and expenses, which shall be deemed to be expenses of the Trust Fund.

           SECTION 7.2.  Trustee to Act; Appointment of Successor.

           On and after the time the Master Servicer or the Special Servicer receives a notice of termination pursuant to Section 7.1, the Trustee shall be its successor in such capacity in all respects under this Agreement and the transactions set forth or provided for herein and, except as provided herein, shall be subject to all the responsibilities, duties, limitations on liability and liabilities relating thereto and arising thereafter placed on the Master Servicer or Special Servicer by the terms and provisions hereof; provided, however, that (i) the Trustee shall have no responsibilities, duties, liabilities or obligations with respect to any act or omission of the Master Servicer or of the Special Servicer and (ii) any failure to perform, or delay in performing, such duties or responsibilities caused by the terminated party's failure to provide, or delay in providing, records, tapes, disks, information or monies shall not be considered a default by any successor hereunder. The appointment of a successor Master Servicer or Special Servicer shall not affect any liability of the predecessor Master Servicer or Special Servicer, as applicable, which may have arisen prior to its termination as Master Servicer or Special Servicer. The Trustee shall not be liable for any of the representations and warranties of the Master Servicer or of the Special Servicer herein or in any related document or agreement, for any acts or omissions of the predecessor Master Servicer or Special Servicer, as applicable, or for any losses incurred in respect of any Permitted Investment by the Master Servicer pursuant to
Section 3.7 hereunder nor shall the Trustee be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee as successor Master Servicer or Special Servicer shall be entitled to all Servicing Compensation relating to the Mortgage Loans that accrue after the date of the Trustee's succession to which the Master Servicer or Special Servicer would have been entitled if the Master Servicer or Special Servicer, as applicable, had continued to act hereunder (other than Workout Fees payable to the terminated Special Servicer pursuant to Section 3.12(b)). Unless otherwise agreed to in writing by the Master Servicer and the Trustee, in the event any Advances made by the Master Servicer, the Fiscal Agent or the Trustee shall at any time be outstanding, or any amounts of interest thereon shall be accrued and unpaid, all amounts available to repay Advances and interest hereunder shall be applied entirely to the Advances made by the Trustee and the Fiscal Agent (and the accrued and unpaid interest thereon), until such Advances made by the Trustee and the Fiscal Agent (and accrued and unpaid interest thereon) shall have been repaid in full. In addition to the foregoing, any successor Master Servicer (which, for the purposes of this sentence, shall not include the Trustee) shall be required to allocate funds available for the payment of unreimbursed Advances (with interest thereon at the Advance Rate) on a first in, first out basis, which results in the payment of unreimbursed Advances (with interest thereon at the Advance Rate) first to the predecessor Master Servicer. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, or if the Holders of Certificates entitled to a majority of the aggregate Voting Rights so request in writing to the Trustee, or if neither the Trustee nor the Fiscal Agent is rated by each Rating Agency in one of its two highest long-term senior unsecured debt rating categories, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution, the appointment of which will not result in the downgrading, withdrawal or qualification of the rating or ratings then assigned to any Class of Certificates as evidenced in writing by each Rating

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Agency  (the cost,  if any, of  obtaining  such  confirmation  to be paid by the terminated Master Servicer or Special Servicer, as applicable), as the successor to the Master Servicer or Special Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or Special Servicer hereunder. No appointment of a successor to the Master Servicer or Special Servicer hereunder shall be effective until the assumption
by  such  successor  of  all  the  Master   Servicer's  or  Special   Servicer's
responsibilities, duties and liabilities hereunder. Pending appointment of a successor to the Master Servicer or Special Servicer hereunder, unless the Trustee shall be prohibited by law from so acting, the Trustee shall act in such capacity as herein above provided. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the terminated party hereunder. The Depositor, the Trustee, the Master Servicer or Special Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

           SECTION 7.3.  Notification to Certificateholders.

           (a) Upon any termination pursuant to Section 7.1 above or appointment of a successor to the Master Servicer or the Special Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency.

           (b) Within 5 days after the occurrence of any Event of Default of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall transmit by mail to all Holders of Certificates and to each Rating Agency notice of such Event of Default, unless such Event of Default shall have been cured or waived.

           SECTION 7.4.  Other Remedies of Trustee.

           During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.1, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). In such event, the legal fees, expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Trustee shall be entitled to be reimbursed therefor from the Collection Account as provided in Section 3.6(vi). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.


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           SECTION 7.5.  Waiver of Past Events of Default; Termination.

           The Holders of Certificates evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates may, on behalf of all Holders of Certificates, waive any default by the Master Servicer or Special Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to (including P&I Advances) or payments from the Collection Account or the Distribution Account or in remitting payments as received, in each case in accordance with this Agreement. Upon any such waiver of a past default, and payment to the Trustee of all reasonable costs and expenses incurred by the Trustee in connection with such default and prior to its waivers (which costs shall be paid as an Additional Trust Fund Expense) such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.5, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates.


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

           SECTION 8.1.  Duties of Trustee.

           (a) The Trustee, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no permissive right of the Trustee shall be construed as a duty. During the continuance of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

           (b) The Trustee, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement; provided, however, that, the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument provided to it hereunder by the Master Servicer, the Special Servicer, the Depositor or the Paying Agent. If any such instrument is found not to conform on its face to the requirements of this Agreement in a material manner, the Trustee shall report such finding to the presenting party and request a correction of such instrument.


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           (c) No  provision  of this  Agreement  shall be  construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that the foregoing shall be subject to Section 8.2; and provided, further, that:

               (i) Prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any resolutions, certificates, statements, reports, opinions, documents, orders or other instruments furnished to the Trustee that conform on their face to the requirements of this Agreement without responsibility for investigating the contents thereof;

               (ii) The Trustee shall not be personally or otherwise liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers, unless it shall be proven that the Trustee was negligent in ascertaining the pertinent facts;

               (iii) The Trustee shall not be personally or otherwise liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to a majority of the aggregate Voting Rights (or such other percentage as is specified herein) of each affected Class, or of the aggregate Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Agreement;

               (iv) Except as provided in the succeeding sentence, the Trustee shall not be charged with knowledge of any failure by the Depositor to comply with the obligations of the Depositor hereunder or any failure of the Master Servicer or the Special Servicer to comply with the obligations of the Master Servicer or the Special Servicer referred to in clause (i) or (ii) of Section 7.1, or of any breach or occurrence referred to in clause (iii) through (vi) of
Section 7.1, as the case may be, unless a Responsible Officer of the Trustee obtains actual knowledge of such failure, breach or occurrence. The Trustee shall be deemed to have actual knowledge of the Master Servicer's failure to comply with its obligations listed in clause (i) (except with respect to remittances to the Collection Account) and (vii) of Section 7.1 (except with respect to Servicing Advances) or to provide scheduled reports, certificates and statements when and as required to be delivered to the Trustee pursuant to this Agreement; and

               (v) The Trustee and the Fiscal Agent shall not be under any obli-gation to appear in prosecute or defend any legal action which is not incidental to their respective duties as Trustee and Fiscal Agent in accordance with this Agreement (and, if either does, all legal expenses and costs of such action shall be expenses and costs of the Trust Fund, and the Trustee and the Fiscal Agent shall be entitled to be reimbursed therefor from the Collection Account,

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unless  such  legal  action  arises  out of the  negligence  or bad faith of the
Trustee or the Fiscal Agent, as the case may be, or any breach of a representation, warranty or covenant of the Trustee or the Fiscal Agent, as the case may be, contained herein).

               (vi) The execution by the Trustee of any forms or plans of liquidation in connection with REMIC I, REMIC II or REMIC III shall not constitute a representation by the Trustee as to the adequacy of such form or plan of liquidation.

           The Trustee, in its capacity as Trustee, shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if in the Trustee's opinion the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer or the Special Servicer under this Agreement or during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer or the Special Servicer in accordance with the terms of this Agreement. The Trustee shall not be required to post any surety or bond of any kind in connection with its performance of its obligations under this Agreement.

           SECTION 8.2.  Certain Matters Affecting the Trustee.

           (a)   Except as otherwise provided in Section 8.1:

               (i) The Trustee may request and/or rely upon and shall be pro-tected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any such party or parties;

               (ii) The Trustee may consult with counsel and any memorandum or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such memorandum or Opinion of Counsel;

               (iii) (A) The Trustee shall be under no obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; (B) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act; provided, however, that subject to the foregoing clause (A), nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of an Event of Default (which has not been cured or waived) of which a Responsible

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Officer of the Trustee has actual knowledge,  to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

               (iv) The Trustee shall not be personally or otherwise liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (v) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to a majority (or such other percentage as is specified herein) of the aggregate Voting Rights of any affected Class; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such investigation shall be paid by the Master Servicer or the Special Servicer if an Event of Default shall have occurred and be continuing relating to the Master Servicer or the Special Servicer, respectively, and otherwise by the Certificateholders requesting the investigation; and

               (vi) The Trustee may execute any of the trusts or powers here-under or perform any duties hereunder either directly or by or through agents or attorneys, provided that the Trustee shall not otherwise be relieved of its duties and obligations hereunder.

           (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

           The Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by the Depositor pursuant to this Agreement or the eligibility of any Mortgage Loan for purposes of this Agreement.

           SECTION 8.3.  Trustee Not Liable for Certificates or Mortgage Loans.

           The recitals contained herein and in the Certificates shall not be taken as the statements of the Trustee, the Fiscal Agent, the Master Servicer or the Special Servicer and the Trustee, the Fiscal Agent, the Special Servicer and the Master Servicer assume no responsibility for their correctness. The Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer make no representations or warranties as to the validity or sufficiency of this
Agreement, of the Certificates, or any private placement memorandum or prospectus used to offer the Certificates

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for sale or the validity,  enforceability or sufficiency of any Mortgage Loan or related document. The Trustee and the Fiscal Agent shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders under this Agreement. Without limiting the foregoing, neither the Trustee nor the Fiscal Agent shall be liable or responsible for: the existence, condition and ownership of any Mortgaged Property; the existence of any hazard or other insurance thereon (other than, with respect to the Trustee only, if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.2) or the enforceability thereof; the existence of any Mortgage Loan or the contents of the related Mortgage File on any computer or other record thereof (other than, with respect to the Trustee only, if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.2); the validity of the assignment of any Mortgage Loan to the Trust Fund or of any intervening
assignment;   the   completeness  of  any  Mortgage  File;  the  performance  or enforcement of any Mortgage Loan (other than, with respect to the Trustee only, if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.2); the compliance by the Depositor, the Master Servicer or the Special Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Master Servicer or the Special Servicer or any loss resulting therefrom, it being understood that the Trustee only shall remain responsible for any Trust Fund property that it may hold in its individual capacity; the acts or omissions of any of the Depositor, the Master Servicer or the Special Servicer (other than, with respect to the Trustee only, if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.2) or any Sub-Servicer or any Borrower; any action of the Master Servicer or the Special Servicer (other than, with respect to the Trustee only, if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.2) or any Sub-Servicer taken in the name of the Trustee, except with respect to the Trustee, to the extent such action is taken at the express written direction of the Trustee; the failure of the Master Servicer or the Special Servicer or any Sub-Servicer to act or perform any duties required of it on behalf of the Trust Fund or the Trustee hereunder; or any action by or omission of the Trustee taken at the instruction of the Master Servicer or the Special Servicer (other than in each case, with respect to the Trustee only, if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.2) unless the taking of such action is not permitted by the express terms of this Agreement; provided, however, that the foregoing shall not relieve the Trustee or the Fiscal Agent of its obligation to perform its duties as specifically set forth in this Agreement. The Trustee and the Fiscal Agent shall not be accountable for the use or application by the Depositor, the Master Servicer or the Special Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account, or the Distribution Account by the Depositor, the Master Servicer or the Special Servicer, other than in each case, with respect to the Trustee only, any funds held by the Trustee. The Trustee (unless the Trustee shall have become the successor Master Servicer) or the Fiscal Agent shall have no responsibility for (A) filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the

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perfection of any security interest or lien granted to it hereunder or to record this Agreement, (B) seeing to any insurance, (C) seeing to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against any part of the Trust Fund, or (D) confirming or verifying the contents of any reports or certificates of the Master Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties. In making any calculation hereunder which includes as a component thereof the payment or distribution of interest for a stated period at a stated rate "to the extent permitted by applicable law," the Trustee shall assume that such payment is so permitted unless a Responsible Officer of the Trustee has actual knowledge, or receives an Opinion of Counsel (at the expense of the Person asserting the impermissibility) to the effect, that such payment is not permitted by applicable law.

           SECTION 8.4.  Trustee May Own Certificates.

           The Trustee and the Fiscal Agent in their individual capacities or any other capacity may become the owner or pledgee of Certificates, and may deal with the Depositor, the Master Servicer and the Special Servicer in banking transactions, with the same rights each would have if it were not Trustee or Fiscal Agent.

           SECTION 8.5.   Payment of Trustee Fees and Expenses; Indemnification.

           (a) The Master Servicer shall pay from the Collection Amount to the Trustee or any successor Trustee from time to time, and the Trustee or any successor Trustee shall be entitled to receive from the Collection Account on each Remittance Date the Trustee Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee. The Trustee shall pay the routine fees and expenses of the Certificate Registrar, the Paying Agent, the Custodian and the Authenticating Agent. The Trustee's rights to the Trustee Fee may not be transferred in whole or in part except in connection with the transfer of all of the Trustee's responsibilities and obligations under this Agreement.

           (b) Except as otherwise provided herein, the Trustee shall pay all expenses incurred by it in connection with its activities hereunder. The Master Servicer and the Special Servicer covenant and agree to pay or reimburse the Trustee for the reasonable expenses, disbursements and advances incurred or made by the Trustee in connection with any transfer of the servicing responsibilities of the Master Servicer or the Special Servicer, as applicable hereunder, pursuant to or otherwise arising from the resignation or removal of the Master Servicer or the Special Servicer, as applicable, in accordance with any of the provisions of this Agreement (and including the reasonable fees and expenses and disbursements of its counsel and all other persons not regularly in its employ), except any such expense, disbursement or advance as may arise from the negligence or bad faith of the Trustee.

          (c) Each of the Master Servicer and the Special Servicer shall indemnify the Trustee and the Fiscal Agent and their respective Affiliates and each of the directors, officers,

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employees  and  agents of the  Trustee,  the Fiscal  Agent and their  respective
Affiliates (each, an "Indemnified Party"), and hold each of them harmless against any, and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Party may sustain in connection with this Agreement (including without limitation any liability, cost or expense arising from the Master Servicer's or Special Servicer's negligent or intentional misuse of any power of attorney granted pursuant to Section 3.1(a)) related to each such party's respective willful misconduct, bad faith, fraud, misrepresentation and/or negligence in the performance of its respective duties hereunder or by reason of negligent disregard of its respective obligations and duties hereunder (including in the case of the Master Servicer or the Special Servicer, any agent of the Master Servicer or the Special Servicer).

           (d) The Trust Fund shall indemnify each Indemnified Party from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees) arising in respect of this Agreement or the Certificates, in each case to the extent, and only to the extent, such payments are expressly reimbursable under this Agreement or are "unanticipated expenses incurred by the REMIC" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii), other than (i) those resulting from the negligence, misrepresentation, fraud, bad faith or willful misconduct of the Trustee and (ii) those as to which such Indemnified Party has received indemnification payments pursuant to Section 8.5(c) within 30 days after the request therefor. The term "unanticipated expenses incurred by a REMIC" shall include any fees, expenses and disbursements of any separate trustee or co-trustee appointed hereunder, only to the extent such fees, expenses and disbursements were not reasonably anticipated as of the Closing Date and the losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees) incurred or advanced by an Indemnified Party in connection with any litigation arising out of this Agreement, including, without limitation, under Section 2.3, Section 3.10, the third paragraph of Section 3.11, Section 8.11, Section 10.3, Section 5.1, and Section 7.1. The right of reimbursement of the Indemnified Parties under this Section 8.5(d) shall be senior to the rights of all Certificateholders.

           (e)  Notwithstanding anything  herein to the  contrary,  this Section
8.5 shall survive the termination or maturity of this Agreement or the resignation or removal of the Trustee and the Fiscal Agent as regards rights accrued prior to such resignation or removal and (with respect to any acts or omissions during their respective tenures) the resignation, removal or termination of the Master Servicer or the Special Servicer.

           (f) This Section 8.5 shall be expressly construed to include, but not be limited to, such indemnities, compensation, expenses, disbursements, advances, losses, liabilities, damages and the like, as may pertain or relate to any environmental law or environmental matter.

           SECTION 8.6.  Eligibility Requirements for Trustee.

           The Trustee hereunder shall at all times be a bank, trust company, corporation or association organized and doing business under the laws of the United States of America, any state thereof, or the District of Columbia authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and

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surplus of at least  $100,000,000 and a rating on its unsecured senior long-term debt of at least "AA" by S&P or "Aa2" by Moody's (unless a Fiscal Agent is appointed and acting hereunder that has a long-term senior unsecured debt rating that is at least "AA" (without regard to any plus or minus) by S&P or "Aa2" by Moody's), unless each of the Rating Agencies has confirmed in writing that a lower rating shall not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of the Certificates (the cost, if any, of obtaining such confirmation to be paid by the Trustee) and subject to supervision or examination by federal or state authority and shall not be an Affiliate of the Master Servicer or the Special Servicer (except during any period when the Trustee has assumed the duties of the Master Servicer or the Special Servicer, as applicable, pursuant to Section 7.2). If a corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In the event that the place of business from which the Trustee administers the Trust Fund is a state or local jurisdiction that imposes a tax on the Trust Fund or the net income of a REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions) the Trustee shall elect, at its sole discretion, either to
(i) resign immediately in the manner and with the effect specified in Section 8.7, (ii) pay such tax and continue as Trustee or (iii) administer the Trust Fund from a state and local jurisdiction that does not impose such a tax. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.7.

           SECTION 8.7.  Designation and Removal of the Trustee.

           The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer and each Rating Agency. Upon such notice of resignation, the Fiscal Agent shall also be automatically removed and, accordingly, the Master Servicer shall promptly appoint a successor Trustee, which appointment of successor Trustee shall not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by the Rating Agencies to any Class of the Certificates as confirmed in writing by each of the Rating Agencies, and a successor Fiscal Agent, which, if the successor Trustee is not rated by each Rating Agency in one of its two highest long-term unsecured debt rating categories, shall be confirmed in writing by each of the Rating Agencies that such appointment of successor Fiscal Agent shall not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of the Certificates by written instrument, in triplicate, which instrument shall be delivered to the resigning Trustee, with a copy to the removed Fiscal Agent and the successor Trustee and successor Fiscal Agent. The cost, if any, of obtaining the foregoing confirmations shall be paid by the resigning Trustee. Notwithstanding the foregoing, if no successor Trustee and Fiscal Agent shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee and departing Fiscal Agent may petition any court of competent jurisdiction for the appointment of a successor Trustee and successor Fiscal Agent.


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           If at any time the Trustee  shall cease to be eligible in  accordance with the provisions of Section 8.6 and shall fail to resign after written request therefor by the Depositor or Master Servicer, or if at any time the Trustee or the Fiscal Agent shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Fiscal Agent or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Fiscal Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor or the Master Servicer may remove the Trustee and the Fiscal Agent and shall promptly appoint a successor Trustee and successor Fiscal Agent by written instrument, which shall be delivered to the Trustee and the Fiscal Agent so removed and to the successor Trustee and successor Fiscal Agent.

           The Holders of Certificates entitled to a majority of the Voting Rights may at any time remove the Trustee and the Fiscal Agent (and any removal of the Trustee shall cause the Fiscal Agent to be automatically removed) and appoint a successor Trustee and successor Fiscal Agent (each meeting the requirements of Section 8.8) by written instrument or instruments, in eight originals, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Master Servicer, one complete set to the Special Servicer, one complete set to the Trustee so removed, one complete set to the removed Fiscal Agent, one complete set to the successor Trustee so appointed and one complete set to the successor Fiscal Agent so appointed. Such removal of the Trustee and/or Fiscal Agent, if without cause, shall be effective upon the payment to the Trustee and the Fiscal Agent of all reasonable costs and expenses incurred by them in connection with such removal (which costs shall be paid as an Additional Trust Fund Expense).

           In the event of the resignation or removal of the Trustee, the Fiscal Agent shall be entitled to resign, it being understood that the initial Fiscal Agent shall not be obligated to act in such capacity hereunder at any time that LaSalle National Bank is not the Trustee.

           Any resignation or removal of the Trustee and Fiscal Agent and appointment of a successor Trustee and, if such trustee is not rated by each Rating Agency in one of its two highest long-term unsecured debt rating categories, a successor Fiscal Agent pursuant to any of the provisions of this
Section 8.7 shall not become effective until acceptance of appointment by the successor Trustee and, if necessary, Fiscal Agent as provided in Section 8.8.

           SECTION 8.8.  Successor Trustee.

           Any successor Trustee and any successor Fiscal Agent appointed as provided in Section 8.7 shall execute, acknowledge and deliver to the Depositor and to the predecessor Trustee and predecessor Fiscal Agent, as the case may be, instruments accepting their appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee and predecessor Fiscal Agent shall become effective and such successor Trustee and successor Fiscal Agent, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein, provided that each Rating Agency shall have confirmed in writing that the appointment of such successor Trustee and successor Fiscal Agent shall not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by such Rating

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Agency to any Class of the  Certificates.  The cost,  if any, of obtaining  such confirmation shall be paid by the Trustee that resigned or was removed, unless the Trustee was removed without cause by the Holders of Certificates entitled to a majority of the Voting Rights, in which case such costs shall be an Additional Trust Fund Expense. The predecessor Trustee shall deliver to the successor Trustee all Mortgage Files and related documents and statements held by it hereunder, and the Depositor, the predecessor Trustee and predecessor Fiscal Agent shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee and successor Fiscal Agent all such rights, powers, duties and obligations. No successor Trustee or successor Fiscal Agent shall accept appointment as provided in this Section 8.8 unless at the time of such acceptance such successor Trustee or successor Fiscal Agent shall be eligible under the provisions of Section 8.6.

           Upon acceptance of appointment by a successor Trustee or successor Fiscal Agent as provided in this Section 8.8, the successor Trustee shall mail notice of the succession of such Trustee and Fiscal Agent hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register.

           SECTION 8.9.  Merger or Consolidation of Trustee.

           Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.6, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. Any Person into which the Fiscal Agent may be merged or converted or with which it may be consolidated or any corporation or bank resulting from any merger, conversion or consolidation to which the Fiscal Agent shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Fiscal Agent shall be the successor of the Fiscal Agent hereunder, provided that such corporation or bank shall be eligible under the provisions of Section 8.6 without the execution or filing of any paper or any farther act on the part of any of the parties hereto, anything to the contrary notwithstanding.

           SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

           Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. If the Depositor shall no longer be in existence or shall not have joined in such

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appointment  within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. Except as required by applicable law, the appointment of a co-trustee or separate trustee shall not relieve the Trustee of its responsibilities hereunder. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.6 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.8.

           In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee solely at the direction of the Trustee.

           No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement. The Depositor and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee, except that if the Depositor is no longer in existence, or if the separate trustee or co-trustee is an employee of the Trustee, the Trustee acting alone may accept the resignation of or remove any separate trustee or co-trustee.

           Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Every such instrument shall be filed with the Trustee. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. In no event shall any such separate trustee or co-trustee be entitled to any provision relating to the conduct of, affecting the liability of, or affording protection to such separate trustee or co-trustee that imposes a standard of conduct less stringent than that imposed on the Trustee hereunder, affording greater protection than that afforded to the Trustee hereunder or providing a greater limit on liability than that provided to the Trustee hereunder.

           Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of

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its estates, properties, rights, remedies and trusts hereunder shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

           SECTION 8.11. Authenticating Agent.

           The Trustee may appoint an Authenticating Agent to execute and to authenticate Certificates. The Authenticating Agent must be acceptable to the Depositor and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or any state, having a principal office and place of business in a state and city acceptable to the Depositor and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities. The Trustee shall serve as the initial Authenticating Agent and the Trustee hereby accepts such appointment.

           Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

           The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Depositor, the Special Servicer and the Master Servicer. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice of termination to the Authenticating Agent, the Depositor, the Special Servicer and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trustee promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer and the Depositor, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

           The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. The Trustee shall pay the Authenticating Agent reasonable compensation from its own funds.

           SECTION 8.12. Appointment of Custodians.

           (a) The Trustee may appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. The Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodial Agreement may be amended only as provided in Section 11.7. The Trustee shall pay

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the  Custodian  reasonable  compensation  from its own  funds.  The
Trustee shall serve as the initial Custodian.

           (b) Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000, shall have a long-term senior unsecured debt rating of at least "BBB" from S&P and "Baa2" from Moody's, unless each of the Rating Agencies has confirmed in writing (the cost, if any, of obtaining such confirmation to be paid by the Trustee; provided that such appointment was made by the Trustee in its sole discretion and otherwise by the Trust Fund) that a lower rating shall not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of the Certificates, and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File.

           (c) Each Custodian shall maintain a fidelity bond and shall keep in force during the term of this Agreement a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligations hereunder. All fidelity bonds and policies of errors and omissions insurance obtained under this Section 8.12(c) shall be issued by a Qualified Insurer. Each Custodian shall be deemed to have complied with the requirement for a fidelity bond if one of its Affiliates has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Custodian. Notwithstanding the foregoing, so long as the long-term unsecured debt obligations of the Custodian or its corporate parent have been rated "A" or better by S&P and "A2" or better by Moody's, the Custodian shall be entitled to provide self-insurance or obtain from its corporate parent adequate insurance, as applicable, with respect to its obligation hereunder to maintain a fidelity bond or an errors and omissions insurance policy.

           SECTION 8.13. Fiscal Agent Appointed; Concerning the Fiscal Agent.

           (a) The Trustee    hereby  appoints ABN AMRO Bank N.V. as the initial
Fiscal Agent hereunder for the purposes of exercising and performing the obligations and duties imposed upon the Fiscal Agent by Sections 3.22 and 4.5.

           (b) The Fiscal Agent undertakes to perform such duties and only such duties as are specifically set forth in Sections 3.22 and 4.5.

           (c) No provision of this Agreement shall be construed to relieve the Fiscal Agent from liability for its own negligent failure to act, bad faith or its own willful misfeasance; provided, however, that (i) the duties and obligations of the Fiscal Agent shall be determined solely by the express provisions of Sections 3.22 and 4.5, the Fiscal Agent shall not be liable except for the performance of such duties and obligations, no implied covenants or obligations shall be read into this Agreement against the Fiscal Agent and, in the absence of bad faith on the part of the Fiscal Agent, the Fiscal Agent may conclusively rely, as to the truth and correctness of the statements or conclusions expressed therein, upon any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Fiscal Agent by any Person and which on their face do not contradict the requirements of this Agreement, and (ii) the provisions of clauses (ii) and (iv) of Section 8.1(c) shall apply to the Fiscal Agent.

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           (d) Except as otherwise  provided in Section 8.1(c), the Fiscal Agent also shall have the benefit of provisions of clauses (i), (ii), (iii) (other than the proviso thereto), (iv), (v) (other than the proviso thereto) and (vi) of Section 8.2(a).

                                   ARTICLE IX

                                   TERMINATION

           SECTION 9.1.  Termination of Trust.

           (a) Subject to Section 9.3, the Trust Fund and the respective obliga-tions and responsibilities of the Depositor, the Trustee, the Master Servicer, the Special Servicer and the Fiscal Agent hereunder (other than the obligation of the Trustee to make payments to Certificateholders on the final Distribution Date pursuant to Article IV or otherwise as set forth in Section 9.2 and other than the obligations in the nature of information or tax reporting or tax-related administrative or judicial contests or proceedings) shall terminate on the earlier of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan held by the Trust Fund and (B) the disposition of the last REO Property held by the Trust and (ii) the sale of all Mortgage Loans and any REO Properties held by the Trust Fund in accordance with Section 9.1(b); provided that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

           (b)  As  soon  as  reasonably  practical,  the Trustee shall give the
Holders of the Controlling Class, the Depositor, the Master Servicer, the Special Servicer and the Majority Certificateholder of the Class R-I Certificates notice of the date when the aggregate Certificate Balance of the Principal Balance Certificates, after giving effect to distributions of principal made on the next Distribution Date, will be less than or equal to 1% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The Holders of the Controlling Class representing a majority Percentage Interest in such Class, the Depositor, the Master Servicer, the Special Servicer, and the Majority Certificateholder of the Class R-I Certificates shall thereafter be entitled, in that order of priority, to purchase, in whole only, the Mortgage Loans and any REO Properties then remaining in the Trust Fund. If any such party desires to exercise such option, it will notify the Trustee who will notify any other such party with a prior right to exercise such option. If any such party that has been so provided notice by the Trustee notifies the Trustee within ten Business Days after receiving notice of the proposed purchase that it wishes to purchase the assets of the Trust, then such party (or, in the event that more than one of such parties notifies the Trustee that it wishes to purchase the assets of the Trust, the party with the first right to purchase the assets of the Trust) may purchase the assets of the Trust in accordance with this Agreement. The "Termination Price" shall equal the sum of (i) the aggregate Repurchase Price of all the remaining Mortgage Loans (other than REO Mortgage Loans and Mortgage Loans as to which a Final Recovery Determination has been made) held by the Trust, plus (ii) the appraised value of each remaining REO Property, if any, held by the Trust (such appraisal to be conducted in accordance with MAI standards by an appraiser with at least

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ten years  experience in the related  property type and in the  jurisdiction  in which the REO Property is located selected by the Master Servicer and approved by the Trustee), minus (iii) solely in the case where the Master Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances made by the Master Servicer, together with any Advance Interest Amount accrued and payable to the Master Servicer in respect of such Advances and any unpaid Master Servicing Fees remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Master Servicer in connection with such purchase) (or, solely in the case where the Special Servicer is effecting such purchase, any unpaid Special Servicing Fees remaining outstanding, which items shall be deemed to have been paid or reimbursed to the Special Servicer in connection with such purchase).

           In the event that the Holders of the Controlling Class representing a majority Percentage Interest in such Class, the Depositor, the Master Servicer, the Special Servicer, or the Majority Certificateholder of Class R-I
Certificates purchase all of the remaining Mortgage Loans and REO Properties held by the Trust in accordance with the preceding paragraph, the party effecting such purchase (the "Final Purchaser") shall (i) deposit in the Collection Account not later than the Determination Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the Termination Price and (ii) deliver notice to the Trustee of its intention to effect such purchase. Upon confirmation that such deposit has been made, the Trustee shall release or cause to be released to the Final Purchaser or its designee the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Final Purchaser without recourse, representation or warranty as shall be necessary to effectuate transfer of the remaining Mortgage Loans and REO Properties held by the Trust, in each case without representation or warranty by the Trustee. All Mortgage Files for the remaining Mortgage Loans and REO Properties shall be delivered to the Final Purchaser or its designee.

           (c) As a condition to the purchase of the assets of the Trust pur-suant to Section 9.1(b), the Final Purchaser shall deliver to the Trustee an Opinion of Counsel, which shall be at the expense of the Final Purchaser, stating that such termination will be a "qualified liquidation" under Section 860F(a)(4) of the Code. Such purchase shall be made in accordance with Section 9.3.

           SECTION 9.2.  Procedure Upon Termination of Trust.

           (a) Notice of any termination pursuant to the provisions of Section 9.1, specifying the Distribution Date upon which the final distribution shall be made, shall be given promptly by the Trustee to each Rating Agency and each Certificateholder by first class mail at least 20 days prior to the date of such termination. Such notice shall specify (A) the Distribution Date upon which final distribution on the Certificates will be made and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Depositor and the Certificate Registrar at the time such notice is given to Certificateholders. Upon any such termination, the Trustee shall terminate, or request the Master Servicer to terminate, the Collection Account and the

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Distribution  Account and any other account or fund  maintained  with respect to the Certificates, subject to the Trustee's obligation hereunder to hold all amounts payable to the nontendering Certificateholders in trust without interest pending such payment.

           (b) On the final Distribution Date, the Trustee shall distribute to each Certificateholder that presents and surrenders its Certificates all amounts payable on such Certificates on such final Distribution Date in accordance with Article IV.

           SECTION 9.3.  Additional Trust Termination Requirements.

           (a) In the event of a purchase of all the remaining Mortgage Loans and REO Properties held by the Trust in accordance with Section 9.1 or any other termination of the Trust under this Article IX, the Trust and each REMIC Pool shall be terminated in accordance with the following additional requirements, unless in the case of a termination under Section 9.1 hereof, the Final Purchaser delivers to the Trustee an Opinion of Counsel at the expense of the Final Purchaser (or, in the case of any other termination, the Trustee shall obtain such Opinion of Counsel at the expense of the Trust Fund) addressed to the Depositor and the Trustee to the effect that the failure of the Trust to comply with the requirements of this Section 9.3 will not (i) result in the imposition of taxes on "prohibited transactions" of any Trust REMIC under the REMIC Provisions or (ii) cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

               (i) within 89 days prior to the final Distribution Date set forth in the notice given by the Trustee under Section 9.2, the Trustee shall adopt a plan of complete liquidation prepared by the Final Purchaser and meeting the requirements for a qualified liquidation for each REMIC Pool under Section 860F of the Code and any regulations thereunder;

               (ii) during such 90-day liquidation period and at or after the adoption of the plans of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell all of the remaining Mortgage Loans and any REO Properties held by the Trust to the Final Purchaser for cash in an amount equal to the Termination Price, such cash shall be deposited into the Collection Account, shall be deemed distributed on the REMIC I Regular Interests in retirement thereof, shall be deemed distributed on the REMIC II Regular Interests in retirement thereof, and shall be distributed to the Certificateholders in retirement of the Certificates;

               (iii) at the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the related Class of Residual Certificates all cash on hand in each REMIC Pool after making such final deemed payment or payments (other than cash retained to meet claims), and REMIC I, REMIC II and REMIC III shall terminate at that time; and

               (iv) in no event may the final payment on the REMIC I Interests, the REMIC II Interests, the REMIC III Regular Certificates, or the Class R-III Certificates be made after the 89th day from the date on which such plans of complete liquidation are adopted. The

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Trustee  shall  specify  the first  day of the  90-day  liquidation  period in a statement attached to the final Tax Return for each REMIC Pool pursuant to Treasury Regulation Section 1.860F-1.

           (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to adopt a plan of complete liquidation for each of REMIC I, REMIC II and REMIC III prepared by the Final Purchaser in accordance with the foregoing requirements, which authorization shall be binding upon all successor Certificateholders.


                                   ARTICLE X

                       REMIC ADMINISTRATION; GRANTOR TRUST

           SECTION 10.1. REMIC Election.

           (a) The parties intend that each of REMIC I, REMIC II and REMIC III shall constitute, and that the affairs of each of REMIC I, REMIC II and REMIC III shall be conducted so as to qualify it as, a "real estate mortgage investment conduit" as defined in, and in accordance with, the REMIC Provisions, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall, to the extent permitted by applicable law, act as agent, and is hereby appointed to act as agent, of each of REMIC I, REMIC II and REMIC III and shall, on behalf of each of REMIC I, REMIC II and REMIC III, make an election to treat each of REMIC I, REMIC II and REMIC III as a REMIC on Form 1066 for its first taxable year, in accordance with the REMIC Provisions.

           (b) The REMIC I Regular Interests are hereby designated as "regular interests" in REMIC I within the meaning of Section 860G(a)(1) of the Code, and the Class R-I Certificates are hereby designated as the sole class of "residual interests" in REMIC I within the meaning of Section 860G(a)(2) of the Code. The REMIC II Regular Interests shall be designated as "regular interests" in REMIC II within the meaning of Section 860G(a)(1) of the Code, and the Class R-II Certificates are hereby designated as the sole class of "residual interests" in REMIC II within the meaning of Section 860G(a)(2) of the Code. The Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates are hereby designated as "regular interests" in REMIC III within the meaning of Section 860G(a)(1) of the Code and the Class R-III Certificates are hereby designated as the sole class of "residual interests" in REMIC III within the meaning of
Section 860G(a)(2) of the Code. The Class X Certificates represent a "specified portion" of the interest payments on the Class WAC-II Interest, within the meaning of Treasury Regulations Section 1.860G-1(a)(2) of the Code.

           (c) The Closing Date is hereby designated as the "Startup Day" of REMIC I, REMIC II and REMIC III within the meaning of Section 860G(a)(9) of the Code. The "latest possible maturity date" of the REMIC I Regular Interests, the REMIC II Regular Interests and the REMIC III Regular Certificates for purposes of Code Section 860G(a)(1) is the Rated Final Distribution Date.


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           SECTION 10.2. REMIC Compliance.

           (a) The Trustee shall cause to be prepared, signed, and timely filed with the Internal Revenue Service, on behalf of each REMIC Pool, an application for a taxpayer identification number for such REMIC Pool on Internal Revenue Service Form SS-4. The Trustee shall prepare, sign and file, or cause to be prepared and signed and filed, all required Tax Returns for each of REMIC I, REMIC II and REMIC III, using a calendar year as the taxable year for each of REMIC I, REMIC II and REMIC III, when and as required by the REMIC Provisions and other applicable federal, state or local income tax laws.

           The Trustee shall, within 30 days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title and address of the Person that the holders of the Certificates may contact for tax information relating thereto (and the Trustee shall act as the representative of each of REMIC I, REMIC II and REMIC III for this purpose), together with such additional information as may be required by such Form, and shall update such information at the time or times and in the manner required by the Code (and the Depositor agrees within 10 Business Days of the Closing Date, to provide any information reasonably requested by the Trustee and necessary to make such filing);

           (b) The Trustee shall prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and the Internal Revenue Service and applicable state and local tax authorities all information reports as and when required to be provided to them in accordance with the REMIC Provisions and applicable state and local law. If the filing or distribution of any documents of an administrative nature not addressed in Section 10.1 or Section 10.2(a) is then required by the REMIC Provisions in order to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC or is otherwise required by the Code or applicable state or local law, the Trustee shall prepare, sign and file or distribute, or cause to be prepared and signed and filed or distributed, such documents with or to such Persons when and as required by the REMIC Provisions or the Code or comparable provisions of state and local law.

           (c) The Holder of the largest Percentage Interest in the Class R-I, Class R-II or Class R-III Certificates shall be the tax matters person of REMIC I, REMIC II or REMIC III, respectively, pursuant to Treasury Regulation Section 1.860F-4(d); provided, however, that any amendment to such Regulation which requires that another Person be designated the tax matters person shall be followed from and after the effective date of such amendment. If more than one Holder should hold an equal Percentage Interest in the Class R-I, Class R-II or Class R-III Certificates larger than that held by any other Holder, the first such Holder to have acquired such Class R-I, Class R-II or Class R-III Certificates shall be such tax matters person. The Trustee shall act as attorney-in-fact and agent for the tax matters person of each of REMIC I, REMIC II and REMIC III, and each Holder of a Percentage Interest in the Class R-I, Class R-II or Class R-III Certificates, by acceptance thereof, is deemed to have consented to the Trustee's appointment in such capacity and agrees to execute any documents required to give effect thereto, and any fees and expenses incurred by the Trustee in connection with any audit or administrative or judicial proceeding shall be paid by the Trust Fund.

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           (d) The Trustee shall not intentionally take any action or intention-
ally omit to take any action if, in taking or omitting to take such action, the Trustee knows that such action or omission (as the case may be) would cause the termination of the REMIC status of REMIC I, REMIC II or REMIC III or the imposition of tax on REMIC I, REMIC II or REMIC III other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement (any of the foregoing, an "Adverse REMIC Event"). In this regard, the Trustee shall not permit the creation of any "interests" (within the meaning of Treasury Regulation Section 1.860D-1(b)(1)) in any of the REMIC Pools other than the REMIC I Regular Interests, the REMIC II Regular Interests and the interests evidenced by the Certificates. Notwithstanding any provision of this paragraph to the contrary, the Trustee shall not be required to take any action that the Trustee in good faith believes to be inconsistent with any other provision of this Agreement, nor shall the Trustee be deemed in violation of this paragraph if it takes any action expressly required or authorized by any other provision of this Agreement, and the Trustee shall have no responsibility or liability with respect to any act or omission of the Depositor or the Master Servicer or the Special Servicer which causes the Trustee to be unable to comply with any of Sections 10.1(a), 10.2(a), 10.2(b), 10.2(e) or which results in any action contemplated by the next succeeding paragraph.

           In this regard the Trustee shall (i) exercise reasonable care not to allow the occurrence of any "prohibited transactions" with the meaning of Code
Section 860F(a), unless the party seeking such action shall have delivered to the Trustee an Opinion of Counsel (at such party's expense) that such occurrence would not (A) result in a taxable gain, (B) otherwise subject REMIC I, REMIC II or REMIC III to tax (other than a tax at the highest marginal corporate tax rate on net income from foreclosure property), or (C) cause either REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC; and (ii) exercise reasonable care not to allow the Trust Fund to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC (provided, however, that the receipt of any income expressly permitted or contemplated by the terms of this Agreement shall not be deemed to violate this clause).

           None of the Master Servicer, the Special Servicer and the Depositor shall be responsible or liable (except in connection with any act or omission referred to in the two preceding sentences) for any failure by the Trustee to comply with the provisions of this Section 10.2.

           (e) The Trustee shall maintain such records relating to each of REMIC I, REMIC II and REMIC III as may be necessary to demonstrate that each REMIC has complied with the REMIC provisions and to prepare the foregoing returns, schedules, statements or information, such records, for federal income tax purposes, to be maintained on a calendar year and on an accrual basis.

           (f) The Depositor, the Special Servicer and the Master Servicer shall cooperate in a timely manner with the Trustee in supplying any information within the Depositor's, the Special Servicer's or the Master Servicer's control (other than any confidential

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information)  that is reasonably  necessary to enable the Trustee to perform its duties under this Section 10.2.

           (g) None of the Depositor, Trustee, Fiscal Agent, Special Servicer or Master Servicer shall enter into any arrangement by which the Trust Fund will receive a fee or other compensation for services other than as specifically contemplated herein.

           SECTION 10.3. Imposition of Tax on the Trust Fund.

           (a) In the event that any tax, including interest, penalties or assessments, additional amounts or additions to tax (collectively "Taxes"), is imposed on REMIC I, REMIC II or REMIC III, such tax shall be charged against amounts otherwise distributable to the Holders of the Certificates; provided, that any taxes imposed on any net income from foreclosure property pursuant to Code Section 860G(d) or any similar tax imposed by a state or local jurisdiction shall instead be treated as an expense of the related REO Property in determining Net REO Proceeds with respect to such REO Property (and until such Taxes are paid, the Master Servicer from time to time shall withdraw from the Collection Account amounts reasonably determined by the Special Servicer to be necessary to pay such Taxes, which the Master Servicer shall maintain in a separate, non-interest-bearing account, and the Master Servicer shall deposit in the Collection Account the excess determined by the Master Servicer from time to time of the amount in such account over the amount necessary to pay such Taxes) and shall be paid therefrom. Except as provided in the preceding sentence, the Trustee is hereby authorized to and shall retain or cause to be retained from Available Funds sufficient funds to pay or provide for the payment of, and to actually pay, such Taxes as are legally owed by REMIC I, REMIC II and REMIC III (but such authorization shall not prevent the Trustee from contesting, at the expense of the Trust Fund, any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings).

           (b) The Trustee is hereby authorized to and shall segregate or cause to be segregated, in a separate non-interest bearing account, (i) the net income from any "prohibited transaction" under Code Section 860F(a) or (ii) the amount of any contribution to REMIC I, REMIC II or REMIC III after the Startup Day that is subject to tax under Code Section 860G(d) and use such income or amount, to the extent necessary, to pay such tax, such amounts to be segregated from the Collection Account with respect to any such net income of or contribution to REMIC I and REMIC II and from the Distribution Account with respect to any such net income of or contribution to REMIC III (and return the balance thereof, if any, to the Collection Account or the Distribution Account, as the case may be).

           (c) The Holders of the Class R-I, Class R-II and Class R-III Certi-ficates shall pay when due their pro rata share of any and all taxes, interest, penalties or assessments, additional payments or additions to tax imposed on REMIC I, REMIC II or REMIC III, as applicable, or their respective assets or transactions, including, without limitation, "prohibited transaction" taxes, as defined in Section 860F of the Code, any tax on contributions imposed by Section 860G(d) of the Code, and any tax on "net income from foreclosure property" as defined in Section 860(G)(c) of the Code. To the extent that any such Taxes are not paid by the Class R-I, Class R-II or Class R-III Certificateholders, respectively, and such Taxes are paid to the

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Internal  Revenue  Service or any state or local taxing  authority,  the Trustee shall retain an equal amount from future amounts otherwise distributable to the Holders of the Class R-I, Class R-II or Class R-III Certificates, as the case may be, and shall distribute such retained amounts to the Holders of REMIC I Regular Interests, REMIC II Regular Interests or REMIC III Regular Certificates, as applicable, until they are fully reimbursed and then to the Holders of the Class R-I, Class R-II or Class R-III Certificates, as applicable. None of the Master Servicer, the Special Servicer and the Trustee shall be responsible for any Taxes imposed on REMIC I, REMIC II or REMIC III, in any case, except to the extent such Taxes are attributable to a breach of a representation or warranty of the Master Servicer or the Special Servicer or an act or omission of the Master Servicer, the Special Servicer or the Trustee in contravention of this Agreement, unless the Master Servicer, Special Servicer or Trustee would be entitled to indemnification under Section 6.3 in the case of the Master Servicer or Special Servicer or Section 8.5, in the case of the Trustee. Notwithstanding anything in this Agreement to the contrary, in each such case, the Master Servicer and the Special Servicer shall not be responsible for the Trustee's breaches, acts or omissions, and the Trustee shall not be responsible for the breaches, acts or omissions of the Master Servicer or the Special Servicer.

           SECTION 10.4. Prohibited Transactions and Activities.

           (a) Following the Start-up Day, the Trustee shall not, except as expressly required by any provision of this Agreement, accept any contribution of assets to the Trust Fund unless the Trustee shall have received an Opinion of Counsel (the costs of obtaining such opinion to be borne by the Person requesting such contribution) to the effect that the inclusion of such assets in the Trust Fund will not cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject REMIC I, REMIC II or REMIC III to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

           SECTION 10.5. Grantor Trust Provisions.

           There is hereby established a trust which shall be part of the Trust Fund and which shall hold the Contingent Interest, the Grantor Trust Collection Account and the Grantor Trust Distribution Account (the "Grantor Trust Assets"), which assets shall be excluded from REMIC I, REMIC II and REMIC III. The Class A-1, Class X and Class V Certificates represent undivided beneficial interests in specified portions of the Grantor Trust Assets, entitled to the distributions set forth in Section 4.7 hereof, and such Certificates in the aggregate represent beneficial ownership of 100% of the Grantor Trust Assets. The Trustee shall treat such assets as a grantor trust under Subpart E of Part 1 of Subchapter J of the Code, shall account for such assets separately from any other Trust Fund assets and shall perform all tax reporting obligations with respect to the Grantor Trust.



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                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

           SECTION 11.1. Counterparts.

           This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

           SECTION 11.2. Limitation on Rights of Certificateholders.

           The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

           No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

           No Certificateholder shall have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or the Mortgage Loans, unless, with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates representing a majority of the aggregate Voting Rights allocated to each affected Class of Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Certificates of such Class. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          SECTION 11.3.  Governing Law.

           THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

           SECTION 11.4. Notices.

           All demands, notices and communications hereunder shall be in writing, shall be deemed to have been given upon receipt (or, in the case of notice by telecopy, upon confirmation of receipt) as follows:

           If to the Trustee or the Fiscal Agent, to:

                LaSalle National Bank
                135 South LaSalle Street, Suite 1625
                Chicago, IL 60674-4107
                Attention:  Asset-Backed Securities Trust
                Services Group - Commercial Mortgage
                Acceptance Corp. Commercial Mortgage
                Pass-Through Certificates, Series 1998-C1

           If to the Depositor, to:

                Commercial Mortgage Acceptance Corp.
                210 West 10th Street
                6th Floor
                Kansas City, Missouri 64105
                Attention:  President
                Telecopy No.:  (816) 435-2326

           With copies to:

                Morrison & Hecker L.L.P.
                2600 Grand Avenue
                Kansas City, Missouri 64108-4606
                Attention: William A. Hirsch, Esq.
                Telecopy No.: (816) 474-4208

           If to the Master Servicer or the Special Servicer, to:

                Midland Loan Services, Inc.
                210 West 10th Street
                6th Floor
                Kansas City, Missouri 64105
                Attention: President
                Telecopy No.:  (816) 435-2326

           With copies to:

                Morrison & Hecker L.L.P.
                2600 Grand Avenue
                Kansas City, Missouri 64108-4606
                Attention: William A. Hirsch, Esq.
                Telecopy No.: (816) 474-4208

           If to the Seller (for the PNC Loans), to:

                PNC Bank, National Association
                One PNC Plaza, 249 Fifth Avenue
                Pittsburgh, PA 15265
                Attn: Douglas Danforth
                Telecopy No.: (412) 705-1645

           If to the Seller (for the RFC Loans), to:

                Residential Funding Corporation
                8400 Normandale Lake Blvd., Suite 600
                Minneapolis, MN 55437
                Attn: Robert Conway
                Telecopy No.: (612) 806-6877

           If to the Seller (for the MSMC Loans), to:

                Morgan Stanley Mortgage Capital Inc.
                1585 Broadway
                New York, NY  10036
                Attn: Andrew Berman
                Telecopy No.: (212) 761-0509

           If to the Seller (for the Midland Loans) to:

                Midland Loan Services, Inc.
                210 West 10th Street
                Kansas City, Missouri 64105
                Attention: President
                Telecopy No.:  (816) 435-2326

           With copies to:

                Morrison & Hecker L.L.P.
                2600 Grand Avenue
                Kansas City, Missouri 64108-4606
                Attention: William A. Hirsch, Esq.
                Telecopy No.: (816) 474-4208

           If to any Certificateholder, to:

                the address set forth in the
                Certificate Register,

or, in the case of the parties to this Agreement, to such other address as such party shall specify by written notice to the other parties hereto.

           SECTION 11.5. Severability of Provisions.

           If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then, to the extent permitted by applicable law, such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

          SECTION 11.6. Notice to the Depositor, the Operating Adviser and Each Rating Agency.

           (a) The Trustee shall use its best efforts to promptly provide written notice to the Depositor, the Operating Adviser and each Rating Agency with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

               (i)  any material change or amendment to this Agreement;

               (ii) the occurrence of any Event of Default that has not been cured;

               (iii) the merger, consolidation, resignation or termination of the Master Servicer, Special Servicer, Trustee or Fiscal Agent;

               (iv) the repurchase or substitution of Mortgage Loans pursuant to Section 2.3;

               (v) the final payment to any Class of Certificateholders;

               (vi) each  report to Certificateholders described in Section 4.4;

           (b) The Master Servicer and the Special Servicer shall promptly furnish to the Operating Adviser and each Rating Agency copies of the following:

               (i) each of its annual statements as to compliance described in Section 3.14;

               (ii) each of its annual independent public accountants' servicing reports described in Section 3.15.

               (iii) annual reports of each Borrower with respect to the net operating income and occupancy rates required to be delivered by the related Mortgage and actually received by the Master Servicer or the Special Servicer, if applicable, pursuant thereto to the extent consistent with applicable law and the related Mortgage Loan Documents.

           (c) The Special Servicer, shall furnish the Operating Adviser and each Rating Agency with such information with respect to any Specially Serviced Mortgage Loan as the Operating Adviser or such Rating Agency shall request and which the Special Servicer can obtain to the extent consistent with applicable law and the related Mortgage Loan Documents.

           (d)  Notices to each Rating Agency shall be addressed as follows:

                Moody's Investors Service, Inc.
                99 Church Street
                New York, New York 10007
                Attention:  Commercial MBS Monitoring Department

                Standard & Poor's Ratings Services
                25 Broadway
                New York, New York 10004
                Attention:  Commercial Mortgage Surveillance Manager

or in each case to such other address as any Rating Agency shall specify by written notice to the parties hereto.

           SECTION 11.7. Amendment.

           This Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity,
(ii) to correct or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or in the Prospectus Supplement (or in the Prospectus referenced in the Prospectus Supplement), (iii) to amend any provision hereof to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of REMIC III Regular Certificates by each Rating Agency, or (iv) to make any other provisions with respect to matters or questions arising under this Agreement which (x) shall not be inconsistent with the provisions of this Agreement, (y) shall not result in the downgrading, withdrawal or qualification of the rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing (the cost, if any, of obtaining such confirmation shall be paid by the Person requesting such amendment unless such amendment is in the best interest of the Trust Fund in which case it will be paid by the Trust
Fund), and (z) shall not adversely affect in any material respect the interests of any Certificateholder.

           This Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of REMIC III Regular Certificates representing not less than 51% of the aggregate Voting Rights allocated to all Classes of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                    (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of each affected Certificateholder;

                    (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under this Agreement, without the consent of the Holders of all Certificates then outstanding; or

                    (iii) alter the obligations of the Master Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Servicing Advance without the consent of the Holders of all Certificates representing all of the Voting Rights of the Class or Classes affected thereby.

           Further, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend this Agreement or any Custodial Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMICs as three separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

           In the event that neither the Depositor nor the successor thereto, if any, is in existence, any amendment under this Section 11.7 shall be effective with the consent in writing of the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, and, to the extent required by this Section, the Certificateholders and each Rating Agency.

           Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.7, Certificates registered in the name of the Depositor, the Master Servicer, the Special Servicer or any of their respective Affiliates shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates.

           Promptly after the execution of any amendment, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder, the Operating Adviser and each Rating Agency (with a copy of such amendment to each Rating Agency).

           It shall not be necessary for the consent of Certificateholders under this Section 11.7 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The method of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe; provided, however , that such method shall always be by affirmation and in writing.

           Notwithstanding any contrary provision of this Agreement, no amendment shall be made to this Agreement or any Custodial Agreement unless the Master Servicer and the Trustee shall have received an Opinion of Counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee for any purpose described in clause (i) or (ii) of the first sentence of this Section, then at the expense of the Trust Fund), to the effect that such amendment will not cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on the Trust Fund under the REMIC Provisions (other than a tax at the highest marginal corporate tax rate on net income from foreclosure property) or cause the Grantor Trust to fail to be treated as such for federal income tax purposes.

           Prior to the execution of any amendment to this Agreement or any Custodial Agreement, the Trustee, the Fiscal Agent, the Special Servicer and the Master Servicer shall be entitled to receive and rely conclusively upon an Opinion of Counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee for any purpose described in clause (i), (ii) or (iv) (which do not modify or otherwise relate solely to the obligations, duties or rights of the Trustee) of the first sentence of this Section, then at the expense of the Trust Fund) stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement.

           SECTION 11.8. Confirmation of Intent.

           It is the express intent of the parties hereto that the conveyance of the Trust Fund (including the Mortgage Loans) by the Depositor to the Trustee on behalf of Certificateholders as contemplated by this Agreement and the sale by the Depositor of the Certificates be, and be treated for all purposes as, a sale by the Depositor of the undivided portion of the beneficial interest in the Trust Fund represented by the Certificates. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Trust Fund by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of the parties, the Trust Fund is held to continue to be property of the Depositor then (a) this Agreement shall also be deemed to be a security agreement under applicable law; (b) the transfer of the Trust Fund provided for herein shall be deemed to be a grant by the Depositor to the Trustee on behalf of Certificateholders of a first priority security interest in all of the Depositor's right, title and interest in and to the Trust Fund and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, without limitation, all amounts from time to time held or invested in the Collection Account, the REO Accounts, the Reserve Accounts, the Grantor Trust Collection Account, the Grantor Trust Distribution Account and the Distribution Account, whether in the form of cash, instruments, securities or other property; (c) the possession by the Trustee (or the Custodian or any other agent on its behalf) of Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the Missouri and Illinois Uniform Commercial Codes; and (d) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Trustee pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created hereby. The Depositor shall, and upon the request of the Master Servicer, the Trustee shall, to the extent consistent with this Agreement (and at the expense of the Trust
Fund), take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. It is the intent of the parties that such a security interest would be effective whether any of the Certificates are sold, pledged or assigned.


                     [SIGNATURE PAGE FOLLOWS]

           IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent have caused their names to be signed to this Pooling and Servicing Agreement by their respective officers thereunto duly authorized as of the day and year first above written.


                               COMMERCIAL MORTGAGE ACCEPTANCE
                               CORP., as Depositor


                               By:  /s/ Clarence A. Krantz
                                   -----------------------------------
                                    Name:    Clarence A. Krantz
                                    Title:   Executive Vice President


                               MIDLAND LOAN SERVICES, INC.,
                               as  Master   Servicer   and  Special
                               Servicer


                               By: /s/ Leon E. Bergman
                                   -----------------------------------
                                    Name:    Leon E. Bergman
                                    Title:   Executive Vice President


                               LASALLE NATIONAL BANK, as Trustee


                               By:  /s/ Russell M. Goldenberg
                                   -----------------------------------
                                    Name:    Russell M. Goldenberg
                                    Title:   Senior Vice President


                               ABN AMRO BANK N.V., as Fiscal Agent


                               By:  /s/ Robert C. Smolka
                                   -----------------------------------
                                    Name:    Robert C. Smolka
                                    Title:   Group Vice President


                               By:  /s/ Mary C. Casey
                                   -----------------------------------
                                    Name:    Mary C. Casey
                                    Title:   Vice President